                           Prospectus supplement dated December 18, 2007 (to prospectus dated April 9, 2007)

                                                              $4,876,946
                                                      RALI Series 2006-QS18 Trust
                                                            Issuing Entity

                                                   Residential Accredit Loans, Inc.
                                                               Depositor

                                                   Residential Funding Company, LLC
                                                      Master Servicer and Sponsor

                                   Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS18

The trust holds a pool of one- to four-family residential first lien mortgage loans divided into three loan groups.

The trust issued the Class I-A-P,  Class II-A-P and Class III-A-P  Certificates  that are offered under this  prospectus  supplement on
December 28, 2006, as more fully described in the table on pages S-8 and S-9 of this prospectus supplement.

Credit enhancement for these certificates will be provided by classes of subordinated certificates which are not offered hereby.

Purchasers of the offered  certificates will receive  distributions on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning January 25, 2008.

You should consider carefully the risk factors beginning on page S-20 in this prospectus supplement.

Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved or  disapproved  of the offered certificates  or determined  that this  prospectus  supplement or the  prospectus is accurate or complete.  Any  representation  to the contrary is a criminal offense.

The Attorney  General of the State of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.

The  certificates  represent  interests only in the trust, as the issuing entity,  and do not represent  interests in or obligations of
Residential Accredit Loans, Inc., as the depositor, Residential Funding Company, LLC, as the sponsor, or any of their affiliates.

UBS  Securities LLC will purchase the Class I-A-P,  Class II-A-P and Class III-A-P  Certificates  from the depositor.  The Class I-A-P,
Class II-A-P and Class III-A-P  Certificates  are offered by the issuing entity  through UBS  Securities LLC to prospective  purchasers from time to time in  negotiated  transactions  at  varying  prices  to be  determined  at the time of sale.  The net  proceeds  to the depositor from the sale of the offered  certificates  will be approximately  67.70% of the aggregate  certificate  principal balance of the offered certificates, before deducting expenses.

                                                          UBS Investment Bank

                                                              Underwriter

                                         Important notice about information presented in this
                                               prospectus supplement and the prospectus

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o    this prospectus supplement, which describes the specific terms of your series of certificates.

     The depositor's principal offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,  Minnesota 55437 and its
telephone number is (952) 857-7000.

                                                        European Economic Area

     In relation to each Member State of the European  Economic Area which has implemented the Prospectus  Directive,  each referred to in this  prospectus  supplement as a Relevant  Member  State,  the  underwriter  has  represented  and agreed that with effect from and including the date on which the  Prospectus  Directive is  implemented in that Relevant  Member State,  referred to in this  prospectus supplement  as the  Relevant  Implementation  Date,  it has not made and will not make an offer of  certificates  to the public in that
Relevant  Member  State  prior to the  publication  of a  prospectus  in relation to the  certificates  which has been  approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the  Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorised  or  regulated  to operate in the  financial  markets  or, if not so  authorised  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than €43,000,000;  and (3) an annual net turnover of more than  €50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

     For the purposes of the  preceding  paragraph (i) "offer of  certificates  to the public" in relation to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that Member State by any measure implementing the Prospectus  Directive in that Member State and (ii) "Prospectus  Directive"
means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            United Kingdom

The underwriter has represented and agreed that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the  Financial  Services and Markets Act,
         referred to in this  prospectus  supplement as FSMA) received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                     TABLE OF CONTENTS

         Risks Relating to Primary Mortgage

         Special Yield and Prepayment

         Primary Mortgage Insurance and Standard

         Principal Distributions on the Senior

         Mortgage Loans with Interest Only Periods.S-72

         Principal Only Certificate Yield

         Servicing and Other Compensation and

                                                                SUMMARY

     The  following  summary  provides a brief  description  of  material  aspects of this  offering,  and does not  contain all of the information that you should consider in making your investment  decision.  To understand all of the terms of the offered  certificates, you should read carefully this entire document and the prospectus.

Issuing entity.............................     RALI Series 2006-QS18 Trust.

Title of securities........................     Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS18.

Depositor..................................     Residential   Accredit  Loans,  Inc.,  an  affiliate  of  Residential
                                                Funding Company, LLC.

Master servicer and sponsor................     Residential Funding Company, LLC.

Subservicers...............................     GMAC  Mortgage,  LLC, an affiliate of  Residential  Funding  Company,
                                                LLC,  will  subservice   approximately  50.5%,  67.2%  and  56.6%  by
                                                principal balance of the group I loans,  group II loans and group III loans, respectively,  as of the reference date.

                                                National  City  Mortgage  Co. will  subservice  approximately  17.6%,
                                                12.6% and 13.9% by principal  balance of the group I loans,  group II loans and group III loans, respectively, as of the reference date.

                                                SunTrust  Mortgage,  Inc.  will  subservice  approximately  16.3%  by principal balance of the group I loans as of the reference date.

                                                Wachovia  Mortgage  Corp.  will  subservice  approximately  11.9%  by principal balance of the group III loans as of the reference date.

Trustee....................................     Deutsche Bank Trust Company Americas.

Yield Maintenance Agreement
   Provider................................     Bank of America, N.A.

Originators................................     Approximately  29.6%,  4.6%, 17.6% and 16.3%, by principal balance of the  group  I loans  as of the  reference  date  were  originated  by
                                                Homecomings Financial,  LLC, a wholly-owned subsidiary of Residential
                                                Funding Company, LLC, GMAC Mortgage,  LLC, National City Mortgage and
                                                SunTrust Mortgage, Inc., respectively.

                                                Approximately  42.9%,  3.5% and 12.6%,  by  principal  balance of the
                                                group  II  loans  as  of  the  reference  date  were   originated  by
                                                Homecomings  Financial,  LLC,  GMAC  Mortgage,  LLC and National City
                                                Mortgage, respectively.

                                                Approximately  25.7%,  1.0%, 13.9% and 13.5% by principal  balance of the group  III loans as of the  reference  date  were  originated  by
                                                Homecomings  Financial,   LLC,  GMAC  Mortgage,  LLC,  National  City
                                                Mortgage and Wachovia Mortgage Corp., respectively.

Mortgage pool..............................     4,642 fixed rate mortgage loans with an aggregate  principal  balance of approximately  $1,010,107,121 as of the reference date, secured by first liens on one- to four-family residential properties.

Reference date.............................     November 1, 2007.

Cut-off date...............................     December 1, 2006.

Closing date...............................     On or about December 20, 2007.

Issuance date..............................     December 28, 2006.

Distribution dates.........................     The 25th of each month or, if the 25th is not a business  day, on the next  business  day.  Purchasers  of the  offered  certificates  will receive  distributions  commencing January 25, 2008. Investors should note  that  the  December  26,  2007  distributions  on  the  offered certificates  will be made to the  holders  of record on the close of business on November 30, 2007,  which will not include any  investors in the offered  certificates  on or after the closing date,  and that the corresponding  certificate  principal balance referred to in this
                                                prospectus   supplement   will  be  reduced   to  reflect   any  such
                                                distributions.

Assumed final distribution date............     With  respect  to the  Class  I-A-P  Certificates  and  Class  II-A-P
                                                Certificates,  January 25, 2037.  With  respect to the Class  III-A-P
                                                Certificates,  December 25, 2021. The actual final  distribution date could be substantially earlier.

                                                See "Certain Yield and Prepayment  Considerations" in this prospectus supplement.

Form of the offered certificates...........     Book-entry.

                                                See  "Description  of the  Certificates-General"  in this  prospectus supplement.
Minimum denominations of the offered
certificates...............................     $25,000.

Legal investment...........................     The Class I-A-P, Class II-A-P and Class III-A-P  Certificates will be
                                                "mortgage related  securities" for purposes of the Secondary Mortgage
                                                Market  Enhancement  Act of 1984, or SMMEA, so long as they are rated in at least the second highest  rating  category by one of the rating agencies.

                                                See  "Legal  Investment"  in this  prospectus  supplement  and "Legal
                                                Investment Matters" in the prospectus.
ERISA Considerations.......................     Subject  to  the   considerations   described   in  this   prospectus
                                                supplement,   the  Class  I-A-P,   Class  II-A-P  and  Class  III-A-P
                                                Certificates  are expected to be considered  eligible for purchase by persons  investing  assets of employee  benefit  plans or  individual retirement accounts.

                                                See "ERISA  Considerations"  in this  prospectus  supplement  and the prospectus.

                                                Offered Certificates
_____________________________________________________________________________________________________________________
                          Certificate
                           Principal
                     Balance After Giving
                           Effect to                          Rating as of
                     Distributions on the                  December 18, 2007
                       November 26, 2007   Pass-Through     (Fitch/Moody's/
      Class            Distribution Date        Rate             S&P)(1)                     Designation
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-P                 $  188,470 (2)     0.00%          AAA/Aaa/AAA              Senior/Principal Only
_____________________________________________________________________________________________________________________
       II-A-P                $4,358,198 (2)     0.00%          AAA/Aaa/AAA              Senior/Principal Only
_____________________________________________________________________________________________________________________
      III-A-P                $  330,277 (2)     0.00%           AAA/NA/AAA              Senior/Principal Only
_____________________________________________________________________________________________________________________
Total offered                $4,876,946
certificates:
_____________________________________________________________________________________________________________________
                                             Non-Offered Certificates(3)
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-1                 $  88,758,162   Adjustable       AAA/Aaa/AAA                  Senior/Super
                                                Rate                              Senior/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       I-A-2                 $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       I-A-3                 $  98,548,490     6.25%          AAA/Aaa/AAA         Senior/Super Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-4                 $ 19,472,600      6.25%          AAA/Aaa/AAA        Senior/Super Senior/Lockout/Fixed
                                                                                               Rate
_____________________________________________________________________________________________________________________
       I-A-5                 $ 14,476,400      6.25%          AAA/Aa1/AAA       Senior/Senior Support/Lockout/Fixed
                                                                                               Rate
_____________________________________________________________________________________________________________________
       I-A-6                 $  47,952,166     6.00%          AAA/Aaa/AAA                Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-7                 $           0     6.50%          AAA/Aaa/AAA         Senior/Interest Only/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-1                $ 493,877,955   Adjustable       AAA/Aaa/AAA                  Senior/Super
                                                Rate                              Senior/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-2                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-3                $   2,951,857     0.00%          AAA/Aaa/AAA        Senior/Principal Only/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-4                $  35,806,191   Adjustable       AAA/Aa1/AAA                  Senior/Senior
                                                Rate                              Support/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-5                $  41,326,005   Adjustable       AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
                                                Rate
_____________________________________________________________________________________________________________________
       II-A-6                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
      III-A-1                $  65,480,912     5.75%           AAA/NA/AAA         Senior/Super Senior/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-2                $   5,108,317     5.75%           AAA/NA/AAA        Senior/Senior Support/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-3                $  17,487,948     5.75%           AAA/NA/AAA         Senior/Super Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-V                 $           0 Variable Rate      AAA/Aaa/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
       II-A-V                $           0 Variable Rate      AAA/Aaa/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
      III-A-V                $           0 Variable Rate       AAA/NA/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
Total Class A                $ 936,123,953
Senior Certificates:
_____________________________________________________________________________________________________________________
Class R Senior
Certificates:
_____________________________________________________________________________________________________________________
        R-I                  $           0     6.25%          AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
        R-II                 $           0     5.75%           AAA/NA/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
       R-III                 $           0     5.75%           AAA/NA/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
        R-IV                 $           0     5.75%           AAA/NA/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
Total senior                 $ 936,123,953
certificates:
_____________________________________________________________________________________________________________________
Class M
Certificates:
_____________________________________________________________________________________________________________________
       I-M-1                 $  37,502,870 Variable Rate        AA/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
       I-M-2                 $  13,393,555 Variable Rate        A/NA/NA                Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
       I-M-3                 $  10,179,146 Variable Rate       BBB/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
       II-M-1                $   1,802,303     5.75%            AA/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
       II-M-2                $     400,479     5.75%            A/NA/NA                Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
       II-M-3                $     300,287     5.75%           BBB/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
Total Class M                $  63,578,643
Certificates:
_____________________________________________________________________________________________________________________
Class B
Certificates:
_____________________________________________________________________________________________________________________
       I-B-1                 $   6,428,918 Variable Rate        BB/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
       I-B-2                 $   4,821,664 Variable Rate   B (Rating Outlook          Subordinate/Fixed Rate
                                                          Negative) (4)/NA/NA
_____________________________________________________________________________________________________________________
       I-B-3                 $   4,776,964 Variable Rate        NA/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
       II-B-1                $     200,191     5.75%            BB/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
       II-B-2                $     150,239     5.75%            B/NA/NA               Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
       II-B-3                $     150,164     5.75%            NA/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
Total Class B                $  16,528,143
Certificates:
_____________________________________________________________________________________________________________________
Total offered and            $1,016,230,740
non-offered
certificates:
_____________________________________________________________________________________________________________________

(1) See "Ratings" in the prospectus supplement.
(2) The certificate principal balance of the Class I-A-P, Class II-A-P and Class III-A-P Certificates will be reduced by distributions on the December 2007 distribution date.
(3) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.
(4) The Rating Outlook Negative status indicates that the rating is likely to move in a negative direction over a one to two-year period.

Other Information:

The  aggregate  certificate  principal  balance of the offered and  non-offered  certificates  shown above may not equal the sum of the certificate  principal  balances of those certificates as listed above due to rounding.  Only the offered  certificates are offered for sale  pursuant  to this  prospectus  supplement  and the  related  prospectus.  The  non-offered  senior  certificates  and the Class M
Certificates  have  previously  been  offered  for sale  pursuant  to a  prospectus  supplement  and  related  prospectus.  The Class B
Certificates have been sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Class I-A-P, Class II-A-P and Class III-A-P Certificates:

The Class I-A-P  Certificates  will be entitled to receive the related  discount  fraction of the  principal  portion of the  scheduled monthly  payments and unscheduled  collections on each discount  mortgage loan in loan group I, subject to available  funds. A discount mortgage  loan with respect to the mortgage  loans in loan group I is any  mortgage  loan with a net mortgage  rate less than 6.25% per annum.  The net mortgage rate of any mortgage  loan is equal to the mortgage rate minus the rate per annum at which the related  master servicing and subservicing fees accrue.

With respect to each discount mortgage loan in loan group I, the discount fraction is a fraction, expressed as a percentage, the numerator of which is 6.25% per annum minus the net mortgage rate for such discount mortgage loan and the denominator of which is
6.25% per annum.

The Class II-A-P  Certificates  will be entitled to receive the related  discount  fraction of the  principal  portion of the scheduled monthly  payments and unscheduled  collections on each discount  mortgage loan in loan group II, subject to available funds. A discount mortgage  loan with respect to the mortgage  loans in loan group II is any mortgage  loan with a net mortgage  rate less than 7.00% per annum.  The net mortgage rate of any mortgage  loan is equal to the mortgage rate minus the rate per annum at which the related  master servicing and subservicing fees accrue.

With respect to each discount mortgage loan in loan group II, the discount fraction is a fraction, expressed as a percentage, the numerator of which is 7.00% per annum minus the net mortgage rate for such discount mortgage loan and the denominator of which is
7.00% per annum.

The Class III-A-P  Certificates  will be entitled to receive the related  discount  fraction of the principal  portion of the scheduled monthly  payments  and  unscheduled  collections  on each  discount  mortgage  loan in loan group III,  subject to available  funds.  A discount  mortgage  loan with respect to the mortgage  loans in loan group III is any mortgage  loan with a net mortgage rate less than
5.75% per  annum.  The net  mortgage  rate of any  mortgage  loan is equal to the  mortgage  rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

With respect to each discount mortgage loan in loan group III, the discount fraction is a fraction, expressed as a percentage, the numerator of which is 5.75% per annum minus the net mortgage rate for such discount mortgage loan and the denominator of which is
5.75% per annum.

                                                      TRANSFER OF MORTGAGE LOANS

     The diagram below  illustrates  the sequence of transfers of the mortgage  loans that are included in the mortgage  pool.  Various mortgage loan sellers sold the mortgage  loans to  Residential  Funding  Company,  LLC, as sponsor,  on or prior to the issuance  date.
Residential  Funding  Company,  LLC sold the mortgage  loans to Residential  Accredit  Loans,  Inc., as the depositor,  on the issuance date.  The  depositor  then  transferred  the mortgage  loans to the trustee,  on behalf of the trust that is the issuing  entity.  The trustee  accordingly owns the mortgage loans for the benefit of the holders of the certificates.  See "Pooling and Servicing  Agreement
- The  Trustee" in this  prospectus  supplement  and "The  Pooling and  Servicing  Agreement - The  Trustee" in the  prospectus.  For a description of the affiliations among various  transaction  parties,  see "Affiliations  Among Transaction  Parties" in this prospectus supplement.

The Trust

The  depositor  has  established  a trust with respect to the Series  2006-QS18  Certificates  under a series  supplement,  dated as of
December 1, 2006, to the standard terms of pooling and servicing  agreement,  dated as of December 1, 2006,  among the  depositor,  the master  servicer  and the  trustee.  On the  issuance  date,  the  depositor  deposited  the pool of mortgage  loans  described in this prospectus  supplement  into the trust which was divided into three groups that have the  characteristics  described in this prospectus supplement.  Each  certificate  represents  a partial  ownership  interest in the trust.  The trust also  includes a yield  maintenance agreement provided by Bank of America, N.A. with respect to the Class I-A-1 Certificates.

The Mortgage Pool

The mortgage loans deposited into the trust have the following  characteristics  as of the reference date, after deducting payments due during the month of the reference date:

The mortgage loans  deposited  into the trust are divided into three loan groups.  Loan group I and loan group II consist of fixed rate mortgage  loans with terms to maturity of generally not more than 30 years.  Loan group III consists of fixed rate mortgage  loans with terms to maturity of generally not more than 15 years.

The group I loans have the following  characteristics  as of the reference date,  after deducting  payments due during the month of the reference date:

LOAN GROUP I
                      Range        Weighted Average
                   ____________________________________
Principal           $24,887 to         $265,287*
balance             $1,482,543
Mortgage rate    5.875% to 7.875%       6.9776%
Remaining term
to stated
maturity
(months)            166 to 349            347
*Indicates average principal balance

The following tables describe certain characteristics of the group I loans included in the trust as of the reference date:

                                                   Percent
                         Number of                    of
                          Group I     Principal    Group I
  Loan Purpose             Loans       Balance       Loans
  _____________________________________________________________
  Purchase............      586        $143,870,269    49.35%
  Rate/Term Refinance.      229          58,706,530    20.14
  Equity Refinance....      284          88,973,711    30.52

    Total.............     1,099       $291,550,510   100.00%

                       Number of                 Percent of
                       Group I      Principal     Group I
  Loan Documentation     Loans       Balance        Loans
  _____________________________________________________________
  Full/Alternate
  Documentation......      259        $68,359,805     23.45%
  Reduced
  Documentation......      600        162,683,583     55.80
  No Stated Income...      141         37,466,940    12.85
  No Income/No Asset
  Verification.......       99         23,040,181      7.90

    Total............    1,099       $291,550,510    100.00%

                    Number of
                     Group I     Principal    Percent of
Occupancy             Loans       Balance    Group I Loans
_______________________________________________________________
Primary Residence.       770      $226,688,003   77.75%
Second/Vacation...        50        15,244,544    5.23

Non Owner-occupied       279        49,617,963   17.02

Total.............     1,099      $291,550,510  100.00%

The group II loans have the following  characteristics  as of the reference date, after deducting  payments due during the month of the reference date:

LOAN GROUP II

                      Range        Weighted Average
                 ________________________________________
Principal           $24,684 to         $205,205*
balance             $1,254,489

Mortgage rate    7.000% to 9.375%       7.4400%

Remaining
stated term to
maturity
(months)            166 to 350            347
*Indicates average principal balance

The following tables describe certain characteristics of the group II loans included in the trust as of the reference date:

                                                   Percent
                         Number of                    of
                         Group II     Principal    Group
  Loan Purpose             Loans       Balance     II Loans
  ____________________________________________________________
  Purchase............     1,720       $334,881,662   53.40%

  Rate/Term Refinance.       531        110,516,533   17.62

  Equity Refinance....       805        181,709,054   28.98
                           3,056       $627,107,250  100.00%
    Total.............

                       Number of                 Percent of
                       Group II     Principal     Group II
  Loan Documentation     Loans       Balance        Loans
  _____________________________________________________________
  Full/Alternate
  Documentation......   887       $147,015,408      23.44%
  Reduced
  Documentation......   1,310      297,179,797      47.39
  No Stated Income...   416         97,546,390      15.55
  No Income/No Asset
  Verification.......   443         85,365,655      13.61
                        3,056     $627,107,250     100.00%
    Total............

                    Number of                 Percent of
                     Group II    Principal     Group II
Occupancy             Loans       Balance        Loans
____________________________________________________________
Primary Residence.    2,013       $472,017,378    75.27%
Second/Vacation...      145         34,911,124     5.57
Non Owner-occupied      898        120,178,749    19.16
                      3,056       $627,107,250    100.00%
Total.............

The group III loans have the following  characteristics  as of the reference date, after deducting payments due during the month of the reference date:

LOAN GROUP III

                      Range        Weighted Average
                  _______________________________________
Principal           $14,562 to         $187,781*
balance             $1,356,414

Mortgage rate    5.375% to 8.250%       6.6064%

Remaining
stated term to
maturity
(months)            101 to 169            164
*Indicates average principal balance

The following tables describe certain characteristics of the group III loans included in the trust as of the reference date:

                         Number of               Percent of
                         Group III   Principal   Group III
  Loan Purpose             Loans      Balance      Loans
  _____________________________________________________________
  Purchase............       129       $22,468,061     24.57%
                                                       20.05
  Rate/Term Refinance.       104        18,338,143
                                                       55.38
  Equity Refinance....       254        50,643,156
                             487       $91,449,361    100.00%
    Total.............

                       Number of                 Percent of
                       Group III    Principal    Group III
  Loan Documentation     Loans       Balance        Loans
  _____________________________________________________________
  Full/Alternate
  Documentation......       96       $20,616,337      22.54%
  Reduced
  Documentation......      201        42,379,421      46.34
  No Stated Income...       52         8,875,708       9.71
  No Income/No Asset
  Verification.......      138        19,577,895      21.41
                           487       $91,449,361     100.00%
    Total............

                    Number of                 Percent of
                    Group III    Principal    Group III
Occupancy             Loans       Balance        Loans
____________________________________________________________
Primary Residence.     349         $69,763,805  76.29%
Second/Vacation...      27           7,450,298   8.15
Non Owner-occupied     111          14,235,257  15.57
                       487       $91,449,361    100.00%
Total.............

The mortgage  loans in loan group I and loan group II have the following  characteristics  as of the reference  date,  after  deducting payments due during the month of the reference date:

COMBINED GROUP I LOANS
 AND GROUP II LOANS

                          Range        Weighted Average
                      ______________________________________
Principal balance       $24,684 to         $221,097*
                        $1,482,543
Mortgage rate        5.875% to 9.375%       7.2932%

Remaining stated
term to maturity
(months)                166 to 350            347
*Indicates average principal balance

The following  tables  describe  certain  characteristics  of the combined group I loans and group II loans included in the trust as of the reference date:

                     Number of                 Percent of
                      Group I                  Group I and
                     and Group   Principal      Group II
Loan Purpose         II Loans      Balance        Loans
____________________________________________________________
Purchase..........     2,306     $478,751,931     52.11%
Rate/Term
Refinance.........       760     169,223,063      18.42

Equity Refinance..     1,089     270,682,765      29.47

  Total...........     4,155     $918,657,760    100.00%

                    Number of                  Percent of
                     Group I                     Group I
      Loan          and Group    Principal      and Group
  Documentation     II Loans       Balance      II Loans
_____________________________________________________________
Full/Alternate
Documentation....     1,146     $215,375,212       23.44%
Reduced
Documentation....     1,910      459,863,380       50.06
No Stated Income.       557      135,013,331       14.70
No Income/No
Asset
Verification.....       542      108,405,837       11.80

  Total..........     4,155      $918,657,760     100.00%

                    Number of                 Percent of
                   Group I and                Group I and
                     Group II    Principal     Group II
Occupancy             Loans       Balance        Loans
__________________________________________________________
Primary Residence.     2,783    $698,705,380     76.06%
Second/Vacation...       195      50,155,667      5.46
Non Owner-occupied     1,177     169,796,712     18.48

 Total............    4,155     $918,657,760    100.00%

The  properties  securing the mortgage  loans include  single-family  detached  properties,  properties  in planned unit  developments, two-to-four family units, condominiums, townhouses, cooperative units and condotels.

Generally,  the mortgage loans were originated using less stringent  underwriting  standards than the underwriting standards applied by certain other first lien  mortgage  loan purchase  programs,  such as those of Fannie Mae,  Freddie Mac or the  depositor's  affiliate,
Residential Funding Mortgage Securities I, Inc.

The securities described on the table on pages S-8 and S-9 are the only securities backed by this mortgage pool that were issued.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential  Funding  Company,  LLC will master  service the mortgage  loans,  as more fully  described  under  "Pooling and  Servicing
Agreement" in this prospectus supplement.

The  servicing  fees for each  mortgage  loan are  payable out of the  interest  payments  on that  mortgage  loan prior to payments to certificateholders.  The  servicing  fees  relating to each  mortgage loan will be at least 0.28% per annum and not more than 1.39% per annum of the outstanding  principal balance of that mortgage loan, with a weighted average  servicing fee of approximately  0.3355% per annum as of the reference  date. The servicing fees consist of  (a) servicing  fees payable to the master  servicer,  which are payable with  respect to each  mortgage  loan at a minimum  rate of 0.03% and not more than 0.08% per annum,  depending on the type of mortgage loan, and (b) subservicing  fees payable to the subservicer,  which are payable with respect to each mortgage loan at a minimum rate of
0.25% per annum,  and other related  compensation  payable to the subservicer,  including (i) any payment due to prepayment  charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct  servicer of a mortgage  loan for which there is no subservicer and (ii) lender-paid  mortgage  insurance  premiums with respect to approximately  0.4%, 4.3%, 0.3% and 3.1% of the group I loans,  group II loans,  group III loans  and the group I loans and group II loans  combined,  respectively,  by  principal balance as of the reference date, which are paid by the subservicers to the insurers.

Repurchases or Substitutions of Mortgage Loans

If Residential  Funding Company,  LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the  certificateholders  relating to a mortgage  loan within 90 days after notice from the trustee or servicer,  and the breach  materially and adversely affects the interests of the  certificateholders  in the mortgage loan,  Residential  Funding Company,
LLC will be obligated to purchase the mortgage loan at a price equal to its  principal  balance as of the date of purchase plus accrued and unpaid  interest to the first day of the month  following the month of repurchase,  less the amount payable in respect of servicing compensation.

Likewise,  as described under "Description of the  Certificates-Review  of Mortgage Loan or Contract  Documents" in the prospectus,  if
Residential  Funding  Company,  LLC cannot cure  certain  documentary  defects  with respect to a mortgage  loan,  Residential  Funding
Company, LLC will be required to repurchase the related mortgage loan.

In addition,  Residential Funding Company,  LLC may substitute a new mortgage loan for a deleted mortgage loan that is removed from the trust  within two years  after the  issuance  date if it  delivers  an opinion of counsel  with  respect to certain  tax  matters.  Any substitute  mortgage loan will be required to satisfy certain conditions  regarding its outstanding  principal balance,  mortgage rate,
LTV ratio and  remaining  term to  maturity,  as  described  more  fully  under "The  Trusts - Limited  Right of  Substitution"  in the
prospectus. See also "The Trusts-Repurchases of Mortgage Collateral" in the prospectus.

Distributions on the Certificates

Amount available for monthly distribution.
On each monthly distribution date, the trustee will make distributions to investors. Except as provided in this prospectus supplement, the

Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-A-4,  Class I-A-5,  Class I-A-6,  Class I-A-7, Class I-A-P, Class I-A-V and Class R-I
Certificates will receive payments from the group I loans, the Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-A-4, Class II-A-5,
Class  II-A-6,  Class II-A-P and Class II-A-V  Certificates  will receive  payments  primarily  from the group II loans,  and the Class
III-A-1, Class III-A-2,  Class III-A-3,  Class III-A-P,  Class III-A-V, Class II-M, Class II-B, Class R-II,  Class R-III and Class R-IV
Certificates  will  receive  payments  primarily  from the group III  loans.  The Class  I-M  Certificates  and Class I-B  Certificates
represent rights to receive payments from the group I loans and group II loans. The amount available for distribution will include:

     o   collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

     o   advances for delinquent payments that are deemed recoverable by the master servicer minus

     o   the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the three loan groups.

Priority of distributions.  Distributions on the senior  certificates and Class M Certificates will be made from available amounts from the related loan group or loan groups,  as applicable,  for that class of certificates  as described in this  prospectus  supplement as follows:

                                                       Priority of Distributions

Interest  distributions.  The holders of the Class I-A-P, Class II-A-P and Class III-A-P Certificates are not entitled to distributions of interest.

Allocations  of principal.  Principal  distributions  on the  certificates  made from  principal  payments on the mortgage loans in the corresponding  loan group or loan groups will be allocated  among the various  classes of  certificates as described in this prospectus supplement.  Until the  distribution  date in January 2012,  all principal  prepayments on the mortgage loans from a loan group will be distributed among the related senior  certificates,  other than the Class I-A-2, Class I-A-7, Class II-A-2,  Class II-A-6, Class I-A-V,
Class II-A-V and Class III-A-V  Certificates,  and consequently will not be distributed to the related Class M Certificates and related
Class B Certificates,  unless those senior  certificates  entitled to principal  distributions,  other than the Class A-P Certificates, are no longer  outstanding.  In addition,  until the  distribution  date in January 2012, the Class I-A-4  Certificates and Class I-A-5
Certificates are not expected to receive any principal  payments and on or after the  distribution  date in January 2012 but before the distribution  date in January 2016, the Class I-A-4  Certificates and Class I-A-5  Certificates will receive less than a pro rata share of principal payments on the group I loans, unless the other senior certificates  entitled to principal  distributions from the group I loans, or the Class I-M Certificates and Class I-B Certificates,  are no longer  outstanding.  Not all outstanding senior  certificates will receive principal on each distribution date. The Class I-A-P, Class II-A-P and Class III-A-P  Certificates  receive only a portion of the  principal  received  from each mortgage loan in the related loan group or loan groups that has a net mortgage rate of less than
6.25%, 7.00% and 5.75% per annum,  respectively.  The Class I-A-2, Class I-A-7, Class II-A-2,  Class II-A-6,  Class I-A-V, Class II-A-V
and Class III-A-V Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates-Principal Distributions on the Senior Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses.  The Class I-M Certificates  and Class I-B Certificates  relate to loan group I and loan group II and will act as credit  enhancement  for the  Class  I-A  Certificates  and  Class  II-A  Certificates.  The Class  II-M  Certificates  and Class  II-B
Certificates  relate to loan group III and will act as credit enhancement for the Class III-A  Certificates.  Except for the exceptions described  below,  losses on the mortgage  loans in a loan group will be  allocated in full to the first class of related  certificates listed below with a certificate principal balance greater than zero:

     o   Class I-B-3 and Class II-B-3

     o   Class I-B-2 and Class II-B-2

     o   Class I-B-1 and Class II-B-1

     o   Class I-M-3 and Class II-M-3

     o   Class I-M-2 and Class II-M-2

     o   Class I-M-1 and Class II-M-1

When this occurs,  the certificate  principal  balance of the class to which the loss is allocated is reduced,  without a corresponding payment of principal.  If the aggregate  certificate  principal  balance of the Class I-M  Certificates  and Class I-B Certificates has
been reduced to zero,  losses on the mortgage  loans in loan group I will be  allocated to the Class I-A  Certificates,  subject to the exceptions  described below, in accordance with their respective  remaining  certificate  principal  balances or accrued interest,  and losses on the mortgage loans in loan group II will be allocated to the Class II-A  Certificates,  subject to the  exceptions  described below,  in  accordance  with  their  respective  remaining  certificate  principal  balances  or  accrued  interest.  If the  aggregate certificate  principal  balance of the Class II-M  Certificates  and Class II-B  Certificates  has been reduced to zero,  losses on the mortgage  loans in loan group III will be  allocated  proportionately  among the Class III-A  Certificates,  subject to the  exceptions described below, in accordance with their respective remaining certificate principal balances or accrued interest.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes, fraud by a  mortgagor,  or some losses  related to the  bankruptcy  of a mortgagor  will be  allocated  as  described  above only up to specified  amounts.  Losses of these  types in excess of the  specified  amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all  outstanding  classes of  certificates of the related loan group except for the related Class A-P
Certificates,  as described below.  Therefore,  the Class M Certificates and Class B Certificates do not act as credit  enhancement for the senior certificates for these types of losses.

Special loss  allocation  for Class A-P  Certificates.  Whenever  losses are allocated to the related  senior  certificates,  the Class
I-A-P,  Class II-A-P or Class  III-A-P  Certificates,  as the case may be, will share in the loss only if the  mortgage  loan had a net mortgage  rate  less  than  6.25% in the case of a group I loan,  7.00% in the case of a group II loan and 5.75% in the case of a group
III loan,  respectively.  In that case, the Class I-A-P,  Class II-A-P or Class III-A-P  Certificates,  as the case may be, will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates-Allocation of Losses; Subordination" in this prospectus supplement.

Priority of  distributions.  All principal  prepayments  and other  unscheduled  payments of principal on the mortgage  loans in a loan group will be allocated to the related  senior  certificates  as described in this  prospectus  supplement  during the first five years after the  issuance  date,  subject to the  exceptions  described  in this  prospectus  supplement.  This  provides  additional  credit enhancement for the senior  certificates by reserving a greater  portion of the certificate  principal  balances of the related Class M
Certificates  and related Class B Certificates  for absorption of losses,  thereby  decreasing the likelihood of losses being allocated to the senior certificates.

Yield Maintenance Agreement

The holders of the Class  I-A-1  Certificates  may  benefit  from a series of interest  rate cap  payments  from Bank of America,  N.A.
pursuant to a yield maintenance  agreement.  The yield maintenance  agreement for the Class I-A-1 Certificates is intended to partially mitigate the interest rate risk that could result from the difference  between one-month LIBOR,  subject to a maximum rate of 8.90% per annum,  and 5.65% per annum,  as described in this  prospectus  supplement.  The yield  maintenance  agreement will terminate after the distribution  date in August 2009.  The holders of the Class I-A-P,  Class II-A-P and Class III-A-P  Certificates  will not receive any payments made under the yield maintenance agreement.

Advances

For any month,  if the master  servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the master  servicer  will advance funds to cover the amount of the scheduled payment that was not made.  However,  the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates-Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate  outstanding  principal balance of the mortgage loans in loan group I and loan group II in the  aggregate or the mortgage  loans in loan group III, as of the related  determination  date is less than 10% of their  aggregate stated principal balance, as of the cut-off date, the master servicer may, but will not be required to:

     o   purchase  from the trust  all of the  remaining  mortgage  loans in loan  group I and loan  group II in the  aggregate  or the mortgage loans in loan group III, as applicable, causing an early retirement of the related certificates; or

     o   purchase all of the certificates related to loan group I and loan group II or loan group III, as applicable.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of those  certificates  in full with accrued  interest as  described in this  prospectus  supplement.  However,  any optional  purchase of the  remaining  mortgage  loans in a loan group may result in a shortfall to the holders of the most  subordinate classes of related  certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing upon defaulted loans in that loan group.  In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement-Termination" in this prospectus supplement and "The Pooling and Servicing  Agreement-Termination;
Retirement of Certificates" in the prospectus.

Ratings

The offered  certificates  have received the ratings which are listed in the table on pages S-8 and S-9 of this prospectus  supplement.
The  ratings  on the  offered  certificates  address  the  likelihood  that  holders  of the  offered  certificates  will  receive  all distributions on the underlying  mortgage loans to which they are entitled.  A security rating is not a recommendation  to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning  rating  agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments,  if different than originally anticipated,  could adversely affect the yields realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

The Class I-A-P,  Class II-A-P and Class III-A-P  Certificates will be "mortgage related  securities" for purposes of SMMEA, so long as they are rated in at least the second highest  rating  category by one of the rating  agencies.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal  Investment" in this  prospectus  supplement  and "Legal  Investment  Matters" in the  prospectus for important  information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the  considerations  described in "ERISA  Considerations" in this prospectus  supplement,  the Class I-A-P, Class II-A-P and
Class III-A-P  Certificates are expected to be considered  eligible for purchase by persons  investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor has elected to treat the trust,  exclusive of the yield maintenance  agreement,  as four real estate  mortgage  investment  conduits.  The offered  certificates  represent  ownership of regular  interests in the related real estate mortgage  investment  conduit and generally will be treated as  representing  ownership of debt for federal income tax purposes.
You will be required to include in income all interest and original issue discount on the offered  certificates  in accordance with the accrual method of accounting regardless of your usual methods of accounting.

For further information regarding the federal income tax consequences of investing in the offered  certificates,  see "Material Federal
Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                                             Risk Factors

         The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise necessary to evaluate the information  contained in this prospectus  supplement and the prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

Risk of Loss

Underwriting standards may affect    Generally,  the mortgage loans have been originated using underwriting standards risk of loss on the mortgage loans.  that are less  stringent  than the  underwriting  standards  applied  by certain other first lien mortgage loan purchase  programs,  such as those of Fannie Mae,
                                     Freddie  Mac  or  the  depositor's   affiliate,   Residential  Funding  Mortgage
                                     Securities I, Inc.   Applying  less  stringent  underwriting  standards  creates additional  risks  that  losses  on the  mortgage  loans  will be  allocated  to certificateholders.

                                     Examples include the following:

                                     o    mortgage   loans   secured   by   non-owner  occupied   properties,   which
                                          constitute  17.0%,  19.2%,  15.6% and 18.5% of the group I loans,  group II loans,  group  III  loans  and the  group I loans and group II loans in the aggregate,  respectively,  by principal  balance as of the reference  date, may  present a greater  risk that the  borrower  will stop  making  monthly payments if the borrower's financial condition deteriorates; and

                                     o    mortgage  loans  with  loan-to-value  ratios  greater  than 80% (i.e.,  the amount  of the loan at  origination  is more  than 80% of the  value of the mortgaged  property),  which constitute 4.8%,  11.0%,  3.9% and 9.0% of the group I loans,  group II  loans,  group III loans and the group I loans and group II loans in the aggregate,  respectively,  by principal balance as of the reference  date,  may increase the risk that the value of the mortgaged property  will  not  be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure.

                                     Some of the  mortgage  loans with  loan-to-value  ratios over 80% are insured by
                                     primary   mortgage   insurance  to  the  extent  described  in  this  prospectus supplement.  However,  if the  insurer  is unable to pay a claim,  the amount of loss incurred on those mortgage loans may be increased.

                                     In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.

                                     See "The  Trusts-Underwriting  Policies" and "Certain  Legal Aspects of Mortgage
                                     Loans and Contracts" in the prospectus.

The return on your certificates      Losses  on the  mortgage  loans  may  occur  due to a wide  variety  of  causes,
may be affected by losses on the     including  a  decline  in  real  estate  values,  and  adverse  changes  in  the
mortgage loans, which could occur    borrower's  financial  condition.  A decline in real  estate  values or economic
due to a variety of causes.          conditions  nationally  or in the regions  where the  mortgaged  properties  are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates      One  risk  of  investing  in  mortgage-backed   securities  is  created  by  any
may be particularly sensitive to     concentration  of the  related  properties  in one or more  geographic  regions.
changes in real estate markets in    Approximately  33.3%,  10.7%  18.7% and 17.9% of the  reference  date  principal
specific regions.                    balances of the group I loans,  group II loans,  group III loans and the group I loans  and  group  II loans  in the  aggregate,  respectively,  are  located  in
                                     California.  In addition,  approximately 10.9%, 13.4% and 12.6% of the reference date  principal  balances of the group I loans,  group II loans and the combined group I loans and group II loans in the aggregate,  respectively, are located in
                                     Florida.  If the regional  economy or housing  market  weakens in  California or
                                     Florida or in any other region having a significant  concentration of properties underlying the mortgage loans,  the mortgage loans in that region may experience high rates of loss and delinquency,  resulting in losses to  certificateholders.
                                     A region's economic  condition and housing market may also be adversely affected by a  variety  of  events,  including  natural  disasters  such as  earthquakes, hurricanes,  tornadoes,  floods and eruptions, civil disturbances such as riots, disruptions  such as ongoing  power  outages,  or  terrorist  actions or acts of war.  The  economic  impact  of any of  those  events  may also be felt in areas beyond the region  immediately  affected  by the  disaster or  disturbance.  The properties  underlying the mortgage loans may be  concentrated in these regions.
                                     This  concentration  may result in  greater  losses to  certificateholders  than those  generally  present for similar  mortgage-backed  securities  without that concentration.

                                     A  number  of  wildfires,  which  recently  struck  various  parts  of  southern
                                     California,  may have adversely  affected many mortgaged  properties  located in those areas.  Residential  Funding  Company,  LLC and the depositor will have no obligation to repurchase any mortgage loan secured by a mortgaged  property that becomes subject to any material damage by waste,  fire,  earthquake,  windstorm, flood  or  other  casualty  after  the  closing  date.  We do not  know how many mortgaged properties have been or may be affected by these wildfires.

                                     See "Description of the Mortgage  Pool-Mortgage  Pool  Characteristics"  in this prospectus supplement.

The return on your certificates      The  only  credit   enhancement  for  the  offered   certificates  will  be  the
will be reduced if losses exceed     subordination  provided  by the  related  Class M  Certificates  and the related
the credit enhancement available     Class B  Certificates.  You should  also be aware  that the  credit  enhancement
to your certificates.                provided for some types of losses is limited.

                                     See     "Summary-Credit     Enhancement"     and     "Description     of     the
                                     Certificates-Allocation of Losses; Subordination" in this prospectus supplement.
The value of your certificates may   If the performance of the mortgage loans is substantially  worse than assumed by
be reduced if losses are higher      the  rating  agencies,  the  ratings  of any  class of the  certificates  may be
than expected.                       lowered  in  the  future.   This  would  probably  reduce  the  value  of  those
                                     certificates.  None of the  depositor,  the master  servicer or any other entity will have any  obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing in    If the  master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer       servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may  be
default may increase the risk of     transferred to the trustee or an alternate master  servicer,  as described under
payment application errors.          "The  Pooling  and  Servicing  Agreement  - Rights Upon Event of Default" in the
                                     prospectus.  In the event of such a transfer  of master  servicing  there may be an  increased  risk  of  errors  in  applying  payments  from  borrowers  or  in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an   As of the  reference  date,  approximately  0.1%,  43.6% and 0.1% of the group I
initial interest only period,        loans and  approximately  0.2%, 42.6% and 0.6% of the group II loans require the
which may increase the risk of       related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not
loss and delinquency on these        principal, for the first five years, ten years and fifteen years,  respectively,
mortgage loans.                      following  origination.  During this  period,  the  payment  made by the related borrower  will be less  than it  would be if the  mortgage  loan  amortized.  In addition,  the  mortgage  loan  balance  will not be  reduced  by the  principal portion of  scheduled  monthly  payments  during this  period.  As a result,  no principal  payments will be made to the certificates from mortgage loans of this nature during their interest only period except in the case of a prepayment.

                                     After the initial interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and the borrower is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these  mortgage  loans.  Although the amount of  principal  included in
                                     each  scheduled  monthly  payment  for  a  traditional   mortgage  loan  can  be
                                     relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                     Mortgage  loans with an initial  interest only period are  relatively new in the
                                     mortgage   marketplace.   The   performance  of  these  mortgage  loans  may  be
                                     significantly  different than mortgage loans that fully amortize. In particular, there  may be a higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans with a new mortgage  loan,  in  particular,  one with an initial interest  only  period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the  related  mortgaged  property  by  the  related  mortgagor  may  affect  the delinquency and prepayment experience of these mortgage loans.

Reduced documentation programs may    Approximately  76.6%,  76.6% and 77.5% of the group I loans, group II loans and
increase your risk of loss.           group III loans,  respectively,  by principal  balance as of the reference date were made to borrowers  whose income is not verified,  including  borrowers who may not be required  to state  their  income.  With  respect to these  mortgage loans the  borrowers may not be required to provide any  information  regarding their income and there may be no verification  of their income or assets.  Such mortgage loans increase the risk that borrowers may not have sufficient  income
                                      or  assets  or  may  have  overstated   their  income  and  assets  and,  as  a
                                      consequence,  may be unable to make their monthly  mortgage loan payments.  You
                                      should  consider  the  risk  that  mortgage  loans   originated  under  reduced
                                      documentation programs may be subject to increased delinquencies and defaults.

Recent developments in the            Recently,  the residential mortgage market in the United States has experienced
residential mortgage market may       a variety of difficulties  and changed  economic  conditions that may adversely
adversely affect the return on your   affect the yield on your  certificates.  Delinquencies  and losses with respect
certificates.                         to residential  mortgage loans  generally have increased in recent months,  and may  continue to increase.  In addition,  in recent  months  housing  prices in many states have declined or stopped  appreciating,  after extended  periods of significant  appreciation.  A continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies and losses on residential  mortgage  loans  generally,  particularly  with  respect to second homes and  investor  properties  and with respect to any  residential  mortgage loans whose aggregate loan amounts  (including any subordinate liens) are close to or  greater  than the  related  property  values.  As a result  of these and
                                      other  factors,  the  value  of  some   mortgage-backed   securities  has  been
                                      negatively impacted.

                                      A decline in housing prices may also leave borrowers with  insufficient  equity in their homes to permit them to refinance;  in addition,  many mortgage  loans have  prepayment  premiums  that inhibit  refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their  properties for an amount equal to or greater than the unpaid  principal  balance of their  loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                      As a result of these and other  factors,  the  rating  agencies  have  recently downgraded or put on downgrade  watch a significant  number of  mortgage-backed securities  (particularly  mortgage-backed  securities  backed by subprime  and
                                      Alt-A  mortgage loans  originated in 2005 and 2006),  including the Class I-B-2
                                      Certificates.

                                      In addition,  various  federal,  state and local  regulatory  authorities  have taken or proposed  actions  that could  hinder the  ability of the  servicer to
                                      foreclose   promptly  on  defaulted   mortgage  loans.  Any  such  actions  may
                                      adversely  affect  the  performance  of the loans and the yield on and value of the certificates.

                                      You should  consider that the general  market  conditions  discussed  above may affect the  performance  of the  mortgage  loans and may  adversely  affect the yield on, or market value of, your certificates.
Risks Relating to Primary Mortgage
Insurers

You may incur losses if a primary    Approximately  4.8%,  10.8% and 3.9% of the aggregate  principal  balance of the
mortgage insurer fails to make       group I loans,  group II loans  and  group III  loans,  respectively,  as of the
payments under a primary mortgage    reference  date  have an LTV  ratio  at  origination  in  excess  of 80% and are
insurance policy.                    insured by a primary  mortgage  insurance  policy.  All of the primary  mortgage
                                     insurance   policies  were  issued  by  General  Electric   Mortgage   Insurance
                                     Corporation/Genworth  Mortgage  Insurance  Company,  Mortgage Guaranty Insurance
                                     Corporation,  Triad  Guaranty,  Republic  Mortgage Ins.  N.C.,  United  Guaranty
                                     Residential   Insurance  Company,  PMI  Mortgage  Insurance  Company  or  Radian
                                     Guaranty  Inc. If such a mortgage  loan were  subject to a  foreclosure  and the value of the  related  mortgaged  property  were not  sufficient  to satisfy the mortgage loan,  payments under the primary  mortgage  insurance  policy would be required  to avoid any  losses,  or to reduce  the  losses  on,  such a mortgage loan.  If the  insurer is unable or  refuses to pay a claim,  the amount of such losses would be allocated to holders of certificates as realized losses.
Limited Obligations

Payments on the mortgage loans are   The  certificates  represent  interests only in the RALI Series 2006-QS18 Trust.
the primary source of payments on    The certificates do not represent an ownership  interest in or obligation of the
your certificates.                   depositor,  the master  servicer or any of their  affiliates.  If proceeds  from the assets of the RALI Series  2006-QS18  Trust are not  sufficient  to make all payments provided for under the pooling and servicing agreement,  investors will have no recourse to the depositor,  the master servicer or any other entity, and will incur losses.
Liquidity Risks

You may have to hold your            A secondary market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if their    market does  develop,  it may not  continue or it may be  illiquid.  Neither the
marketability is limited.            underwriter  nor any other person will have any  obligation  to make a secondary market  in your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily  or at  prices  that will  enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                     The  certificates may experience  illiquidity and generally  illiquidity is more likely for classes  that are  especially  sensitive to  prepayment,  such as the offered certificates.

                                     In addition,  you should  consider the impact that the factors  discussed  above under "Risk of Loss-Recent  developments in the residential  mortgage market may adversely affect the return on your  certificates"  may have on the liquidity of your certificates.
Bankruptcy Risks

Bankruptcy proceedings could delay   The transfer of the mortgage loans from  Residential  Funding  Company,  LLC, or
or reduce distributions on the       Residential  Funding,  to the depositor is intended by the parties to be and has
certificates.                        been  documented  as a sale.  However,  if  Residential  Funding  were to become bankrupt,  a trustee in bankruptcy could attempt to  recharacterize  the sale of the mortgage  loans as a loan secured by the  mortgage  loans or to  consolidate the  mortgage  loans with the assets of  Residential  Funding.  Any such attempt could  result in a delay in or reduction of  collections  on the mortgage  loans available to make payments on the certificates.

                                     In  addition,  if any  servicer  or the  master  servicer  becomes  bankrupt,  a bankruptcy  trustee or receiver may have the power to prevent the appointment of a successor  servicer or successor master servicer,  as applicable.  Any related delays in servicing  could result in  increased  delinquencies  or losses on the mortgage loans.

The bankruptcy of a borrower may     If a borrower  becomes subject to a bankruptcy  proceeding,  a bankruptcy  court
increase the risk of loss on a       may require  modifications  of the terms of a mortgage  loan without a permanent
mortgage loan.                       forgiveness of the principal  balance of the mortgage loan.  Modifications  have included  reducing  the amount of each  monthly  payment,  changing  the rate of interest and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating  to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and final judgment of  foreclosure  had been  entered in state court.  In addition,  under the federal  bankruptcy  law, all actions  against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.
Special Yield and Prepayment
Considerations

The yield on your certificates       The yield to  maturity  on each class of offered  certificates  will depend on a
will vary depending on the rate of   variety of factors, including:
prepayments.
                                     o        the  rate  and  timing  of  principal  payments  on the  mortgage  loans, including prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                     o        the  allocation  of  principal  payments  on the mortgage loans among the various classes of certificates;

                                     o        interest shortfalls due to mortgagor prepayments; and

                                     o        the purchase price of that class.

                                     The rate of prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage loans will prepay at any particular rate.

                                     In addition,  the master servicer may, in some cases, purchase any mortgage loan or contract that is at least three months  delinquent.  Such  repurchases  would increase the prepayment rates on the mortgage loans.

                                     In  general,  if you  purchase  a Class  I-A-P,  Class  II-A-P or Class  III-A-P
                                     Certificate at a price lower than its outstanding  certificate principal balance and principal  distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the       Since  mortgagors,  in most cases,  can prepay their mortgage loans at any time,
mortgage loans will vary depending   the rate and timing of principal  payments on the mortgage  loans and  principal
on future market conditions and      distributions  on the Class I-A-P,  Class II-A-P and Class III-A-P  Certificates
other factors.                       are  highly  uncertain  and  are  dependent  upon a  wide  variety  of  factors, including  general  economic  conditions,  interest rates,  the  availability of alternative  financing and homeowner mobility.  Generally,  when market interest rates increase,  borrowers are less likely to prepay their mortgage loans.  This could  result in a slower  return of  principal to investors in the Class I-A-P,
                                     Class II-A-P and Class III-A-P  Certificates at a time when such investors might have been  able to  reinvest  their  funds at a higher  yield  than the yield on their class of certificates.

                                     Refinancing  programs,   which  may  involve  soliciting  all  or  some  of  the
                                     mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate  of prepayments on the mortgage  loans.  These  refinancing  programs may be offered by the master  servicer,  any subservicer or their  affiliates,  and may include streamlined  documentation programs.  Streamlined documentation programs involve less  verification of underwriting  information than  traditional  documentation
                                     programs.   Approximately  0.7%,  0.6%  and  2.0%  of  the  aggregate  principal
                                     balances   of  the  group  I  loans,   group  II  loans  and  group  III  loans,
                                     respectively,  and approximately 0.6% of the aggregate  principal balance of the group I loans  and  group II  loans  in the  aggregate,  were  originated  under streamlined documentation programs.

                                     See  "Description  of the Mortgage  Pool-The  Program"  and  "Certain  Yield and
                                     Prepayment  Considerations"  in this  prospectus  supplement  and  "Maturity and
                                     Prepayment Considerations" in the prospectus.

The mortgage loans with interest     As of the  reference  date,  approximately  0.1%,  43.6% and 0.1% of the group I
only payments may affect the yield   loans and  approximately  0.2%, 42.6% and 0.6% of the group II loans require the
on the offered certificates.         related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not principal, for the first five years, ten years and fifteen years,  respectively, following  origination.  After the interest only period,  the borrower's monthly payment will be  recalculated  to cover both  interest and principal so that the mortgage loan will be paid in full by its final  payment  date. As a result,  if the monthly payment  increases,  the related borrower may not be able to pay the increased  amount and may default or may  refinance the loan to avoid the higher payment.

                                     In addition,  because no scheduled principal payments are required to be made on these  mortgage  loans for a period of time,  the Class  I-A-P,  Class II-A-P or
                                     Class  III-A-P  Certificates,  as  applicable,  will receive  smaller  scheduled principal  distributions during that period than they would have received if the related  borrowers  were  required to make  monthly  payments  of  interest  and
                                     principal   from   origination   of   these   mortgage   loans.   Absent   other
                                     considerations,  this  slower  rate of  principal  distributions  will result in longer weighted average lives of the Class I-A-P,  Class II-A-P or Class III-A-P
                                     Certificates  than would otherwise be the case if none of the mortgage loans had interest only periods.

The return on your certificates      The  Servicemembers  Civil  Relief Act, or the Relief  Act,  provides  relief to
could be reduced by shortfalls due   borrowers who enter active  military  service and to borrowers in reserve status
to the Servicemembers Civil Relief   who are called to active  duty after the  origination  of their  mortgage  loan.
Act.                                 Current or future  military  operations  of the United  States may  increase the number of borrowers who may be in active military service,  including persons in reserve  status  who may be called to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is covered by the Relief Act may not be charged interest on a mortgage  loan in excess of 6% per annum  during the period of the borrower's  active duty. Any resulting  interest  shortfalls are not required to be  paid  by the  borrower  at any  future  time.  The  master  servicer  is not required to advance these shortfalls as delinquent payments,  and the shortfalls are  not  covered  by any  form  of  credit  enhancement  on  the  certificates.
                                     Interest  shortfalls on the mortgage loans due to the  application of the Relief
                                     Act or similar  legislation  or  regulations  will be applied to reduce  accrued interest on each class of the certificates on a pro rata basis.

                                     The  Relief Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan during the  borrower's  period of active duty and, in some cases, during an additional three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage loans.  Those delays and increased  losses will be borne  primarily by the class of  certificates  with a certificate  principal  balance  greater  than  zero  with  the  lowest  payment priority.

                                     We do not know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                     See the definition of Accrued  Certificate  Interest under  "Description  of the
                                     Certificates-Glossary  of  Terms" in this  prospectus  supplement  and  "Certain
                                     Legal Aspects of Mortgage Loans and  Contracts-Servicemembers  Civil Relief Act"
                                     in the prospectus.

Class I-A-P, Class II-A-P and        The Class I-A-P  Certificates  will receive a portion of the principal  payments
Class III-A-P Certificates           only on the group I loans  that have net  mortgage  rates  lower  than 6.25% per annum.  Therefore,  the yield on the Class I-A-P  Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group I loans that have net mortgage rates lower than 6.25% per annum.

                                     The Class II-A-P  Certificates will receive a portion of the principal  payments only on the group II loans  that have net  mortgage  rates  lower than 7.00% per annum.  Therefore,  the yield on the Class II-A-P Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group II loans that have net mortgage rates lower than 7.00% per annum.

                                     The Class III-A-P  Certificates will receive a portion of the principal payments only on the group III loans that have net  mortgage  rates  lower than 5.75% per
                                     annum.  Therefore,   the  yield  on  the  Class  III-A-P  Certificates  will  be extremely  sensitive  to the  rate  and  timing  of  principal  prepayments  and defaults  on the group III loans that have net  mortgage  rates lower than 5.75%
                                     per annum.

                                     Mortgage  loans with lower  mortgage  rates are less  likely to be prepaid  than mortgage loans with higher  mortgage  rates.  If prepayments of principal on the group I loans that have net  mortgage  rates lower than 6.25% per annum occur at a rate slower than an investor  assumed at the time of purchase,  the investor's
                                     yield  on  the  Class  I-A-P  Certificates  will  be  adversely   affected.   If
                                     prepayments  of  principal  on the group II loans that have net  mortgage  rates lower than 7.00% per annum occur at a rate  slower  than an investor  assumed at the time of purchase,  the  investor's  yield on the Class  II-A-P  Certificates will be adversely  affected.  If prepayments of principal on the group III loans that have net  mortgage  rates lower than 5.75% per annum occur at a rate slower than an investor  assumed at the time of purchase,  the investor's  yield on the
                                     Class III-A-P Certificates will be adversely affected.

The recording of mortgages in the    The  mortgages or  assignments  of mortgage for many of the mortgage  loans have
name of MERS may affect the yield    been  or may be  recorded  in  the  name  of  Mortgage  Electronic  Registration
on the certificates.                 Systems,  Inc., or MERS, solely as nominee for the originator and its successors
                                     and  assigns.   Subsequent   assignments  of  those   mortgages  are  registered
                                     electronically  through the MERS®  System.  However,  if MERS  discontinues  the
                                     MERS® System and it becomes  necessary to record an  assignment  of the mortgage to the trustee,  then any related  expenses  shall be paid by the trust and will reduce the amount  available  to pay  principal  of and interest on the class or classes of certificates  with certificate  principal  balances greater than zero with the lowest payment priorities.

                                     The  recording of mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any,  experience with lenders seeking to
                                     foreclose   mortgages,   assignments   of  which  are   registered   with  MERS.
                                     Accordingly,  delays  and  additional  costs  in  commencing,   prosecuting  and
                                     completing  foreclosure  proceedings  and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation  proceeds to  certificateholders  and increase the amount of losses on the mortgage loans.

                                     For  additional   information   regarding   MERS  and  the  MERS®  System,   see
                                     "Description of the Mortgage  Pool-Mortgage Pool  Characteristics"  and "Certain
                                     Yield  and  Prepayment   Considerations"  in  this  prospectus   supplement  and
                                     "Description   of  the   Certificates-Assignment   of  Mortgage  Loans"  in  the
                                     prospectus.

                                                            Issuing Entity

         The depositor  established a trust with respect to Series 2006-QS18 on the issuance date, under a series supplement,  dated as of December 1, 2006, to the standard terms of pooling and servicing agreement,  dated as of December 1, 2006, among the depositor,  the master servicer and the trustee,  together with the series  supplement,  referred to in this  prospectus  supplement as the pooling and servicing  agreement.  The pooling and  servicing  agreement is governed by the laws of the State of New York.  On the  issuance  date, the depositor  deposited  into the trust a pool of mortgage loans that in the aggregate  constitutes a mortgage pool,  secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 30 years in the case of loan group I and loan group II or 15 years in the case of loan group III.  The trust does not have any  additional  equity.  The pooling  and  servicing agreement  authorizes  the trust to engage only in selling the  certificates  in exchange for the  mortgage  loans,  entering  into and performing its obligations  under the pooling and servicing  agreement,  activities  necessary,  suitable or convenient to such actions and  other  activities  as may be  required  in  connection  with the  conservation  of the  trust  fund and  making  distributions  to certificateholders.  The mortgage  pool was divided into the  following  three loan groups:  loan group I, loan group II and loan group
III.

         The  pooling  and  servicing  agreement  provides  that  the  depositor  assigns  to  the  trustee  for  the  benefit  of  the certificateholders,  without recourse,  all the right,  title and interest of the depositor in and to the mortgage loans.  Furthermore, the pooling and servicing  agreement  states that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in this  prospectus  supplement  have  the  meanings  given  below  under  "Description  of the
Certificates-Glossary of Terms" or in the prospectus under "Glossary."

                                                      Sponsor and Master Servicer

         Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs  from  mortgage  loan  originators  or  sellers  nationwide,  including  affiliates,  that meet its  seller/servicer eligibility  requirements  and  services  mortgage  loans for its own  account  and for  others.  See "The  Trusts-Mortgage  Collateral
Sellers" and  "-Qualifications  of Sellers" in the  prospectus  for a general  description  of applicable  seller/servicer  eligibility requirements.  Residential  Funding Company,  LLC's principal  executive  offices are located at 8400 Normandale Lake Boulevard,  Suite
250,  Minneapolis,  Minnesota 55437. Its telephone number is (952) 857-7000.  Residential Funding Company, LLC conducts operations from its  headquarters  in  Minneapolis  and from offices  located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Company, LLC finances its operations primarily through its securitization program.

         Residential  Funding Company,  LLC converted from a Delaware  corporation to a Delaware limited  liability  company on October
6, 2006.  Residential Funding Company,  LLC was formerly known as Residential  Funding  Corporation.  Residential Funding Company,  LLC
was founded in 1982 and began operations in 1986,  acquiring,  servicing and securitizing  residential  jumbo mortgage loans secured by first  liens on one- to  four-family  residential  properties.  GMAC LLC,  formerly  known as General  Motors  Acceptance  Corporation, purchased  Residential  Funding  Company,  LLC in 1990.  In 1995,  Residential  Funding  Company,  LLC expanded its business to include
"Alt-A" first lien mortgage  loans,  such as some of the mortgage loans described in this prospectus  supplement.  Residential  Funding
Company, LLC also began to acquire and service "subprime", closed-end and revolving loans secured by second liens in 1995.

         On November 21, 2007, Moody's Investors Service,  Inc., or Moody's,  reduced the servicer quality rating ("SQ") of Residential
Funding  Company,  LLC as a master  servicer of  residential  mortgage  loans to SQ1- from SQ1 and placed  these  ratings on review for possible  further  downgrade.  The downgrade was prompted by Moody's  rating action on the senior  unsecured  debt rating of the parent corporation,  Residential  Capital,  LLC,  which was  downgraded  on November  1, 2007,  to Ba3 from Ba1.  Based on the rating  action,
Moody's lowered its servicing stability assessment for the master servicing operations to average from above average.

         The  following  tables set forth the  aggregate  principal  balance of publicly  offered  securitizations  of  mortgage  loans sponsored by Residential Funding Company,  LLC for the past five years and for the nine months ended September 30, 2007,  calculated as of year end or quarter end, as applicable.  Residential  Funding Company,  LLC sponsored  approximately  $31.6 billion and $2.8 billion in initial  aggregate  principal  balance of  mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage loans and junior lien  mortgage  loans,  respectively.  Residential  Funding  Company,  LLC  sponsored  approximately  $61.8 billion and $3.0 billion in initial aggregate  principal balance of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                       Sponsor Securitization Experience

First Lien Mortgage Loans

Volume  by                                                                                                                                                              Nine
Principal Balance                                         2002                  2003                  2004                  2005                  2006          Months Ended 9/30/07
_____________________________________________________________________________________________________________________________________________________________________________________

Prime Mortgages(1)                                 $  16,177,753,813    $  18,964,072,062     $  11,953,278,792     $  24,149,038,614      $  40,241,885,054    $   22,403,276,926
Non Prime Mortgages(2)                             $  15,475,700,554    $  27,931,235,627     $  24,408,531,445     $  27,928,496,334      $  21,581,547,796    $    5,446,134,747
                                                  ___________________________________________________________________________________________________________________________________
Total                                              $  31,653,454,367    $  46,895,307,689     $  36,361,810,237     $  52,077,534,948      $  61,823,432,850    $   27,849,411,673

Prime Mortgages(1)                                51.11%               40.44%                32.87%                46.37%                 65.09%               80.44%
Non Prime Mortgages(2)                            48.89%               59.56%                67.13%                53.63%                 34.91%               19.56%
                                                  ___________________________________________________________________________________________________________________________________
Total                                             100.00%              100.00%               100.00%               100.00%                100.00%              100.00%

Percentage Change  from Prior Year(3)
Prime Mortgages(1)                                (1.28)%              17.22%                (36.97)%              102.03%                66.64%               -
Non Prime Mortgages(2)                            104.52%              80.48%                (12.61)%              14.42%                 (22.73)%             -
                                                  ___________________________________________________________________________________________________________________________________
Total                                             32.14%               48.15%                (22.46)%              43.22%                 18.71%               -

Junior Lien Mortgage Loans
                                                                                                                                                                         Nine
   Volume  by Principal Balance                              2002                  2003                 2004                 2005                  2006           Months Ended 9/30/07
   ____________________________________________________________________________________________________________________________________________________________________________________

   Prime Mortgages(1)                                $  2,875,005,049      $  3,207,008,585      $  2,085,015,925     $  2,409,506,573     $  3,012,549,922      $   2,933,100,838
   Non Prime Mortgages(2)                                           -                     -                     -                    -                    -                      -
                                                    ___________________________________________________________________________________________________________________________________
   Total                                             $  2,875,005,049      $  3,207,008,585      $  2,085,015,925     $  2,409,506,573     $  3,012,549,922      $   2,933,100,838

   Prime Mortgages(1)                               100.00%               100.00%               100.00%              100.00%              100.00%               100.00%
   Non Prime Mortgages(2)                                -                     -                     -                    -                    -                     -
                                                    ___________________________________________________________________________________________________________________________________
   Total                                            100.00%               100.00%               100.00%              100.00%              100.00%               100.00%

   Percentage Change  from Prior Year(3)
   Prime Mortgages(1)                               17.90%                11.55%                (34.99)%             15.56%               25.03%                    -
   Non Prime Mortgages(2)                               -                     -                     -                    -                    -                     -
                                                    ___________________________________________________________________________________________________________________________________

   Total                                            17.90%                11.55%                (34.99)%             15.56%               25.03%                    -

(1)  Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
     Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans-Non-  Prime  Mortgages  because these types of loans are  securitized  together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                          Nine
                                                                                                                         Months
                                                                                                                         Ended
Volume by Number of Loans                      2002           2003           2004           2005           2006         9/30/07
____________________________________________________________________________________________________________________________________

Prime Mortgages(1)                          68,077         86,166         55,773         91,631        141,188        66,717
Non Prime Mortgages(2)                     136,789        200,446        170,696        173,796        132,069        30,514
                                           ________________________________________________________________________________________
Total                                      204,866        286,612        226,469        265,427        273,257        97,231

Prime Mortgages(1)                         33.23%         30.06%         24.63%         34.52%         51.67%         68.62%
Non Prime Mortgages(2)                     66.77%         69.94%         75.37%         65.48%         48.33%         31.38%
                                           ________________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         17.87%         26.57%         (35.27)%       64.29%           54.08%         -
Non Prime Mortgages(2)                     91.47%         46.54%         (14.84)%        1.82%          (24.01)%        -
                                           ________________________________________________________________________________________

Total                                      58.56%         39.90%         (20.98)%       17.20%            2.95%         -

Junior Lien Mortgage Loans
                                                                                                                         Nine
                                                                                                                         Months
        Volume by Number of Loans              2002           2003           2004           2005           2006      Ended 9/30/07
____________________________________________________________________________________________________________________________________

Prime Mortgages(1)                         73,188         84,962         51,614         53,071         60,951        54,120
Non Prime Mortgages(2)                          -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      73,188         84,962         51,614         53,071         60,951        54,120

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                          -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.26%         16.09%         (39.25)%       2.82%          14.85%            -
Non Prime Mortgages(2)                         -              -              -              -              -             -
                                           ________________________________________________________________________________________
Total                                      16.26%         16.09%         (39.25)%       2.82%          14.85%            -

(1)   Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
      Revolving Credit Line Loan Junior Lien programs.
(2)   Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans-Non-  Prime  Mortgages  because these types of loans are  securitized  together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

         The following  tables set forth the outstanding  principal  balance,  calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential  Funding Company,  LLC for the past five years and for the nine months ended September
30,  2007,  and the  number  of such  loans for the same  periods.  Residential  Funding  Company,  LLC was the  master  servicer  of a residential  mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding  principal balance as of the end of the 2002  calendar  year  backed by first lien  mortgage  loans and junior  lien  mortgage  loans,  respectively.  Residential  Funding
Company,  LLC was the master  servicer of a residential  mortgage loan  portfolio of  approximately  $140.1 billion and $8.5 billion in outstanding  principal as of the end of the 2006  calendar year backed by first lien  mortgage  loans and junior lien  mortgage  loans, respectively.  The percentages  shown under "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                                      Master Servicer Servicing Experience
First Lien Mortgage Loans

Volume by                                                                                                                                                                      Nine
Principal Balance                                   2002                    2003                    2004                     2005                      2006             Months Ended 9/30/07
______________________________________________________________________________________________________________________________________________________________________________________________

Prime Mortgages(1)                          $  43,282,264,857       $  33,749,084,171       $  32,453,682,854       $  47,935,800,813         $  83,052,457,702        $  99,075,920,638
Non Prime Mortgages(2)                      $  24,910,565,613       $  39,334,697,127       $  50,509,138,736       $  53,938,083,312         $  57,013,557,376        $  53,052,082,172
                                           ___________________________________________________________________________________________________________________________________________________
Total                                       $  68,192,830,470       $  73,083,781,298       $  82,962,821,590       $ 101,873,884,125          $140,066,015,078         $152,128,002,810

Prime Mortgages(1)                          63.47%                  46.18%                  39.12%                  47.05%                    59.30%                    65.13%
Non Prime Mortgages(2)                      36.53%                  53.82%                  60.88%                  52.95%                    40.70%                    34.87%
                                           ___________________________________________________________________________________________________________________________________________________
Total                                      100.00%                 100.00%                 100.00%                 100.00%                   100.00%                   100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         (15.75)%                (22.03)%                 (3.84)%                 47.71%                    73.26%                     -
Non Prime Mortgages(2)                      51.62%                  57.90%                  28.41%                   6.79%                     5.70%                     -
                                           ___________________________________________________________________________________________________________________________________________________
Total                                        0.57%                   7.17%                  13.52%                  22.79%                    37.49%                     -

Junior Lien Mortgage Loans

Volume by                                                                                                                                                                      Nine
Principal Balance                                   2002                    2003                    2004                     2005                      2006             Months Ended 9/30/07
__________________________________________________________________________________________________________________________________________________________________________________________________

Prime Mortgages(1)                          $  4,102,615,571        $  4,365,319,862        $  5,135,640,057        $  5,476,133,777          $  8,536,345,778          $  7,327,610,630
Non Prime Mortgages(2)                                     -                       -                       -                       -                         -                         -
                                           _______________________________________________________________________________________________________________________________________________________
Total                                       $  4,102,615,571        $  4,365,319,862        $  5,135,640,057        $  5,476,133,777          $  8,536,345,778          $  7,327,610,630

Prime Mortgages(1)                         100.00%                 100.00%                 100.00%                 100.00%                   100.00%                   100.00%
Non Prime Mortgages(2)                          -                       -                       -                       -                         -                         -
                                           _______________________________________________________________________________________________________________________________________________________
Total                                      100.00%                 100.00%                 100.00%                 100.00%                   100.00%                   100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)                         16.79%                  6.40%                   17.65%                  6.63%                     55.88%                        -
Non Prime Mortgages(2)                         -                       -                       -                       -                         -                         -
                                           _______________________________________________________________________________________________________________________________________________________
Total                                      16.79%                  6.40%                   17.65%                  6.63%                     55.88%                        -

(1)  Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs  and Closed End Home Equity Loan and Home Equity
     Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated  under the Subprime and  Negotiated  Conduit Asset  programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                              Nine
                                                                                                                           Months Ended
Volume  by Number of Loans           2002              2003              2004              2005              2006            9/30/07
_________________________________________________________________________________________________________________________________________

Prime Mortgages(1)              202,938          168,654           156,745           201,903           312,825            354,313

Non Prime Mortgages(2)          242,625          341,863           414,639           411,550           405,577            356,890
                                _________________________________________________________________________________________________________
Total                           445,563          510,517           571,384           613,453           718,402            711,203

Prime Mortgages(1)               45.55%           33.04%            27.43%            32.91%            43.54%            49.82%
Non Prime Mortgages(2)           54.45%           66.96%            72.57%            67.09%            56.46%            50.18%
                                _________________________________________________________________________________________________________
Total                           100.00%          100.00%           100.00%           100.00%           100.00%           100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              (14.71)%          (16.89)%           (7.06)%           28.81%            54.94%            -
Non Prime Mortgages(2)           44.37%            40.90%            21.29%            (0.74)%           (1.45)%           -
                                _________________________________________________________________________________________________________
Total                             9.74%            14.58%            11.92%             7.36%            17.11%            -

Junior Lien Mortgage Loans
                                                                                                                                Nine
                                                                                                                            Months Ended
Volume by Number of Loans            2002              2003              2004              2005               2006            9/30/07
_________________________________________________________________________________________________________________________________________

Prime Mortgages(1)             118,773            127,833          147,647           143,713            199,652            164,753
Non Prime Mortgages(2)               -                  -                -                 -                  -                  -
                               _________________________________________________________________________________________________________
Total                          118,773            127,833          147,647           143,713            199,652            164,753

Prime Mortgages(1)             100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)              -                  -                -                 -                  -                  -
                               _________________________________________________________________________________________________________
Total                          100.00%            100.00%          100.00%           100.00%            100.00%            100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)             14.16%             7.63%            15.50%            (2.66)%            38.92%                 -
Non Prime Mortgages(2)             -                  -                -                 -                  -                  -
                               _________________________________________________________________________________________________________
Total                          14.16%             7.63%            15.50%            (2.66)%            38.92%                 -

(1)  Product  originated  under the  Jumbo,  Alt-A,  High Loan to Value  First Lien  programs  and Closed  End Home  Equity  Loan and Home  Equity
     Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding  Company,  LLC's overall  procedures for  originating  and acquiring  mortgage loans are described  under
"Description of the Mortgage  Pool-The Program" in this prospectus  supplement.  Residential  Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described in the prospectus under "The  Trusts-Qualifications of Sellers" and "The  Trusts-Repurchases  of Mortgage  Collateral"  and in this  prospectus  supplement  under  "Pooling and  Servicing
Agreement-The Master Servicer and Subservicer-Master Servicer."

         Residential Funding Company, LLC's wholly-owned subsidiary,  Homecomings Financial,  LLC, or Homecomings,  originated and sold to Residential  Funding Company,  LLC approximately  29.6%,  42.9% and 25.7% of the group I loans,  group II loans and group III loans, respectively.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool-Originators"  and  "Pooling  and
Servicing Agreement-The Master Servicer and Subservicers" in this prospectus supplement.

                                                Affiliations Among Transaction Parties

     The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   Description of the Mortgage Pool

General

         As of the cut-off date, the mortgage pool consisted of 5,231 mortgage loans with an aggregate  principal balance  outstanding, after deducting  payments of principal due during the month of the cut-off date, of approximately  $1,181,860,129.  As of the reference date, the mortgage pool consists of 4,642 mortgage loans with an aggregate principal balance  outstanding,  after deducting payments of principal due during the month of the reference  date, of  approximately  $1,010,107,121.  The mortgage loans had individual  principal balances  at  origination  of at least  $23,750  but not more than  $1,500,000  with an average  principal  balance at  origination  of approximately $220,473.

         The mortgage loans are secured by first liens on fee simple interests in one-to four-family  residential real properties,  and in the case of approximately  0.1% of the mortgage loans, an interest in shares issued by a cooperative  apartment  corporation and the related  proprietary  lease.  The property  securing the mortgage  loan is referred to as the  mortgaged  property.  The mortgage  pool consists of conventional, fixed-rate,  fully-amortizing,  first lien mortgage loans with terms to maturity of not more than 30 years in the case of loan group I and loan group II or 15 years in the case of loan group III from the date of  origination.  The mortgage  pool is divided into three groups of mortgage loans,  referred to as group I loans,  group II loans and group III loans.  All percentages of the mortgage loans described in this prospectus  supplement are approximate  percentages by aggregate  principal balance  determined as of the reference date, after deducting payments of principal due during the month of the reference date, unless otherwise indicated.

         The mortgage  loans were selected for inclusion in the mortgage pool from among mortgage  loans  purchased in connection  with the Expanded Criteria Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding have made certain limited  representations  and warranties  regarding the mortgage loans as of the issuance  date.  The depositor and  Residential  Funding are required to repurchase or substitute for any mortgage loan as to which a breach of its  representations  and  warranties  with respect to that  mortgage  loan  occurs,  if such breach  materially  and adversely  affects the interests of the  certificateholders  in any of those mortgage loans.  Residential  Funding has not and will not assign  to the  depositor,  and  consequently  the  depositor  has not and  will not  assign  to the  trustee  for the  benefit  of the certificateholders,  any of the  representations  and  warranties  made by the sellers or the right to require  the  related  seller to repurchase  any such  mortgage  loan in the event of a breach  of any of its  representations  and  warranties.  Accordingly,  the only representations  and warranties  regarding the mortgage loans that have been or will be made for the benefit of the  certificateholders are the limited  representations  and  warranties  made by Residential  Funding and the  depositor.  If for any reason the depositor or
Residential  Funding is unable to  repurchase  or  substitute  for a defective  mortgage  loan,  the amount of  realized  losses on the mortgage  loans in the related loan group may  increase,  which may increase  the risk that  realized  losses will be allocated to your certificates  and/or may  adversely  affect the market  value of your  certificates.  See "The  Trusts-Representations  with Respect to
Mortgage Collateral" in the prospectus.

         A limited  amount of losses on mortgage  loans as to which there was fraud in the  origination of those mortgage loans will be covered by the subordination  provided by the Class M Certificates and Class B Certificates as described in this prospectus  supplement under "Description of the Certificates-Allocation of Losses; Subordination."

Mortgage Pool Characteristics

         The  original  mortgages  for many of the mortgage  loans have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded  in the name of  Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as  nominee  for the originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole  discretion  of the master  servicer,  registered  electronically  through the MERS®  System.  In some other  cases,  the original mortgage was recorded in the name of the  originator  of the mortgage  loan,  record  ownership was later  assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments  of the mortgage  were, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any  interest in the mortgage  loan.  As of the  reference  date,  approximately  96.5%,  94.2%,  95.8% and 94.9% of the group I loans, group II loans,  group III loans and combined  group I loans and group II loans,  respectively,  were recorded in the name of MERS. For
additional   information   regarding   the   recording  of  mortgages  in  the  name  of  MERS  see  "Certain   Yield  and   Prepayment
Considerations-General"  in this  prospectus  supplement and  "Description  of the  Certificates-Assignment  of Mortgage  Loans" in the
prospectus.

         None of the mortgage  loans were subject to the Home Ownership and Equity  Protection Act of 1994.  None of the mortgage loans are loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation if the law imposes greater  restrictions or additional  legal liability for  residential  mortgage loans with high interest  rates,  points and/or fees.  See "Certain Legal Aspects of the Mortgage  Loans-The
Mortgage Loans-Homeownership Act and Similar State Laws" in the prospectus.

              o   As of the reference date, approximately 4.8%, 5.2%, 2.6% and 5.1%  of the group I loans, group II loans, group III loans and group I loans and group II loans combined, respectively,  are currently 30 to 59 days delinquent in payment of principal and interest.

              o   As of the reference date, approximately 1.2%, 1.4%, 0.4% and 1.3%  of the group I loans, group II loans, group III loans and group I loans and group II loans combined, respectively, are currently 60 to 89 days delinquent in payment of principal and interest.

              o   As of the reference date, approximately 4.0%, 6.3%, 0.7% and 5.6% of the group I loans, group II loans, group III loans and the group I loans and group II loans combined are currently 90 days or more delinquent in payment of principal and interest.

              o   As of the reference date, approximately 12.6%, 13.7%, 9.1% and 13.3%  of the group I loans, group II loans, group
                  III loans and group I loans and group II loans combined, respectively, have been delinquent by a maximum of 30 to 59 days in payment of principal and interest in the past 24 months.

              o   As of the reference date, approximately 1.3%, 2.4%, 1.8% and 2.0%  of the group I loans, group II loans, group III loans and group I loans and group II loans combined, respectively, have been delinquent by a maximum of 60 to 89 days in payment of principal and interest in the past 24 months.

              o   As of the reference date, approximately 4.6%, 6.7%, 0.8% and 6.1% of the group I loans, group II loans, group III loans and group I loans and group II loans combined, respectively, have been delinquent by 90 days or more in payment of principal and interest in the past 24 months.

              o   As of the reference  date, the cumulative  amount of realized losses on the mortgage loans since the cut-off date was equal to approximately 0.1% of the aggregate principal balance of the mortgage loans as of the cut-off date.

              o   None of the mortgage loans is a Buy-Down Mortgage Loan.

              o   No mortgage loan provides for deferred interest or negative amortization.

              o   Approximately 0.1% of the mortgage loans have been made to international borrowers.

              o   Approximately 1.3% of the aggregate principal balance of the mortgage loans are balloon loans.

         In the case of approximately  2.4% of the mortgage loans, in lieu of an appraisal,  a valuation of the mortgaged  property was obtained using one of several automated valuation models. See "-- Automated Valuation Models" below.

         For a description of the methodology used to categorize mortgage loans as delinquent, see "-- Static Pool Information" below.

         With respect to approximately  0.1%, 43.6%, and 0.1% of the aggregate  principal balance of the group I loans and 0.2%, 42.6%, and 0.6% of the aggregate  principal  balance of the group II loans, the related mortgage note provides for an interest only period for the first five years,  ten years and fifteen years,  respectively.  Under the terms of these loans,  borrowers are required to pay only accrued interest each month, with no corresponding  principal  payments,  until the end of the interest only period.  Once the interest only period ends,  monthly  payments of principal  are required to amortize the loan over its  remaining  term,  in addition to accrued interest.

         Approximately  2.5%, 3.4%, 0.8% and 3.1% by aggregate  principal balance of the group I loans, group II loans, group III loans and the combined group I loans and group II loans,  respectively,  provide for payment of a prepayment  charge for partial  prepayments and prepayments in full, other than a prepayment  occurring upon the sale of property  securing a mortgage loan. The prepayment  charge applies to  prepayments  made within up to five years  following the  origination  of such mortgage  loan. The amount of the prepayment charge is  generally  equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other  amounts prepaid during the  twelve-month  period  immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original principal  balance of the mortgage loan.  Prepayment  charges  received on the mortgage loans will not be available for distribution on the certificates.  See "Certain Yield and Prepayment  Considerations"  in this prospectus  supplement and "Certain Legal Aspects of the
Mortgage Loans and Contracts-Default Interest and Limitations on Prepayments" in the prospectus.

         Group I Loans.  The group I loans consist of 1,099  fixed-rate  mortgage loans with an aggregate  principal  balance as of the reference date of approximately  $291,550,510.  The group I loans had individual  principal balances at origination of at least $25,200 but not more than  $1,500,000  with an average  principal  balance at origination  of  approximately  $267,695.  The group I loans have terms to maturity from the date of origination or  modification  of not more than 30 years.  All of the group I loans were purchased by the depositor through its affiliate,  Residential Funding,  from unaffiliated sellers as described in this prospectus supplement and in the  prospectus,  except in the case of  approximately  29.6% and 4.6% of the group I loans,  which  were  purchased  by the  depositor through its affiliate,  Residential  Funding,  from Homecomings,  a wholly-owned  subsidiary of Residential Funding, and GMAC Mortgage,
LLC, an  affiliate  of  Residential  Funding,  respectively.  Approximately  17.6% and 16.3% of the group I loans were  purchased  from
National  City  Mortgage and  Suntrust  Mortgage,  Inc.,  respectively,  unaffiliated  sellers.  Except as  described in the  preceding sentence,  no unaffiliated seller sold more than 9.0% of the group I loans to Residential  Funding.  Approximately 50.5% of the group I loans are being  subserviced  by GMAC Mortgage,  LLC and  approximately  17.6% and 16.3% of the group I loans are being  subserviced by
National City Mortgage Co. and SunTrust Mortgage, Inc., respectively, unaffiliated subservicers.

         None of the group I loans were  originated  prior to March 2, 2006 or will have a maturity  date later than  December 1, 2036.
No group I loan will had a remaining  term to stated  maturity as of the reference date of less than 166 months.  The weighted  average remaining term to stated  maturity of the group I loans as of the reference date was  approximately  347 months.  The weighted  average original  term to  stated  maturity  of the  group I loans as of the  reference  date was  approximately  359  months.  As used in this prospectus  supplement the remaining term to stated maturity means,  as of any date of  determination  and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments remaining after the reference date.

         Group II Loans. The group II loans consist of 3,056 fixed-rate  mortgage loans with an aggregate  principal  balance as of the reference date of approximately  $627,107,250.  The group II loans had individual principal balances at origination of at least $25,000 but not more than  $1,267,500  with an average  principal  balance at origination of  approximately  $206,883.  The group II loans have terms to maturity from the date of  origination  or  modification  of not more than 30 years.  All of the group II loans were purchased by the depositor through its affiliate,  Residential Funding,  from unaffiliated sellers as described in this prospectus supplement and in the  prospectus,  except in the case of  approximately  42.9% and 3.5% of the group II loans,  which were purchased by the depositor through its affiliate,  Residential  Funding,  from Homecomings,  a wholly-owned  subsidiary of Residential Funding, and GMAC Mortgage,
LLC, an affiliate of Residential  Funding,  respectively.  Approximately  12.6% of the group II loans were purchased from National City
Mortgage,  an unaffiliated seller.  Except as described in the preceding sentence,  no unaffiliated seller sold more than approximately
8.5% of the group II loans to Residential  Funding.  Approximately  67.2% of the group II loans are being subserviced by GMAC Mortgage,
LLC and approximately 12.6% of the group II loans are being subserviced by National City Mortgage Co., an unaffiliated subservicer.

         None of the group II loans were  originated  prior to July 31, 2003 or will have a maturity  date later than  January 1, 2037.
No group II loan had a  remaining  term to stated  maturity as of the  reference  date of less than 166 months.  The  weighted  average remaining term to stated maturity of the group II loans as of the reference date was  approximately  347 months.  The weighted  average original term to stated maturity of the group II loans as of the reference date was approximately 359 months.

     Group III Loans.  The group III loans  consist of 487  fixed-rate  mortgage  loans with an aggregate  principal  balance as of the reference  date of  approximately  $91,449,361.  The group III loans had  individual  principal  balances  at  origination  of at least
$23,750 but not more than $1,410,000 with an average  principal balance at origination of approximately  $199,189.  The group III loans have  terms to  maturity  from the date of  origination  or  modification  of not more than 15 years.  All of the group III loans  were purchased by the depositor  through its affiliate,  Residential  Funding,  from  unaffiliated  sellers as described in this  prospectus supplement and in the  prospectus,  except in the case of 25.7% and 1.0% of the group III loans,  which were purchased by the depositor through its affiliate,  Residential  Funding,  from Homecomings,  a wholly-owned  subsidiary of Residential Funding, and GMAC Mortgage,
LLC, an affiliate of  Residential  Funding,  respectively.  Approximately  13.9% and 13.5% of the group III loans were  purchased  from
National  City  Mortgage and  Wachovia  Mortgage  Corp.,  respectively,  unaffiliated  sellers.  Except as  described in the  preceding sentence,  no  unaffiliated  seller sold more than  approximately  6.3% of the group III loans to  Residential  Funding.  Approximately
56.6% of the group III loans are being subserviced by GMAC Mortgage,  LLC and approximately  13.9% and 11.9% of the group III loans are being subserviced by National City Mortgage Company and Wachovia Mortgage Corp., respectively, unaffiliated subservicers.

     None of the group III loans will have been originated  prior to August 8, 2005 or will have a maturity date later than December 1,
2021.  No group  III loan had  remaining  term to stated  maturity  as of the  reference  date of less than 101  months.  The  weighted average  remaining  term to stated  maturity  of the group III loans as of the  cut-off  date will be  approximately  164  months.  The weighted average original term to stated maturity of the group III loans as of the reference date was approximately 178 months.

         Combined  Group I Loans and Group II Loans.  The group I loans and group II loans consist of 4,155  fixed-rate  mortgage loans with an aggregate  principal balance as of the reference date of approximately  $918,657,760.  The group I loans and group II loans had individual  principal  balances at origination of at least $25,000 but not more than  $1,500,000 with an average  principal  balance at origination  of  approximately  $222,968.  The  group I loans  and  group  II loans  have  terms to  stated  maturity  from the date of origination  or  modification  of not more than 30 years.  All of the group I loans and group II loans were  purchased by the depositor through  its  affiliate,  Residential  Funding,  from  unaffiliated  sellers as  described  in this  prospectus  supplement  and in the prospectus,  except in the case of  approximately  38.7% and 3.8% of the group I loans and group II loans,  which were purchased by the depositor through its affiliate,  Residential  Funding,  from Homecomings,  a wholly-owned  subsidiary of Residential Funding, and GMAC
Mortgage,  LLC, an affiliate of  Residential  Funding,  respectively.  Approximately  14.2% and 11.0% of the group I loans and group II loans were  purchased  from  National  City  Mortgage  and Suntrust  Mortgage,  Inc.,  respectively,  unaffiliated  sellers.  Except as described in the preceding  sentence,  no unaffiliated seller sold more than approximately 6.0% of the group I loans and group II loans to Residential  Funding.  Approximately  61.9% of the group I loans and group II loans are being subserviced by GMAC Mortgage,  LLC and approximately  14.2%  and  11.0% of the group I loans and group II loans are being  subserviced  by  National  City  Mortgage  Co.  and
SunTrust Mortgage, Inc., respectively, which are unaffiliated subservicers.

         None of the group I loans and group II loans were  originated  prior to July 31, 2003 or will have a maturity  date later than
January 1, 2037. No group I loan or group II loan had a remaining  term to stated  maturity as of the  reference  date of less than 166 months.  The weighted  average  remaining term to stated maturity of the group I loans and group II loans as of the reference date will be  approximately  347 months.  The weighted average original term to stated maturity of the group I loans and group II loans as of the reference date was approximately 359 months.

         Set forth in Annex I is a description of certain  additional  characteristics  of the mortgage loans expressed as a percentage of the  outstanding  aggregate  principal  balance of the  mortgage  loans  having those  characteristics  relative to the  outstanding aggregate  principal balance of all mortgage loans.  Unless otherwise  specified,  all principal  balances of the mortgage loans are as of the  reference  date,  after  deducting  payments of principal due during the month of the  reference  date,  and are rounded to the nearest dollar.

Sharia Mortgage Loans

         Approximately  0.3%, 0.1%, 0.9% and 0.1% of the group I loans,  group II loans, group III loans and the combined group I loans and group II loans,  respectively,  by aggregate  principal balance as of the reference date, referred to as the Sharia Mortgage Loans, have been structured to comply with Islamic religious law, which prohibits the charging of interest on loans.  Generally,  ownership of the mortgaged  property securing a Sharia Mortgage Loan is vested in two co-owners,  the borrower,  referred to as the "consumer",  and an indirect wholly-owned subsidiary of the originator,  referred to as the "co-owner," pursuant to a Co-Ownership  Agreement.  Both the consumer and co-owner possess certain rights,  which indicate their respective rights of ownership,  under the Co-Ownership  Agreement, including the "indicia of ownership".  Certain  indicia of ownership,  such as the sole right to occupy the property and the obligation to pay taxes on the  property,  belong to the consumer,  and other indicia of ownership,  such as the right of re-entry for purposes of inspection  of the  property  and the ability to cure any defects  regarding  the  property,  belong to the  co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an Obligation  to Pay. Each monthly  payment is comprised of a "profit payment" and an  "acquisition  payment".  The profit  payment is made in  consideration  of the consumer's  exclusive  right to use and enjoy the  mortgaged  property.  The sum of the  acquisition  payments  required to be made under the  Obligation to Pay will equal the portion of the purchase price or refinance  amount paid by the co-owner at the time of  origination.  A lien on the mortgaged  property to secure the  obligations  of the consumer  under the Obligation to Pay and the  Co-Ownership  Agreement is established  pursuant to a
Mortgage or Security  Instrument,  which is filed in the real property  records of the applicable  recording  office.  The originator's security  interest in both the  co-owner's  and the  consumer's  interest in the  mortgaged  property,  along with the rights under the
Co-Ownership  Agreement and the Obligation to Pay, will be assigned to the trust as the originator's  assignee.  Title to the mortgaged property is retained by the consumer and the co-owner or the consumer  alone.  Upon a default by the consumer  under the  Obligation to
Pay or the  Co-Ownership  Agreement,  the trust,  as the  originator's  assignee,  will have the power to sell the property and use the proceeds of the sale to satisfy the full amount owed by the consumer under the Obligation to Pay and the  Co-Ownership  Agreement.  For
all purposes under this  prospectus  supplement,  the profit factor on any Sharia  Mortgage Loan will be deemed to be the mortgage rate on that  mortgage  loan,  any amounts  received  with respect to the profit  payment for any Sharia  Mortgage Loan will be deemed to be interest  collected on that mortgage loan, any amounts  received with respect to the  acquisition  payment for any Sharia Mortgage Loan will be deemed to be principal  collected on that mortgage loan,  references in this  prospectus  supplement to a note or mortgage note will be deemed to be references to the Obligation to Pay for any Sharia Mortgage Loan and references in this  prospectus  supplement to a mortgage will be deemed to be references to a Mortgage or Security Instrument, as applicable, for any Sharia Mortgage Loan.

Balloon Loans

         Approximately  1.2% of the combined group I loans and group II loans by aggregate  principal  balance as of the reference date provide for the payment of principal generally based on a 40 year amortization  schedule,  although the related mortgage loan will have a scheduled  maturity date of  approximately  30 years from the due date of the first  monthly  payment and  approximately  0.2% of the combined  group I loans and group II loans by  aggregate  principal  balance  as of the  reference  date  provide  for the  payment  of principal  generally based on a 30 year amortization  schedule,  although the related mortgage loan will have a scheduled maturity date of  approximately  15 years from the due date of the first monthly  payment,  leaving a substantial  portion of the original  principal balance due and payable on the  scheduled  maturity date of such mortgage  loan.  These  mortgage  loans are sometimes  called  balloon loans,  and the payments due at maturity are called  balloon  amounts.  The existence of a balloon  amount  generally  will require the related  mortgagor to refinance the balloon loan or to sell the  mortgaged  property on or prior to the scheduled  maturity  date.  The ability of a mortgagor to  accomplish  either of these goals will be affected by a number of factors,  including the level of available mortgage rates at the time of sale or refinancing,  the mortgagor's equity in the related mortgaged  property,  the financial condition of the mortgagor,  tax laws and prevailing general economic  conditions.  None of the depositor,  the master servicer or the trustee is obligated to refinance any balloon loan.

Static Pool Information

         Current  static pool data with  respect to mortgage  loans  serviced by  Residential  Funding is  available on the internet at
www.gmacrfcstaticpool.com  (the "Static Pool  Data").  Information  presented  under (i) "RALI" as the  issuer/shelf,  (ii) "QS" as the series,  and (iii)  "2006-QS18"  as the deal,  will include  information  regarding  prior  securitizations  of mortgage loans that are similar to the  mortgage  loans  included  in this  mortgage  pool,  based on  underwriting  criteria  and credit  quality,  as well as historical  information  regarding the mortgage  loans in this mortgage pool,  and that  information is referred to in this  prospectus supplement as Static Pool Data.

         The Static Pool Data is not deemed to be a part of the  prospectus  or the  depositor's  registration  statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established  before January 1, 2006 and (b)  information  relating to assets of the RALI 2006-QS18 Trust for periods prior to January 1, 2006.

         As used in the Static Pool Data and in this prospectus  supplement,  a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last  business day immediately  prior to the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last  business day  immediately  prior to the second following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage loan falls into these categories is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial  payments  do not  affect  these determinations.

         From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage  loan,  recasting  monthly  payments  for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.
Historically,  the master servicer has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge-offs are taken only when the master servicer has determined that it has received all payments or cash recoveries  which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

         Each  mortgage  loan is  required  to be  covered by a standard  hazard  insurance  policy.  In  addition,  to the best of the depositor's  knowledge,  subject  to the  exceptions  described  in the  following  sentence,  each  group I loan  with an LTV ratio at origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred  to as a primary  insurance policy,  covering at least 35% of the balance of the mortgage loan at  origination if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the  balance of the  mortgage  loan at  origination  if the LTV ratio is between  95.00% and  90.01%,  at least 25% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at  origination  if the LTV ratio is between  85.00% and 80.01%.  As of the  reference  date,  approximately  0.1% of the aggregate  principal  balance of the group I loans have an LTV ratio at  origination  in excess of 80% and will be insured by a primary mortgage  insurance  policy  covering  less than the  amounts  described  in the  preceding  sentence.  To the best of the  depositor's knowledge,  subject to the  exceptions  described in the following  sentences,  each group II loan with an LTV ratio at  origination in excess of 80% will be insured by a primary mortgage insurance policy,  which is referred to as a primary insurance policy,  covering at least 35% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  100.00%  and 95.01%,  at least 30% of the balance  of the  mortgage  loan at  origination  if the LTV ratio is  between  95.00% and  90.01%,  at least 25% of the  balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00%  and  85.01%,  and at least 12% of the  balance if the LTV ratio is between  85.00% and 80.01%.  As of the reference  date,  approximately  0.3% of the aggregate  principal  balance of the group II loans have an LTV ratio at origination in excess of 80% and will be insured by a primary  mortgage  insurance  policy  covering less than the amounts described in the preceding  sentence.  As of the reference date,  approximately 0.3% of the aggregate  principal balance of the group II  loans  have an LTV  ratio at  origination  in  excess  of 80% and  will  not be so  insured.  To the best of the  depositor's knowledge,  each  group III loan with an LTV ratio at  origination  in excess of 80% will be insured  by a primary  mortgage  insurance policy,  which is referred to as a primary insurance  policy,  covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between  100.00% and 95.01%,  at least 25% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 12% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and
85.01%, and at least 6% of the balance if the LTV ratio is between 85.00% and 80.01%.

         All of the primary  insurance  policies  were issued by General  Electric  Mortgage  Insurance  Corporation/Genworth  Mortgage
Insurance Company,  Mortgage Guaranty Insurance Corporation,  Triad Guaranty,  Republic Mortgage Ins. N.C., United Guaranty Residential
Insurance Company,  PMI Mortgage  Insurance Company or Radian Guaranty Inc. which  collectively are the primary insurers.  Each primary insurer has a claims paying ability  currently  acceptable to the rating  agencies that have been  requested to rate the  certificates;
however,  no assurance as to the actual ability of any primary insurer to pay claims can be given by the depositor,  the issuing entity or the underwriter.  See "Insurance Policies on Mortgage Loans or Contracts" in the prospectus.

The Program

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases  mortgage loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie Mae or Freddie  Mac or by  Residential  Funding in
connection with securities issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I, Inc. However,  a portion of the mortgage  loans under the program may qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not qualify for such programs include mortgage loans secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to  borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include  mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs, and mortgage loans with LTV ratios over 80% that do not require  primary  mortgage  insurance.  See "-Program  Underwriting  Standards"
below.  The inclusion of those mortgage loans may present  certain risks that are not present in those other  programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential  Funding on the
basis  of  criteria   described  in  Residential   Funding's   Expanded   Criteria  Seller  Guide,  or  the  Seller  Guide.   See  "The
Trusts-Qualifications of Sellers" in the prospectus.

         Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria  Program Seller is required to review an application  designed to provide to the original lender pertinent  credit  information  concerning the mortgagor.  As part of the  description  of the  mortgagor's  financial  condition,  each  mortgagor is required to furnish  information,  which may have been supplied  solely in the  application,  regarding  its assets,  liabilities,  income  (except as described  below),  credit  history and employment  history,  and to furnish an authorization to apply for a credit report which summarizes the borrower's  credit history with local  merchants and lenders and any record of bankruptcy.  The mortgagor may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner occupied  properties,  income derived from the mortgaged property may be considered for underwriting  purposes.  For mortgaged  property  consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

         Based on the data provided in the application and certain verifications,  if required, a determination is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property,  including property taxes, utility costs,  standard hazard insurance and other fixed  obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on  obligations  that extend beyond ten months,  including  those  mentioned  above and other fixed  obligations,  must equal no more than specified  percentages of the  prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage  loans have been  originated  under "reduced  documentation"  or "no stated  income"  programs,  which require  less  documentation  and  verification  than do  traditional  "full  documentation"  programs.  Generally,  under  a  "reduced documentation"  program,  no  verification of a mortgagor's  stated income is undertaken by the originator.  Under a "no stated income"
program,  certain borrowers with acceptable  payment histories will not be required to provide any information  regarding income and no other  investigation  regarding the borrower's  income will be undertaken.  Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the  originator.  The  underwriting  for those mortgage loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally is determined by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller  Guide.  Appraisers  may be staff  appraisers employed  by the  originator.  The  appraisal  procedure  guidelines  generally  require  the  appraiser  or an agent on its  behalf to personally  inspect the  property and to verify  whether the  property is in good  condition  and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis based on income  generated from the property,  or replacement  cost analysis based on the current cost of  constructing  or  purchasing  a similar  property.  In certain  instances,  the LTV ratio is based on the  appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning the mortgage loans to the depositor,  Residential  Funding will have reviewed the underwriting  information provided by the  mortgage  collateral  sellers for the  mortgage  loans and, in those cases,  determined  that the mortgage  loans were generally  originated in accordance with or in a manner generally  consistent with the underwriting  standards  described in the Seller
Guide.  With regard to a material portion of these mortgage loans, this review of underwriting  information by Residential  Funding was performed using an automated  underwriting system. Any determination  described above using an automated  underwriting system will only be  based  on  the  information  entered  into  the  system  and  the  information  the  system  is  programmed  to  review.  See  "The
Trusts--Underwriting Policies--Automated Underwriting" in the prospectus.

         Because of the program criteria and underwriting  standards  described above, the mortgage loans may experience  greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The applicable  servicer sends monthly invoices to borrowers.  In some cases, borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically from deposit accounts and may make payments by various means,  including online transfers,  phone payment and
Western Union quick check,  although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

         All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting  criteria of Residential
Funding  described  under "-The  Program" in this  prospectus  supplement.  Residential  Funding  will  review each  mortgage  loan for compliance  with its  underwriting  standards  prior  to  purchase  as  described  under  "The  Trusts-Underwriting  Policies-Automated
Underwriting" in the prospectus.

         The  applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting  evaluation  is made.
However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was satisfied  individually.
Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards  described above if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

         In some cases, for mortgage loans underwritten  through  Residential  Funding's automated  underwriting  system, in lieu of an appraisal,  a valuation of the mortgaged property was obtained by using one of several automated  valuation models.  There are multiple automated  valuation models included in Residential  Funding's  automated  underwriting  system.  Based upon, among other factors,  the geographic  area,  price range and other  attributes  of a qualifying  mortgage  loan, a mortgage  loan is directed to the  appropriate automated  valuation  model for that particular  mortgage loan. An automated  valuation model  evaluates,  among other things,  various types of  publicly-available  information  such as recent  sales  prices of similar  homes  within the same  price  range.  Residential
Funding uses automated  valuation models in lieu of full appraisals for qualifying first lien mortgage loans  underwritten  through its automated underwriting system which meet specified underwriting criteria and receive an acceptable valuation.

Originators

         Homecomings  is a Delaware  limited  liability  company and  wholly-owned  subsidiary of  Residential  Funding  Company,  LLC.
Homecomings  originated  approximately  29.6%,  42.9%, 25.7% and 38.7% by principal balance of the group I loans, group II loans, group
III loans and the  combined  group I loans and group II loans,  respectively,  as of the  reference  date.  See also "The  Pooling  and
Servicing Agreement-The Master Servicer and Subservicers-GMAC Mortgage, LLC" in this prospectus supplement.

         GMAC Mortgage,  LLC, a Delaware limited liability  company and an affiliate of Residential  Funding Company,  LLC,  originated approximately  4.6%, 3.5%, 1.0% and 3.8% by principal  balance of the group I loans,  group II loans,  group III loans and the combined group I loans and group II loans, respectively, as of the reference date.

         National City Mortgage,  an Ohio corporation,  originated  approximately 17.6%, 12.6%, 13.9% and 14.2% by principal balance of the  group I loans,  group II  loans,  group III loans  and the  combined  group I loans  and group II loans,  respectively,  as of the reference date.  National City Mortgage is an affiliate of National City Mortgage Co., a subservicer.

         SunTrust Mortgage, Inc., a Virginia corporation,  originated approximately 16.3% and 11.0% by principal balance of the group I loans and the combined group I loans and group II loans, respectively, as of the reference date.

         Wachovia Mortgage Corp., a North Carolina  corporation,  originated  approximately 13.5% by principal balance of the group III loans as of the reference date.

         The mortgage loans were originated in accordance with Residential  Funding Company,  LLC's  underwriting  standards  described above.  See "Description of the Mortgage Pool - Underwriting Standards" above.

Additional Information

         The  description in this  prospectus  supplement of the mortgage pool and the mortgaged  properties is based upon the mortgage pool as constituted  at the close of business on the reference  date, as adjusted for the scheduled  principal  payments due during the month of the  reference  date.  Prior to the closing date,  Residential  Funding  Company,  LLC may  repurchase  or substitute  for any mortgage loan as to which a breach of its  representations  and  warranties  with respect to that mortgage loan occurs,  if such breach materially and adversely  affects the interests of the  certificateholders  in any of those  mortgage  loans.  The  information in this prospectus  supplement will be substantially  representative of the  characteristics  of the mortgage pool as it will be constituted on the closing date,  although the range of mortgage  rates and  maturities  and some other  characteristics  of the mortgage loans in the mortgage pool may vary.

         A current report on Form 8-K is available to purchasers of the offered  certificates  and was filed by the issuing entity,  in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission on January 16, 2007.

                                                    Description of the Certificates

General

         The Series 2006-QS18  Mortgage  Asset-Backed  Pass-Through  Certificates  include the following  twenty-six  classes of Senior
Certificates.

         The Group I Senior Certificates include the following ten classes:

     o   Class I-A-1 Certificates;

     o   Class I-A-2 Certificates;

     o   Class I-A-3 Certificates;

     o   Class I-A-4 Certificates;

     o   Class I-A-5 Certificates, and together with the Class I-A-4 Certificates, the Lockout Certificates;

     o   Class I-A-6 Certificates;

     o   Class I-A-7 Certificates;

     o   Class I-A-P Certificates;

     o   Class I-A-V  Certificates,  and together with the I-A-1,  Class I-A-2,  Class I-A-3,  Class I-A-4,  Class I-A-5,  Class I-A-6,
         Class I-A-7 and Class I-A-P Certificates, the Class I-A Certificates; and

     o   Class R-I Certificates.

     The Group II Senior Certificates include the following eight classes:

     o   Class II-A-1 Certificates;

     o   Class II-A-2 Certificates;

     o   Class II-A-3 Certificates;

     o   Class II-A-4 Certificates;

     o   Class II-A-5  Certificates,  and  together  with the Class I-A-1,  Class  II-A-1 and Class  II-A-4  Certificates,  the Floater
         Certificates;

     o   Class II-A-6 Certificates,  and together with the Class I-A-2 Certificates and Class II-A-2 Certificates,  the Inverse Floater
         Certificates;

     o   Class II-A-P Certificates; and

     o   Class II-A-V  Certificates,  and together with the II-A-1,  Class  II-A-2,  Class II-A-3,  Class II-A-4,  Class II-A-5,  Class
         II-A-6 and Class II-A-P Certificates, the Class II-A Certificates.

     The Group III Senior Certificates include the following eight classes:

     o   Class III-A-1 Certificates;

     o   Class III-A-2 Certificates,  and together with the Class I-A-5 Certificates and Class II-A-4 Certificates,  the Senior Support
         Certificates;

     o   Class  III-A-3  Certificates,  and together  with the Class I-A-1,  Class I-A-3,  Class I-A-4,  Class II-A-1 and Class III-A-1
         Certificates, the Super Senior Certificates;

     o   Class  III-A-P  Certificates,  together with the Class I-A-P  Certificates  and the Class II-A-P  Certificates,  the Class A-P
         Certificates; and the Class A-P Certificates together with the Class II-A-3 Certificates, the Principal Only Certificates;

     o   Class III-A-V  Certificates,  together with the Class I-A-V  Certificates  and Class II-A-V  Certificates,  the Variable Strip
         Certificates or the Class A-V Certificates;  together with the Inverse Floater  Certificates and the Class I-A-7 Certificates,
         the Interest Only Certificates,  and together with the III-A-1,  Class III-A-2,  Class III-A-3 and Class III-A-P Certificates,
         the Class III-A Certificates;

     o   Class R-II Certificates;

     o   Class R-III Certificates; and

     o   Class R-IV Certificates,  and together with the Class R-I, Class R-II and Class R-III Certificates,  the Residual Certificates
         or the Class R Certificates.

         In addition,  the Series 2006-QS18 Mortgage  Asset-Backed  Pass-Through  Certificates  include the following twelve classes of subordinated certificates:

     o  Class I-M-1 Certificates;

     o  Class I-M-2 Certificates;

     o  Class I-M-3  Certificates,  and together  with the Class I-M-1  Certificates  and the Class I-M-2  Certificates,  the Class I-M
        Certificates;

     o  Class I-B-1 Certificates;

     o  Class I-B-2 Certificates;

     o  Class I-B-3  Certificates,  and together  with the Class I-B-1  Certificates  and the Class I-B-2  Certificates,  the Class I-B
        Certificates;

     o  Class II-M-1 Certificates;

     o  Class II-M-2 Certificates;

     o  Class II-M-3 Certificates,  and together with the Class II-M-1 Certificates and the Class II-M-2  Certificates,  the Class II-M
        Certificates;

     o  Class II-B-1 Certificates;

     o  Class II-B-2 Certificates; and

     o  Class II-B-3 Certificates,  and together with the Class II-B-1 Certificates and the Class II-B-2  Certificates,  the Class II-B
        Certificates;

         The Floater  Certificates and the Inverse Floater  Certificates are sometimes  referred to collectively as the Adjustable Rate
Certificates.  The Class I-M Certificates and Class II-M  Certificates are collectively  referred to herein as the Class M Certificates and the Class  I-B  Certificates  and  Class  II-B  Certificates  are  collectively  referred  to  herein as the Class B  Certificates.
Distributions  of interest and principal on (i) the Group I Senior  Certificates,  (ii) the Group II Senior  Certificates and (iii) the
Group III Senior,  Class II-M and Class II-B Certificates are based on interest and principal  received or advanced with respect to the
(i) group I loans,  (ii) the group II loans and (iii) the group III loans,  respectively.  Distributions  of principal  and interest on the Class I-M Certificates  and Class I-B  Certificates  are based on interest and principal  received or advanced with respect to both the group I loans and the group II loans.  Only the Class I-A-P,  Class II-A-P and Class III-A-P  Certificates are offered hereby.  See
"Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement:

         The certificates evidence the entire beneficial ownership interest in the trust.  The trust consists of:

     o   the mortgage loans;

     o   the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

     o   property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o   any applicable primary insurance policies and standard hazard insurance policies;

     o   with respect to each of the Class I-A-1 Certificates, the yield maintenance agreement; and

     o   all proceeds of any of the foregoing.

         After giving effect to distributions on the November 26, 2007  distribution  date, the Group I Senior  Certificates  evidenced in the aggregate a beneficial  ownership  interest of  approximately  92.05% in loan group I. After giving effect to  distributions  on the November 26, 2007 distribution date, the Group II Senior  Certificates  evidenced in the aggregate a beneficial  ownership interest of  approximately  91.48% in loan group II, and the Class I-M  Certificates  and Class I-B  Certificates  evidenced in the  aggregate a beneficial  ownership interest of approximately  8.34% in loan group I and loan group II in the aggregate.  As of the cut-off date, the
Group I Senior Certificates  evidenced in the aggregate an initial beneficial  ownership interest of approximately 92.75% in loan group
I and the Group II Senior Certificates  evidenced in the aggregate an initial beneficial  ownership interest of approximately 92.75% in loan group II. The Class I-M  Certificates  and Class I-B  Certificates  evidenced  in the  aggregate an initial  beneficial  ownership interest of approximately 7.25% in loan group I and loan group II in the aggregate.

         After giving effect to distributions on the November 26, 2007 distribution date, the Group III Senior  Certificates  evidenced in the aggregate a beneficial  ownership interest of approximately  96.71% in loan group III, and the Class II-M Certificates and Class
II-B  Certificates  evidenced in the  aggregate a beneficial  ownership  interest of  approximately  3.29% in loan group III. As of the cut-off date, the Group III Senior  Certificates  evidenced in the aggregate an initial beneficial  ownership interest of approximately
97.00% in loan  group  III,  and the Class  II-M  Certificates  and Class  II-B  Certificates  evidenced  in the  aggregate  an initial beneficial ownership interest of approximately 3.00% in loan group III.

         The Class I-A-P,  Class II-A-P and Class III-A-P  Certificates are available only in book-entry form through facilities of The
Depository Trust Company, or DTC, and are collectively  referred to as the DTC registered  certificates.  The Class I-A-P, Class II-A-P and Class III-A-P Certificates were issued in minimum denominations of $25,000, and integral multiples of $1 in excess thereof.

         The DTC  registered  certificates  are  represented by one or more  certificates  registered in the name of Cede & Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a certificate of any class in fully  registered  form, or a definitive certificate, except as described in the prospectus under "Description of the Certificates-Form of Certificates."

         For additional  information  regarding DTC and the DTC registered  certificates,  see "Description of the Certificates-Form of
Certificates" in the prospectus.

Glossary of Terms

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         Accrued  Certificate  Interest-  With respect to any  distribution  date,  an amount equal to (a) in the case of each class of certificates,  other than the Interest Only Certificates and Principal Only Certificates,  interest accrued during the related Interest
Accrual Period on the Certificate  Principal  Balance of the certificates of that class  immediately prior to that distribution date at the related  pass-through  rate and (b) in the case of the Interest Only  Certificates,  interest  accrued during the related  Interest
Accrual Period on the related Notional Amount immediately prior to that distribution date at the  then-applicable  pass-through rate on that class for that distribution date; in each case less interest  shortfalls,  if any, allocated thereto for that distribution date to the extent not covered,  with respect to the Senior  Certificates,  by the  subordination  provided by the related Class B Certificates and related  Class M  Certificates  and,  with  respect to the Class M  Certificates,  to the extent not  covered by the  subordination provided  by the  related  Class B  Certificates  and any class or classes  of  related  Class M  Certificates  having a lower  payment priority, including in each case:

              (a)     any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates-Interest Distributions";

              (b)     the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess
     Bankruptcy Losses and Extraordinary Losses, not allocated through subordination;

              (c)     the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

              (d)     any other interest shortfalls not covered by the subordination provided by the Class M Certificates or Class B
     Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act or Relief Act, or similar legislation or regulations, all allocated as described below.

         The Class I-A  Percentage  of these  reductions  with respect to the group I loans will be allocated  among the holders of the
Group I Senior  Certificates,  other than the Class I-A-P Certificates,  in proportion to the amounts of Accrued  Certificate  Interest that would have been payable to those  certificates from the group I loans on that distribution date absent such reductions.  The Class
II-A  Percentage  of these  reductions  with respect to the group II loans will be  allocated  among the holders of the Group II Senior
Certificates,  other than the Class II-A-P  Certificates,  in proportion to the amounts of Accrued Certificate Interest that would have been  payable  to those  certificates  from the group II loans on that  distribution  date  absent  such  reductions.  The Class  III-A
Percentage  of these  reductions  with  respect  to the group III loans  will be  allocated  among the  holders of the Group III Senior
Certificates,  other than the Class  III-A-P  Certificates,  in proportion  to the amounts of Accrued  Certificate  Interest that would have been payable to those  certificates from the group III loans on that  distribution  date absent such reductions.  The remainder of these  reductions  will be allocated  among the holders of the related Class M  Certificates  and the related Class B  Certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest that would have been payable on that  distribution  date absent these  reductions.  In the case of each  class of Class M  Certificates,  Accrued  Certificate  Interest  on that class will be further reduced by the allocation of the interest portion of certain losses thereto,  if any, as described below under  "-Allocation of Losses;
Subordination."  Accrued  Certificate  Interest on each class of related Senior  Certificates  will be distributed on a pro rata basis.
Accrued  Certificate  Interest on each class of  certificates  is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Advance-As  to any mortgage  loan and any  distribution  date,  an amount  equal to the  scheduled  payment of  principal  and interest on the  mortgage  loan due during the related Due Period  which was not  received as of the close of business on the  business day preceding the related determination date.

         Aggregate Available  Distribution  Amount-With respect to a distribution date, the sum of the Available  Distribution  Amounts for both loan group I and loan group II for such distribution date.

         Aggregate  Senior  Interest  Distribution  Amount-With  respect  to a  distribution  date,  the  sum  of the  Senior  Interest
Distribution Amounts for both loan group I and loan group II for such distribution date.

         Aggregate  Senior  Principal  Distribution  Amount-With  respect  to a  distribution  date,  the sum of the  Senior  Principal
Distribution Amounts for both loan group I and loan group II for such distribution date.

         Available Distribution Amount-With respect to any distribution date and each loan group, an amount equal to the aggregate of:

              o   the  aggregate  amount of scheduled  payments on the mortgage  loans in the related loan group due during the related
                  Due Period and  received  on or prior to the related  determination  date,  after  deduction  of the  related  master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

              o   all unscheduled payments on the mortgage loans in the related loan group including mortgagor  prepayments,  Insurance
                  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and proceeds from repurchases of and  substitutions for the mortgage loans in the related loan group occurring  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

              o   all Advances  made for that  distribution  date for the related  loan group in each case net of amounts  reimbursable therefrom to the master servicer and any subservicer; and

              o   in the case of loan group I or loan group II, any  additional  amounts to be included in the  Available  Distribution
                  Amount with respect to such loan group pursuant to the first paragraph of clause (d) under "-Principal  Distributions on the Senior Certificates".

         In addition to the foregoing  amounts,  with respect to unscheduled  collections,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the month of receipt,  but is not obligated to do so. As described in this prospectus  supplement  under  "-Principal  Distributions on the Senior  Certificates,"  any amount with respect to which such  election is so made shall be treated as having been  received on the last day of the preceding  calendar month for the purposes of  calculating  the amount of principal and interest  distributions  to any class of  certificates.  With  respect to any  distribution  date,  the  determination  date is the second  business  day prior to that distribution date.

         Available Funds Cap-With  respect to any  distribution  date on or before the  distribution  date in August 2009 and the Class
I-A-1 Certificates,  6.25% per annum plus amounts, if any, paid pursuant to the yield maintenance  agreement,  expressed as a per annum rate. With respect to any distribution  date after the  distribution  date in August 2009 and the Class I-A-1  Certificates,  6.25% per
annum.

         Capitalization  Reimbursement  Amount-With  respect to any  distribution  date and a loan  group,  the amount of  Advances  or
Servicing  Advances that were added to the  outstanding  principal  balance of the mortgage  loans in the related loan group during the preceding  calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution  date, plus the related
Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed  from any prior  distribution date and reimbursed to the master servicer or subservicer on or prior to such  distribution  date. The master  servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

         Capitalization  Reimbursement  Shortfall  Amount- With respect to any distribution  date and a loan group, the amount, if any, by which the amount of Advances or Servicing  Advances  that were added to the principal  balance of the mortgage  loans in the related loan group during the preceding  calendar month exceeds the amount of principal  payments on the mortgage loans included in the related
Available Distribution Amount for that distribution date.

         Certificate  Group-With  respect  to (i) loan  group I, the  Group I Senior  Certificates,  (ii) loan  group II,  the Group II
Senior  Certificates;  (iii)  loan  group  III,  the Group III  Senior  Certificates  and the Class  II-M  Certificates  and Class II-B
Certificates, and (iv) loan group I and loan group II in the aggregate, the Class I-M Certificates and Class I-B Certificates.

         Certificate Principal  Balance-With respect to any certificate,  other than the Interest Only Certificates,  as of any date of determination,  an amount equal to the sum of the initial  Certificate  Principal Balance of that certificate  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that  certificate  and (b) any  reductions  in the
Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses in the manner  described in this  prospectus  supplement,  provided  that,  after the  Certificate  Principal  Balances of the related Class B
Certificates  have been  reduced to zero,  the  Certificate  Principal  Balance  of any  certificate  of the class of  related  Class M
Certificates  with the highest payment priority to which Realized Losses,  other than Excess  Bankruptcy  Losses,  Excess Fraud Losses,
Excess Special Hazard Losses and  Extraordinary  Losses,  have been allocated shall be increased by the percentage  interest  evidenced thereby  multiplied by the amount of any Subsequent  Recoveries not previously  allocated,  but not by more than the amount of Realized
Losses previously allocated to reduce the Certificate  Principal Balance of that certificate,  and the Certificate Principal Balance of the class of related  certificates  with a Certificate  Principal  Balance greater than zero with the lowest payment  priority shall be further  reduced by an amount  equal to the  percentage  interest  evidenced  thereby  multiplied  by the  excess,  if any,  of (i) the then-aggregate  Certificate  Principal  Balance of all classes of related  certificates  then outstanding over (ii) the  then-aggregate
Stated Principal Balance of all of the mortgage loans.

         Class A-P Collection  Shortfall-With  respect to each  distribution  date and a loan group, the extent to which (1) the amount included under clause (iii) of the definition of Class A-P Principal  Distribution  Amount for that distribution date and loan group is less than (2) the amount described in (a) under clause (iii) of such definition of Class A-P Principal Distribution Amount.

         Class A-P Principal  Distribution  Amount-With  respect to any  distribution  date and loan group a distribution  allocable to principal made to holders of the related Class A-P  Certificates  from the related  Available  Distribution  Amount remaining after the related Senior Interest Distribution Amount is distributed, equal to the aggregate of:

         (i)      the related Discount  Fraction of the principal  portion of the scheduled  monthly payment on each Discount  Mortgage
     Loan in the  related  loan  group  due  during  the  related  Due  Period,  whether  or not  received  on or prior to the  related determination  date, less the Discount  Fraction of the principal  portion of any related Debt Service  Reductions  which together with other Bankruptcy Losses are in excess of the related Bankruptcy Amount;

         (ii)     the related Discount Fraction of the principal portion of all unscheduled  collections on each Discount Mortgage Loan in the related loan group other than amounts  received in connection with a Final  Disposition of a Discount  Mortgage Loan in the
     related loan group described in clause (iii) below,  including mortgagor  prepayments,  repurchases of Discount Mortgage Loans or, in the case of a substitution,  amounts representing a principal  adjustment,  as required by the pooling and servicing agreement,
     Liquidation Proceeds,  Subsequent  Recoveries and Insurance Proceeds,  to the extent applied as recoveries of principal,  received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

         (iii)    in connection  with the Final  Disposition of a Discount  Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses an amount equal to the lesser of (a) the applicable  Discount  Fraction of the Stated Principal  Balance of that Discount Mortgage Loan immediately prior to that  distribution  date and (b) the aggregate  amount of collections  on that Discount  Mortgage Loan to the extent applied as recoveries of principal;

         (iv)     any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through
     (iii) above that remain undistributed; and

         (v)      an amount equal to the aggregate of the related Class A-P  Collection  Shortfalls  for all  distribution  dates on or prior to such  distribution  date,  less any amounts  paid under this  clause on a prior  distribution  date,  until paid in full;
     provided,  that distributions  under this clause (v) shall only be made to the extent of Eligible Funds for such loan group on any distribution date; minus

         (vi)     the related Discount Fraction of the portion of the  Capitalization  Reimbursement  Amount for the related loan group for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding  the  foregoing,  on or after the Credit  Support  Depletion  Date,  the Class A-P Principal  Distribution  Amount with respect to any distribution  date and loan group will equal the Discount  Fraction of the principal  portion of scheduled  payments and unscheduled  collections  received  or  advanced in respect of  Discount  Mortgage  Loans in the  related  loan group minus the related
Discount Fraction of the portion of the related  Capitalization  Reimbursement  Amount for such  distribution  date, if any, related to each Discount Mortgage Loan in the related loan group.

         Class I-A Percentage-  With respect to any  distribution  date, the percentage  equal to the aggregate  Certificate  Principal
Balance of the Group I Senior  Certificates,  other than the Class I-A-P  Certificates,  immediately  prior to that  distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans in loan group I, other than the Discount  Fraction of the Discount  Mortgage  Loans in loan group I,  immediately  prior to that  distribution  date.  The Class I-A  Percentage was equal to approximately 92.05% after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Class II-A  Percentage-With  respect to any  distribution  date, the percentage equal to the aggregate  Certificate  Principal
Balance of the Group II Senior  Certificates,  other than the Class II-A-P  Certificates,  immediately  prior to that distribution date divided by the aggregate  Stated Principal  Balance of all of the mortgage loans in loan group II, other than the Discount  Fraction of the Discount  Mortgage Loans in loan group II,  immediately  prior to that  distribution  date. The Class II-A  Percentage was equal to approximately 91.42% after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Class III-A  Percentage-With  respect to any distribution  date, the percentage equal to the aggregate  Certificate  Principal
Balance of the Group III Senior Certificates,  other than the Class III-A-P  Certificates,  immediately prior to that distribution date divided by the aggregate Stated Principal  Balance of all of the mortgage loans in loan group III, other than the Discount  Fraction of the Discount Mortgage Loans in loan group III,  immediately  prior to that  distribution  date. The Class III-A Percentage was equal to approximately 96.70% after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Credit  Support  Depletion  Date-With  respect  to each loan  group,  the  first  distribution  date on which the  Certificate
Principal Balances of the related Class M Certificates and related Class B Certificates have been reduced to zero.

         Discount  Fraction-With  respect to each Discount  Mortgage Loan in loan group I, a fraction,  expressed as a percentage,  the numerator of which is 6.25% per annum minus the Net Mortgage  Rate for such  Discount  Mortgage  Loan and the  denominator  of which is
6.25% per annum.  The Class I-A-P  Certificates  will be entitled to payments based on the Discount  Fraction of the Discount  Mortgage
Loans in loan group I. With  respect to each  Discount  Mortgage  Loan in loan group II, a fraction,  expressed  as a  percentage,  the numerator of which is 7.00% per annum minus the Net Mortgage  Rate for such  Discount  Mortgage  Loan and the  denominator  of which is
7.00% per annum. The Class II-A-P  Certificates  will be entitled to payments based on the Discount  Fraction of the Discount  Mortgage
Loans in loan group II. With respect to each  Discount  Mortgage  Loan in loan group III, a fraction,  expressed as a  percentage,  the numerator of which is 5.75% per annum minus the Net Mortgage  Rate for such  Discount  Mortgage  Loan and the  denominator  of which is
5.75% per annum. The Class III-A-P  Certificates  will be entitled to payments based on the Discount  Fraction of the Discount Mortgage
Loans in loan group III.

         Discount  Mortgage  Loan-With  respect to the mortgage  loans in loan group I, any mortgage loan with a Net Mortgage Rate less than 6.25% per annum.  With  respect to the  mortgage  loans in loan group II, any  mortgage  loan with a Net  Mortgage  Rate less than
7.00% per annum.  With respect to the mortgage  loans in loan group III, any mortgage loan with a Net Mortgage Rate less than 5.75% per annum.

         Due  Date-With  respect to any  distribution  date and any  mortgage  loan,  the date  during the  related Due Period on which scheduled payments are due.

         Due Period-With respect to any distribution date, the calendar month in which the distribution date occurs.

         Eligible  Funds-With  respect to any  distribution  date and loan group,  an amount  equal to the excess of (i) the  Available
Distribution Amount or Aggregate Available  Distribution Amount, as applicable,  over (ii) the sum of the Senior Interest  Distribution
Amount or Aggregate Senior Interest  Distribution Amount, as applicable,  the Senior Principal  Distribution Amount or Aggregate Senior
Principal  Distribution  Amount (both  determined  without  regard to clause (iv) of the definition of "Senior  Principal  Distribution
Amount"), as applicable,  the Class A-P Principal  Distribution Amount for loan group I, loan group II or loan group III, as applicable
(determined  without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount") and the aggregate amount of
Accrued  Certificate  Interest on the Class I-M, Class I-B-1 and Class I-B-2  Certificates,  or the Class II-M,  Class II-B-1 and Class
II-B-2 Certificates, as applicable.

         Excess  Bankruptcy  Losses-With  respect to a loan group,  Bankruptcy  Losses on the related  mortgage  loans in excess of the related Bankruptcy Amount.

         Excess Fraud Losses- With respect to a loan group,  Fraud Losses on the related  mortgage loans in excess of the related Fraud
Loss Amount.

         Excess Special Hazard Losses- With respect to a loan group,  Special Hazard Losses on the related  mortgage loans in excess of the related Special Hazard Amount.

         Excess  Subordinate  Principal  Amount-With  respect  to a loan  group  and any  distribution  date on which  the  Certificate
Principal  Balance of the most  subordinate  class or  classes of  certificates  related to that loan group then  outstanding  is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance of that class or those classes of certificates immediately  prior to that  distribution  date over the  aggregate  amount of Realized  Losses to be  allocated  to that class or those classes of  certificates  on that  distribution  date, as reduced by any amount  calculated with respect to that loan group pursuant to clause (v) of the definition of "Class A-P Principal  Distribution  Amount." The Excess Subordinate  Principal Amount will be allocated among loan group I and loan group II on a pro rata basis in  accordance  with the amount of Realized  Losses on the  mortgage  loans in each such loan group allocated to the certificates on that distribution date.

         Final  Disposition-With  respect  to a  defaulted  mortgage  loan,  a Final  Disposition  is  deemed to have  occurred  upon a determination  by the master  servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         Interest  Accrual  Period-For all classes of  certificates,  other than the Adjustable Rate  Certificates,  the calendar month preceding the month in which the  distribution  date occurs.  The Interest  Accrual Period for the Adjustable Rate  Certificates is the
one-month period  commencing on the 25th day of the month preceding the month in which the  distribution  date occurs and ending on the
24th day of the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions  of interest on any distribution  date for all classes of certificates,  including the Adjustable Rate  Certificates,  will reflect interest  accrued,  and receipts for that  interest  accrued,  on the mortgage  loans for the preceding  calendar  month,  as may be reduced by any  Prepayment
Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

         Lockout  Percentage-For  any  distribution  date  occurring  prior to the  distribution  date in  January  2012,  0%.  For any distribution date occurring after the first five years following the issuance date, a percentage determined as follows:

                      o    for any distribution date during the sixth year after the issuance date, 30%;

                      o    for any distribution date during the seventh year after the issuance date, 40%;

                      o    for any distribution date during the eighth year after the issuance date, 60%;

                      o    for any distribution date during the ninth year after the issuance date, 80%; and

                      o    for any distribution date thereafter, 100%.

         Net Mortgage  Rate-As to a mortgage  loan,  the mortgage rate minus the rate per annum at which the related  master  servicing and subservicing fees accrue.

         Non-Discount Mortgage Loan-The mortgage loans other than the Discount Mortgage Loans.

         Notional  Amount-  As of any date of  determination,  the  Notional  Amount of the Class  I-A-2  Certificates  is equal to the
Certificate  Principal Balance of the Class I-A-1  Certificates  immediately prior to that date. The Notional Amount of the Class I-A-2
Certificates was  approximately  $88,758,162  after giving effect to distributions  on the November 26, 2007  distribution  date. As of any date of determination,  the Notional Amount of the Class I-A-7  Certificates is equal to (0.25/6.50)  multiplied by the Certificate
Principal  Balance  of the  Class  I-A-6  Certificates  immediately  prior  to that  date.  The  Notional  Amount  of the  Class  I-A-7
Certificates was approximately  $1,844,314 after giving effect to distributions on the November 26, 2007  distribution  date. As of any date of determination,  the Notional Amount of the Class II-A-2  Certificates is equal to the aggregate  Certificate  Principal Balance of the Class II-A-1  Certificates  and Class  II-A-4  Certificates  immediately  prior to that date.  The Notional  Amount of the Class
II-A-2  Certificates was approximately  $529,684,147  after giving effect to distributions on the November 26, 2007 distribution  date.
As of any date of  determination,  the Notional Amount of the Class II-A-6  Certificates is equal to the Certificate  Principal Balance of the  Class  II-A-5  Certificates  immediately  prior to that  date.  The  Notional  Amount  of the  Class  II-A-6  Certificates  was
approximately  $41,326,005  after  giving  effect to  distributions  on the  November  26, 2007  distribution  date.  As of any date of determination,  the Notional Amount of the Class I-A-V  Certificates is equal to the aggregate Stated Principal  Balance of the group I loans prior to that date. The Notional Amount of the Class I-A-V  Certificates was  approximately  $292,651,823  after giving effect to distributions  on the November 26, 2007  distribution  date. As of any date of  determination,  the Notional Amount of the Class II-A-V
Certificates is equal to the aggregate  Stated  Principal  Balance of the group II loans prior to that date. The Notional Amount of the
Class II-A-V  Certificates was  approximately  $632,167,794  after giving effect to distributions on the November 26, 2007 distribution date.  As of any date of  determination,  the  Notional  Amount of the Class  III-A-V  Certificates  is equal to the  aggregate  Stated
Principal  Balance of the group III loans prior to that date. The Notional Amount of the Class III-A-V  Certificates was  approximately
$ 91,411,122  after giving  effect to  distributions  on the November 26, 2007  distribution  date.  Reference to a Notional  Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

         Record Date-With respect to any  certificates,  other than the Adjustable Rate Certificates for so long as the Adjustable Rate
Certificates  are in  book-entry  form,  and any  distribution  date,  the close of business on the last  business day of the preceding calendar month.  With respect to the Adjustable Rate  Certificates and any distribution  date provided the Adjustable Rate Certificates are in book-entry form, the close of business on the business day prior to that distribution date

         Senior  Accelerated  Distribution  Percentages- For loan group I, loan group II and loan group III and any  distribution  date occurring prior to the distribution  date in January 2012, 100%. The Senior  Accelerated  Distribution  Percentage for any distribution date and loan group I, loan group II and loan group III  occurring  after the first five years  following  the issuance date will be as follows:

              o   for any  distribution  date during the sixth year after the issuance  date,  the related  Senior  Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

              o   for any  distribution  date during the seventh year after the issuance date,  the related Senior  Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

              o   for any  distribution  date during the eighth year after the issuance date,  the related  Senior  Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

              o   for any  distribution  date during the ninth year after the issuance  date,  the related  Senior  Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

              o   for any distribution date thereafter, the related Senior Percentage for that distribution date.

         If on any  distribution  date the weighted  average of the Senior  Percentages for loan group I and loan group II, weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the related loan group  excluding  the Discount  Fraction of the
Discount  Mortgage  Loans,  exceeds  the  weighted  average  of the  initial  Senior  Percentages  for loan  group I and loan group II, calculated  on that  basis,  each of the  Senior  Accelerated  Distribution  Percentages  for loan  group I and loan  group II for that distribution  date will once again  equal  100%.  If on any  distribution  date the Senior  Percentage  for loan group III  exceeds the initial  Senior  Percentage  for  that  loan  group,  the  Senior  Accelerated  Distribution  Percentage  for loan  group  III for that distribution date will once again equal 100%.

         Any scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for loan group I and loan group II shall not be made as of any distribution date unless either:

         (a)(i)(X) the  outstanding  principal  balance of mortgage loans in loan group I and loan group II delinquent 60 days or more, including  mortgage  loans in  foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding
Certificate  Principal  Balance of the related  Class M  Certificates  and related  Class B  Certificates,  is less than 50% or (Y) the outstanding  principal  balance of mortgage  loans in loan group I and loan group II  delinquent  60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal  balance of all mortgage loans in loan group I and loan group II averaged over the last six months, does not exceed 2%, and

         (ii)     Realized  Losses on the  mortgage  loans in loan group I and loan  group II to date for that  distribution  date,  if occurring during the sixth, seventh,  eighth, ninth or tenth year, or any year thereafter,  after the issuance date, are less than 30%,
35%, 40%, 45% or 50%,  respectively,  of the sum of the initial Certificate  Principal Balances of the related Class M Certificates and related Class B Certificates; or

         (b)(i) the  outstanding  principal  balance of mortgage  loans in loan group I and loan group II  delinquent  60 days or more, including  mortgage  loans in  foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding principal balance of all mortgage loans in loan group I and loan group II averaged over the last six months, does not exceed 4%, and

         (ii)     Realized  Losses on the  mortgage  loans in loan group I and loan  group II to date for that  distribution  date,  if occurring during the sixth,  seventh,  eighth, ninth or tenth year or any year thereafter,  after the issuance date, are less than 10%,
15%, 20%, 25% or 30%,  respectively,  of the sum of the initial Certificate  Principal Balances of the related Class M Certificates and related Class B Certificates.

         Any  scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for loan group III shall not be made as of any distribution date unless either:

         (a)(i)(X)  the  outstanding  principal  balance of  mortgage  loans in loan group III  delinquent  60 days or more,  including mortgage  loans in  foreclosure  and  REO,  averaged  over the last six  months,  as a  percentage  of the  aggregate  outstanding
     Certificate  Principal  Balance of the related Class M Certificates and related Class B Certificates,  is less than 50% or (Y) the outstanding  principal  balance of  mortgage  loans in loan group III  delinquent  60 days or more,  including  mortgage  loans in foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal  balance of all mortgage loans in loan group III averaged over the last six months, does not exceed 2%, and

         (ii)     Realized Losses on the mortgage loans in loan group III to date for that  distribution  date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter,  after the issuance date, are less than 30%, 35%, 40%, 45% or
     50%, respectively,  of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class
     B Certificates; or

         (b)(i) the outstanding  principal balance of mortgage loans in loan group III delinquent 60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans in loan group III averaged over the last six months, does not exceed 4%, and

         (ii)     Realized Losses on the mortgage loans in loan group III to date for that  distribution  date, if occurring during the sixth, seventh,  eighth, ninth or tenth year or any year thereafter,  after the issuance date, are less than 10%, 15%, 20%, 25% or
     30%, respectively,  of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class
     B Certificates

         Notwithstanding  the  foregoing,  upon reduction of the  Certificate  Principal  Balances of the related Senior  Certificates, other than the related Class A-P Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%.

         Senior Interest  Distribution  Amount- With respect to any distribution date and loan group the amount of Accrued  Certificate
Interest to be distributed to the holders of the related Senior Certificates for that distribution date.

         Senior Percentage- The Class I-A Percentage, the Class II-A Percentage or the Class III-A Percentage, as applicable.

         Senior Principal  Distribution  Amount- With respect to any  distribution  date and a loan group the lesser of (a) the balance of the related  Available  Distribution  Amount remaining after the related Senior Interest  Distribution  Amount and related Class A-P
Principal  Distribution  Amount  (determined  without  regard to clause  (v) of the  definition  of "Class A-P  Principal  Distribution
Amount"), in each case, for the related loan group have been distributed and (b) the sum of:

              (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

              (1)   the  principal  portion of all  scheduled  monthly  payments on the mortgage  loans in the related loan group other than the related Discount  Fraction of the principal  portion of those payments with respect to each Discount Mortgage Loan in the related loan group,  due during the related Due Period,  whether or not received on or prior to the related  determination date less the  principal  portion of Debt  Service  Reductions,  other than the related  Discount  Fraction  of the  principal portion of the Debt Service  Reductions  with respect to each Discount  Mortgage Loan,  which  together with other  Bankruptcy
         Losses are in excess of the Bankruptcy Amount;

              (2)   the  principal  portion of all proceeds of the  repurchase  of a mortgage loan in the related loan group or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  other than the  related  Discount  Fraction of the principal  portion of those  proceeds  with respect to each Discount  Mortgage Loan in the related loan group,  as required by the pooling and servicing agreement during the preceding calendar month; and

              (3)   the  principal  portion of all other  unscheduled  collections,  including  Subsequent  Recoveries,  received  with respect to the related loan group during the preceding calendar month,  other than full and partial mortgagor  prepayments and any amounts  received in connection with a Final  Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal,  other than the related Discount  Fraction of the principal  portion of those  unscheduled collections, with respect to each Discount Mortgage Loan in the related loan group;

              (ii)in  connection  with the Final  Disposition  of a mortgage  loan in the related  loan group (x) that  occurred in the preceding  calendar  month and (y) that did not result in any Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
         Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

              (1)   the  then-applicable  related Senior  Percentage of the Stated  Principal  Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

              (2)   the then-applicable  related Senior Accelerated  Distribution  Percentage of the related  unscheduled  collections, including Insurance Proceeds and Liquidation  Proceeds,  to the extent applied as recoveries of principal,  in each case other than the portion of the  collections,  with respect to a Discount  Mortgage Loan in the related loan group  included in clause
         (iii) of the definition of Class A-P Principal Distribution Amount;

              (iii)  the then-applicable related Senior Accelerated  Distribution  Percentage of the aggregate of all partial mortgagor prepayments  made during the preceding  calendar month and mortgagor  prepayments  in full made during the related  Prepayment
         Period,  with  respect to the related  loan group other than the related  Discount  Fraction of  mortgagor  prepayments,  with respect to each Discount Mortgage Loan in the related loan group;

              (iv)any Excess Subordinate  Principal Amount allocated to the related loan group as described in the definition of Excess
         Subordinate Principal Amount, for that distribution date;

              (v) in the case of loan group I and loan group II only, any additional  amounts from another loan group to be included in the Senior Principal  Distribution  Amount with respect to such loan group pursuant to the first paragraph of clause (d) under
         "-Principal Distributions on the Senior Certificates"; and

              (vi)any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through
         (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable to Realized Losses which were allocated to the related Class M Certificates or the related Class B Certificates; minus

              (vii) the related  Capitalization  Reimbursement  Amount for such  distribution  date,  other than the  related  Discount
         Fraction of any portion of that amount  related to each  Discount  Mortgage  Loan in the related  loan group  multiplied  by a fraction,  the numerator of which is the related Senior Principal  Distribution  Amount,  without giving effect to this clause
         (vii),  and  the  denominator  of  which  is the  sum of the  principal  distribution  amounts  for  all  classes  of  related certificates,  other than the related Class A-P Certificates,  payable from the Available  Distribution Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

         Subordinate  Percentage-  With respect to any loan group as of any date of  determination a percentage equal to 100% minus the related Senior Percentage as of that date.

         Subsequent  Recoveries-Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Interest Distributions

         Holders of each class of Senior  Certificates  other than the Principal Only Certificates will be entitled to receive interest distributions  in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the related  Available  Distribution  Amount for that  distribution  date,  commencing  on the first  distribution  date in the case of all classes of Senior Certificates entitled to interest distributions.

         Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any  distribution  date, any Prepayment  Interest  Shortfalls  resulting from prepayments in full or prepayments  in part made on a mortgage  loan in a loan group during the preceding  calendar  month that are being  distributed  to the related  certificateholders  on that distribution  date will be offset by the master servicer,  but only to the extent those Prepayment
Interest  Shortfalls  do not exceed an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the  aggregate  Stated  Principal
Balance of the mortgage  loans in the related loan group  immediately  preceding that  distribution  date and (b) the sum of the master servicing  fee payable to the master  servicer for its master  servicing  activities  and  reinvestment  income  received by the master servicer on amounts  payable with respect to the mortgage  loans in the related  loan group and that  distribution  date.  No assurance can be given that the master servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.
Any Prepayment  Interest  Shortfalls  which are not covered by the master servicer on any  distribution  date will not be reimbursed on any future  distribution date. See "Pooling and Servicing  Agreement-Servicing  and Other Compensation and Payment of Expenses" in this prospectus supplement.

         If on any  distribution  date the  Available  Distribution  Amount  with  respect  to a loan  group is less  than the  Accrued
Certificate  Interest on the Senior  Certificates  payable from that loan group,  the shortfall will be allocated  among the holders of the related Senior  Certificates in proportion to the respective amounts of Accrued  Certificate  Interest payable from that loan group for that distribution date. In addition,  the amount of any such interest  shortfalls that are covered by subordination,  specifically, interest  shortfalls  not  described in clauses (i) through (iv) in the  definition  of Accrued  Certificate  Interest,  will be unpaid
Accrued  Certificate  Interest and will be  distributable  to holders of the certificates of those classes entitled to those amounts on subsequent  distribution  dates, in each case to the extent of available funds for the related loan group after interest  distributions as described in this prospectus supplement.

         These  interest  shortfalls  could  occur,  for  example,  if  delinquencies  on  the  mortgage  loans  in a loan  group  were exceptionally  high and were  concentrated in a particular  month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried  forward  will not bear  interest.  Any  interest  shortfalls  will not be offset by a  reduction  in the  servicing compensation  of the master  servicer or otherwise,  except to the limited  extent  described in the second  preceding  paragraph  with respect to Prepayment Interest Shortfalls.

         The  pass-through  rates on all classes of  certificates,  other than the Adjustable  Rate,  Variable Strip and Principal Only
Certificates, are fixed and are listed on page S-8 and S-9 of this prospectus supplement.

         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

              (1)   The pass-through  rate on the Class I-A-1  Certificates  with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 5.4725% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of the Available Funds Cap and a minimum rate of 0.60% per annum.

              (2)   The pass-through  rate on the Class I-A-2  Certificates  with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 0.7775% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 5.65% minus LIBOR, with a maximum rate of 5.65% per annum and a minimum rate of 0.00% per annum.

              (3)   The pass-through  rate on the Class II-A-1  Certificates with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 5.3225% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.45%, with a maximum rate of 7.00% per annum and a minimum rate of 0.45% per annum.

              (4)   The pass-through  rate on the Class II-A-2  Certificates with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 1.6775% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.55% minus LIBOR, with a maximum rate of 6.55% per annum and a minimum rate of 0.00% per annum.

              (5)   The pass-through  rate on the Class II-A-4  Certificates with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 5.3225% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.45%, with a maximum rate of 7.00% per annum and a minimum rate of 0.45% per annum.

              (6)   The pass-through  rate on the Class II-A-5  Certificates with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 5.1725% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.30%, with a maximum rate of 7.50% per annum and a minimum rate of 0.30% per annum.

              (7)   The pass-through  rate on the Class II-A-6  Certificates with respect to the Interest Accrual Period related to the
         November 26, 2007  distribution  date was 2.3275% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to 7.20% minus LIBOR, with a maximum rate of 7.20% per annum and a minimum rate of 0.00% per annum.

         The pass-through  rates on the Class I-M Certificates  will be a weighted average of 6.25% and 7.00% per annum with respect to loan group I and loan group II, respectively, weighted on the basis of the related Subordinate Percentage.

         The pass-through rate on the Variable Strip  Certificates on each distribution date will equal the weighted average,  based on the Stated Principal  Balance of the mortgage loans immediately  preceding that  distribution  date, of the pool strip rates on each of the  mortgage  loans in the related loan group.  The pool strip rate on any mortgage  loan in loan group I is equal to its Net Mortgage
Rate minus 6.25% per annum,  but not less than 0.00% per annum.  The pool strip rate on any mortgage  loan in loan group II is equal to its Net  Mortgage  Rate minus  7.00% per annum,  but not less than 0.00% per annum.  The pool strip rate on any  mortgage  loan in loan group III is equal to its Net Mortgage Rate minus 5.75%,  but not less than 0.00%.  As of the reference  date,  the pool strip rates on the mortgage  loans in loan group I ranged  between  0.0000% and 1.2950% per annum.  As of the reference  date, the pool strip rates on the mortgage loans in loan group II ranged  between  0.0000% and 1.4650% per annum.  As of the reference  date, the pool strip rates on the mortgage loans in loan group III ranged between 0.0000% and 2.1700% per annum.  The  pass-through  rates on the Class I-A-V,  Class
II-A-V and Class III-A-V  Certificates  with respect to the Interest Accrual Period related to the November 26, 2007  distribution date were approximately 0.4027%, 0.1515% and 0.5468% per annum, respectively.

         As described in this prospectus  supplement,  the Accrued Certificate Interest allocable to each class of certificates,  other than the Principal Only  Certificates,  which are not entitled to  distributions  of interest,  is based on the  Certificate  Principal
Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

         The holders of the Class I-A-P, Class II-A-P and Class III-A-P Certificates are not entitled to distributions of interest.

Determination of LIBOR

         LIBOR for any Interest  Accrual Period after the initial  Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         On each  distribution  date,  LIBOR  shall be  established  by the  trustee  and as to any  Interest  Accrual  Period  for the
Adjustable  Rate  Certificates  other than the initial  Interest  Accrual  Period,  LIBOR will equal the rate for United  States dollar deposits for one month which appears on the Reuters  Screen  LIBOR01 page as of 11:00 A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest Accrual Period,  or the LIBOR rate adjustment  date.  Reuters Screen LIBOR01 page means the display  designated  as page  LIBOR01 on the  Reuters  Screen or any other page as may  replace  LIBOR01  page on that  service for the purpose of displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other page as may replace that page on that service,  or if the service is no longer  offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after  consultation  with the master  servicer,  the rate will be the reference  bank rate as described below.

         The  reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market,  selected by the trustee after  consultation  with the master  servicer.  The reference  bank rate will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Adjustable Rate
Certificates  then  outstanding.  The trustee will request the  principal  London  office of each of the  reference  banks to provide a quotation of its rate. If at least two quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the Adjustable Rate  Certificates then outstanding.  If no quotations can be obtained, the rate  will be LIBOR for the prior  distribution  date;  provided  however,  if,  under the  priorities  listed  previously  in this paragraph,  LIBOR  for a  distribution  date  would be based on LIBOR for the  previous  distribution  date for the  third  consecutive distribution date, the trustee shall, after  consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending rates that is calculated  and published or otherwise made  available  by an  independent  party.  LIBOR  business  day means any day other than (i) a Saturday  or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the master  servicer's  subsequent  calculation  of the  pass-through  rates applicable to the Adjustable Rate  Certificates  for the relevant  Interest Accrual Period,  in the absence of manifest error,  will be final and binding.

Principal Distributions on the Senior Certificates

         The holders of the Senior  Certificates,  other than the Interest Only  Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each distribution  date, in the priority  described in this prospectus  supplement and to the extent of the  portion of the related  Available  Distribution  Amount  remaining  after the  distribution  of the  related  Senior
Interest  Distribution  Amount a distribution  allocable to principal equal to in the case of (i) the Senior  Certificates,  other than the related Class A-P  Certificates,  the related  Senior  Principal  Distribution  Amount,  and (ii) the Class A-P  Certificates,  the
related Class A-P Principal Distribution Amount.

         After the  distribution  of the  related  Senior  Interest  Distribution  Amount,  distributions  of  principal  on the Senior
Certificates on each distribution date will be made as follows;

              (a)     For the Group I Senior Certificates, prior to the occurrence of the Credit Support Depletion Date:

                 (i)      the  Class A-P  Principal  Distribution  Amount  for loan  group I shall be  distributed  to the Class  I-A-P
     Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                 (ii)     the Senior  Principal  Distribution  Amount for loan group I shall be distributed in the following manner and priority:

                      (A) first, to the Class R-I  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero

                      (B)  second,  the  balance of the Senior  Principal  Distribution  Amount  for loan group I  remaining  after the distributions, if any, described in clauses (a)(ii)(A) above shall be distributed in the following manner and priority:

                                   (1)      first, to the Lockout  Certificates,  on a pro rata basis until the  Certificate  Principal
                      Balances of the Lockout  Certificates  have been reduced to zero,  an amount equal to the Lockout  Percentage  of the Lockout  Certificates' pro rata share (based on the aggregate  Certificate Principal Balance thereof relative to the  aggregate  Stated  Principal  Balance  of the  mortgage  loans in loan group I (other  than the  Discount
                      Fractions of the  Discount  Mortgage  Loans in loan group I) of the  aggregate  of the  collections  described in clauses  (i),  (ii),  (iii),  (iv) and (v) (net of amounts  set forth in clause  (vi)) of the  definition  of the
                      Senior  Principal  Distribution  Amount for loan group I, without  application  of the Senior  Percentage  or the
                      Senior  Accelerated  Distribution  Percentage for loan group I; provided,  however,  that if the aggregate of the amounts set forth in clauses  (i),  (ii),  (iii),  (iv) and (v) (net of amounts set forth in clause  (vi)) of the definition  of Senior  Principal  Distribution  Amount for loan group I is more than the balance of the Available
                      Distribution  Amount for loan group I remaining after the Senior Interest  Distribution  Amount and the Class A-P
                      Principal  Distribution  Amount  for  loan  group  I have  been  distributed,  the  amount  paid  to the  Lockout
                      Certificates  pursuant  to this  clause  (a)(ii)(B)(1)  shall  be  reduced  by an  amount  equal  to the  Lockout
                      Certificates' pro rata share (based on the aggregate  Certificate  Principal Balance of the Lockout  Certificates
                      relative to the aggregate  Certificate  Principal Balance of the Group I Certificates (other than the Class I-A-P
                      Certificates)) of such difference;

                                   (2)      second,  to the  Class  I-A-1  Certificates,  any  remaining  amount,  up to $1,000 on each distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                   (3)      third, any remaining amount, up to $2,000,000, in the following manner and priority:

                                            (a)     first,  to  the  Class  I-A-6  Certificates,   an  amount  up  to  $1,000  on  each
                                   distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (b)     second, to the Class I-A-3  Certificates,  any remaining amount up to $1,700,000 on each distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (c)     third, any remaining amount in the following manner and priority:

                                                    a.           to the Class I-A-6 Certificates, until the Certificate Principal
                                            Balance thereof has been reduced to zero; and

                                                    b.           any  remaining  amount  to the  Class  I-A-3  Certificates  until  the
                                            Certificate Principal Balance thereof has been reduced to zero;

                                   (4)      fourth, any remaining amount in the following manner and priority:

                                                    a.           to the  Class  I-A-1  Certificates  until  the  Certificate  Principal
                                            Balance thereof has been reduced to zero;

                                                    b.           any  remaining  amount  to the  Class  I-A-6  Certificates  until  the
                                            Certificate Principal Balance thereof has been reduced to zero;

                                                    c.           any  remaining  amount  to the  Class  I-A-3  Certificates  until  the
                                            Certificate Principal Balance thereof has been reduced to zero; and

                                   (5)      fifth, any remaining  amount to the Lockout  Certificates on a pro rata basis in accordance with their respective  Certificate  Principal  Balances,  until the Certificate  Principal  Balances thereof have been reduced to zero.

              (b)     For the Group II Senior Certificates, prior to the occurrence of the Credit Support Depletion Date:

                 (i)      the Class A-P  Principal  Distribution  Amount for loan  group II shall be  distributed  to the Class  II-A-P
     Certificates until the Certificate Principal Balance thereof has been reduced to zero, and

                 (ii)     an amount equal to the Senior  Principal  Distribution  Amount for loan group II shall be  distributed to the
     Class II-A-1,  Class II-A-3,  Class II-A-4 and Class II-A-5  Certificates on a pro rata basis, in accordance with their respective
     Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero.

              (c)     For the Group III Senior Certificates, prior to the occurrence of the Credit Support Depletion Date:

                 (i)       the Class A-P Principal  Distribution  Amount for loan group III shall be  distributed  to the Class III-A-P
     Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                 (ii)      an amount  equal to the Senior  Principal  Distribution  Amount for loan group III shall be  distributed  as follows:

                      (A)  first, to the Class R-II,  Class R-III and Class R-IV  Certificates,  on a pro rata basis in accordance with their respective  Certificate  Principal Balances,  until the Certificate Principal Balances thereof have been reduced to zero; and

                      (B)  second, any remaining amount to the Class III-A-1,  Class III-A-2 and Class III-A-3  Certificates,  on a pro
              rata basis in accordance with their respective  Certificate Principal Balances,  until the Certificate Principal Balances thereof have been reduced to zero.

              (d)     On any distribution  date prior to the occurrence of the Credit Support  Depletion Date for loan group I and loan group II that occurs after the reduction of the aggregate  Certificate  Principal Balance of the Senior  Certificates  relating to loan group I or loan group II to zero,  the  outstanding  Senior  Certificates  related to the other loan group will be  entitled to receive
100% of the mortgagor  prepayments  on the mortgage loans in the loan group related to the Senior  Certificates  that have been reduced to zero.  Such amounts shall be treated as part of the related  Available  Distribution  Amount and  distributed as part of the related
Senior  Principal  Distribution  Amount in accordance  with the  priorities  set forth in clause (a) or (b) above,  in reduction of the
Certificate  Principal  Balances thereof.  Notwithstanding  the foregoing,  remaining Senior  Certificates  relating to loan group I or loan group II will not be entitled to receive  mortgagor  prepayments  on the mortgage  loans in the other loan group if the  following two conditions are  satisfied:  (1) the weighted  average of the  Subordinate  Percentages  for both loan group I and loan group II for such distribution  date,  weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted  average of the initial  Subordinate  Percentages  for both loan group I and loan group II,  calculated on that basis and (2) the  outstanding  principal  balance of the mortgage  loans in both loan groups  delinquent 60 days or more averaged over the last six months,  as a percentage of the aggregate  outstanding  Certificate  Principal  Balance of the Class I-M Certificates
and Class I-B Certificates, is less than 50%.

     On any  distribution  date prior to the Credit  Support  Depletion  Date for loan group I and loan group II on which the aggregate
Certificate  Principal  Balance of the Senior  Certificates  relating  to loan group I or loan group II is greater  than the  aggregate
Stated  Principal  Balance of the mortgage  loans in the related loan group,  in each case after giving effect to  distributions  to be made on such  distribution  date,  (1) 100% of the  mortgagor  prepayments  allocable  to the  Class  I-M  Certificates  and  Class I-B
Certificates  from the mortgage loans in the other loan group will be distributed to such  undercollateralized  Senior  Certificates in accordance  with the priorities  set forth in clause (a) or (b) above,  in reduction of the  Certificate  Principal  Balances  thereof, until the aggregate  Certificate  Principal Balance of such certificates  equals the aggregate Stated Principal Balance of the mortgage loans  in the  related  loan  group  and (2) an  amount  equal  to one  month's  interest  at a rate of (i)  6.25%  per  annum  if such undercollateralized  Senior  Certificates are Group I Senior  Certificates or (ii) 7.00% per annum if such  undercollateralized  Senior
Certificates  are Group II Senior  Certificates  on the amount of such  difference  will be  distributed,  pro rata, from the Available
Distribution  Amount for the other loan group otherwise  allocable to the Class I-M Certificates and Class I-B  Certificates,  based on such  amounts  otherwise  allocable  to the Class I-M  Certificates  and Class I-B  Certificates,  as follows:  first to pay any unpaid interest on such  undercollateralized  Certificates  and then to pay  principal on those  certificates  in the manner  described in (1)
above.

              (e)     On or after the  occurrence  of the  Credit  Support  Depletion  Date for loan  group I and loan group II or loan group III, as applicable,  all  priorities  relating to  distributions  as described in clause (a), (b) (c) above relating to principal among the related Senior  Certificates will be disregarded.  Instead,  an amount equal to the related Class A-P Principal  Distribution
Amount or Class A-P Principal  Distribution  Amounts,  as applicable,  will be distributed to the related Class A-P  Certificates,  and then the applicable Senior Principal  Distribution Amount or Senior Principal  Distribution  Amounts will be distributed to the related outstanding  Senior  Certificates,  other than the Class A-P  Certificates,  pro rata in accordance with their  respective  outstanding
Certificate Principal Balances.

              (f)     After reduction of the Certificate  Principal  Balances of the Senior  Certificates of a Certificate Group, other than the related Class A-P  Certificates,  to zero but prior to the Credit Support  Depletion Date,  those Senior  Certificates,  other than the  related  Class A-P  Certificates,  will be entitled  to no further  distributions  of  principal  and the  related  Available
Distribution Amount will be paid solely to the holders of the remaining  outstanding  certificates in the related Certificate Group, in each case as described in this prospectus supplement.

Allocation of Losses; Subordination

         The  subordination  provided to the Senior  Certificates by the related Class B Certificates  and related Class M Certificates will cover  Realized  Losses on the  mortgage  loans in the  related  loan group that are  Defaulted  Mortgage  Losses,  Fraud  Losses,
Bankruptcy  Losses and Special Hazard  Losses.  Any Realized  Losses which are not Excess  Special Hazard Losses,  Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

              o   first, to the related Class B Certificates; and

              o   second, to the related Class M Certificates;

         in each case until the Certificate  Principal  Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount  Mortgage Loan, to the related Class A-P  Certificates in an amount equal to the related Discount
Fraction of the principal  portion of the Realized Loss until the  Certificate  Principal  Balance of such Class A-P  Certificates  has been reduced to zero, and the remainder of the Realized  Losses on Discount  Mortgage Loans in each loan group and the entire amount of
Realized  Losses on  Non-Discount  Mortgage  Loans in each loan  group,  will be  allocated  on a pro rata basis to the (i) the Group I
Senior  Certificates,  other than the Class I-A-P  Certificates,  in case of such Realized Losses on group I loans;,  (ii) the Group II
Senior Certificates,  other than the Class II-A-P Certificates,  in case of such Realized Losses on group II loans, and (iii) the Group
III Senior Certificates,  other than the Class III-A-P Certificates,  in the case of such Realized Losses on Group III loans. Investors in the Class I-A-P  Certificates and Class II-A-P  Certificates  should be aware that because the I-M Certificates and I-B Certificates represent  interests in both loan group I and loan group II, the Certificate  Principal Balance of Class I-M Certificates and Class I-B
Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in the other loan group.  Therefore,  although  Realized  Losses on the mortgage  loans in loan group I or loan group II may be only be allocated to the related Senior  Certificates,  the allocations to the Class I-M  Certificates  and Class I-B Certificates of Realized Losses on the
mortgage  loans in the  other  loan  group  will  reduce  the  subordination  provided  to the  Senior  Certificates  by the  Class I-M
Certificates  and Class I-B  Certificates  and increase the  likelihood  that  Realized  Losses may be allocated to any class of Senior
Certificates.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

         •        its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized Loss, in each case until the  Certificate  Principal  Balance of that class has been  reduced to zero,  provided  that no reduction  shall reduce the  aggregate
Certificate  Principal  Balance of the  Certificate  Group  related to the combined  loan group I and loan group II below the aggregate
Stated Principal  Balance of the group I loans and group II loans, or the aggregate  Certificate  Principal  Balance of the Certificate
Group related to loan group III below the aggregate Stated Principal Balance of the group III loans; and

         •        the Accrued Certificate  Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

         In  addition,  any  allocation  of a Realized  Loss to a Class M  Certificate  may also be made by  operation  of the  payment priority to the related Senior Certificates described under "-Principal Distributions on the Senior Certificates".

         As used in this prospectus  supplement,  subordination refers to the provisions discussed above for the sequential  allocation of Realized  Losses among the various  classes,  as well as all provisions  effecting  those  allocations  including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders,  the master servicer or subservicer may permit servicing  modifications of the mortgage loan rather than  proceeding  with  foreclosure,  as described under  "Description  of the  Certificates-Servicing  and
Administration  of Mortgage  Collateral" in the  prospectus.  However the master  servicer's and the  subservicer's  ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the following.  Advances and other amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the  principal  balance of the mortgage  loan,  or  capitalized  amounts  added to the mortgage  loan,  will be required to be fully amortized  over the remaining  term of the mortgage loan. All  capitalizations  are to be  implemented in accordance  with  Residential
Funding's  program guide and may be implemented  only by subservicers  that have been approved by the master servicer for that purpose.
The final maturity of any mortgage loan shall not be extended  beyond the assumed final  distribution  date. No servicing  modification with respect to a mortgage  loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage  rate as in effect on the cut-off date,  but not less than the servicing  fee rate.  Further,  the  aggregate  current  principal  balance of all mortgage loans subject to  modifications  can be no more than five percent (5%) of the aggregate  principal  balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any Advances made on any mortgage loan will be reduced to reflect any related  servicing  modifications  previously  made. The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

         Allocations  of the  principal  portion  of Debt  Service  Reductions  to each  class  of  Class M  Certificates  and  Class B
Certificates will result from the priority of distributions of the related Available  Distribution  Amount,  which  distributions shall be made first to the  related  Senior  Certificates,  second to the  related  Class M  Certificates  and third to the  related  Class B
Certificates.  An allocation of the interest  portion of a Realized  Loss as well as the principal  portion of Debt Service  Reductions will not reduce the level of subordination,  as that term is defined in this prospectus supplement,  until an amount in respect thereof has been actually disbursed to the related Senior Certificateholders or the related Class M Certificateholders, as applicable.

         The holders of the Senior  Certificates and Class M Certificates will not be entitled to any additional  payments with respect to Realized  Losses  from  amounts  otherwise  distributable  on any classes of  certificates  subordinate  thereto,  except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection  Shortfalls,  to the extent of  related  Eligible  Funds.  Accordingly,  the  subordination  provided  to  the  Senior  Certificates,  other  than  the  Class  A-P
Certificates,  by the  respective  classes of  certificates  subordinate  thereto  with  respect to Realized  Losses  allocated  on any distribution date will be effected  primarily by increasing the related Senior  Percentage of future  distributions of principal of the remaining  mortgage  loans in the related loan group.  Because the Discount  Fraction of each  Discount  Mortgage  Loan will not change over time, the protection  from losses provided to the Class A-P  Certificates by the related Class M Certificates  and related Class B
Certificates  is  limited to the prior  right of the Class A-P  Certificates  to receive  distributions  in  respect  of  principal  as described in this prospectus  supplement.  Furthermore,  principal  losses on the mortgage loans that are not covered by  subordination will be allocated to the Class A-P  Certificates  only to the extent they occur on a Discount  Mortgage  Loan in the related loan group and only to the extent of the related Discount  Fraction of those losses.  The allocation of principal losses on the Discount  Mortgage
Loans may result in those  losses  being  allocated in an amount that is greater or less than would have been the case had those losses been  allocated  in  proportion  to the  Certificate  Principal  Balance  of the  related  Class A-P  Certificates.  Thus,  the  Senior
Certificates,  other than the Class A-P  Certificates,  will bear the entire  amount of losses on mortgage  loans in the  related  loan group that are not allocated to the related Class M Certificates  and related Class B Certificates,  other than the amount allocable to the related  Class A-P  Certificates,  which losses will be  allocated  pro rata among the (i) Class I-A  Certificates  (other than the
Class I-A-P  Certificates)  and Class R-I  Certificates  in the case of a Realized  Loss on a mortgage loan in group I, (ii) Class II-A
Certificates  (other than the Class II-A-P  Certificates)  in the case of a Realized Loss on a mortgage loan in loan group II, or (iii)
Class III-A-1 (other than the Class III-A-P  Certificates),  Class R-II, Class R-III and Class R-IV  Certificates in case of loan group
III as described in this prospectus supplement.

         The  related  Senior  Percentage  of any Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses,
Extraordinary  Losses or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage Loans in loan group I or loan group II will be allocated on a pro rata basis among the Class I-A  Certificates  or Class II-A  Certificates,  as applicable,  and the remainder  of such losses  will be  allocated  on a pro rata basis among the Class I-M  Certificates  and Class I-B  Certificates.  Any
Excess  Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary  Losses or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage Loans in loan group III will be allocated on a pro rata basis to the Class III-A,
Class II-M and Class II-B  Certificates.  The principal  portion of these losses on Discount Mortgage Loans in loan group I, loan group
II or loan group III will be allocated to the related Class A-P  Certificates  in an amount equal to their related  Discount  Fraction, and,  (i) with  respect to loan group I and loan group II, the related  Senior  Percentage  of the  remainder of the losses on Discount
Mortgage Loans will be allocated on a pro rata basis among the Class I-A Certificates or Class II-A  Certificates,  as applicable,  and thereafter,  the remaining  amount of such losses will be allocated on a pro rata basis among the Class I-M  Certificates and Class I-B
Certificates,  and (ii) with respect to loan group III, the remainder of the losses on Discount  Mortgage  Loans will be allocated on a pro rata basis among the Class III-A, Class II-M and Class II-B Certificates.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of  certificates  means an allocation to each of those  classes  of  certificates  on the basis of its then  outstanding  Certificate  Principal  Balance  prior to giving  effect to distributions to be made on that  distribution  date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued  Certificate  Interest thereon payable from the related loan group, in respect of that  distribution date in the case of an allocation of the interest portion of a Realized Loss.

         In order to maximize the likelihood of distribution in full of the Senior Interest  Distribution  Amount,  Class A-P Principal
Distribution  Amount and Senior Principal  Distribution  Amount, in each case for each loan group on each distribution date, holders of the related  Senior  Certificates  have a right to  distributions  of the related  Available  Distribution  Amount that is prior to the rights of the holders of the related Class M  Certificates  and related Class B  Certificates,  to the extent  necessary to satisfy the related Senior Interest  Distribution  Amount,  Class A-P Principal  Distribution Amount and Senior Principal  Distribution  Amount, in
each case, with respect to the related loan group.

         The application of the related Senior Accelerated Distribution Percentage,  when it exceeds the related Senior Percentage,  to determine the related Senior Principal  Distribution Amount will accelerate the amortization of the related Senior Certificates,  other than the related Class A-P  Certificates,  in the aggregate  relative to the actual  amortization of the related  mortgage  loans.  The
Class A-P Certificates  will not receive more than the Discount  Fraction of any unscheduled  payment  relating to a Discount  Mortgage
Loan in the related loan group.  To the extent that the Senior  Certificates in the aggregate,  other than the Class A-P  Certificates, are amortized  faster than the mortgage loans in their respective loan groups,  in the absence of offsetting  Realized Losses allocated to the related Class M Certificates and related Class B Certificates,  the percentage  interest evidenced by the Senior Certificates in the related loan group will be decreased,  with a corresponding  increase in the interest in the trust evidenced by the related Class M
Certificates and related Class B Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances,  the subordination  afforded the Senior Certificates by the related Class M Certificates and related Class B Certificates  collectively.  In addition,  if losses on the  mortgage  loans in a loan group  exceed the amounts  described  in the  definition  of Senior  Accelerated
Distribution  Percentage or the conditions  described in clause (d) under "-Principal  Distributions on the Senior Certificates" occur, a greater  percentage of full and partial mortgagor  prepayments may be allocated to the related Senior  Certificates in the aggregate, other than the related Class A-P Certificates,  than would otherwise be the case, thereby  accelerating the amortization of the related
Senior Certificates relative to the related Class M Certificates and related Class B Certificates.

         As of any date of  determination  following the cut-off date,  the Special Hazard Amount with respect to loan group I and loan group II combined  and loan group III shall equal  $10,776,486  and  $2,820,000,  respectively,  less the sum of any amounts  allocated through  subordination  relating to Special  Hazard Losses in the related loan group or loan groups.  In addition,  the Special  Hazard
Amount with respect to a loan group will be further reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding  principal  balance of the mortgage loans in the related loan group or loan groups.  The Special Hazard Amount with respect to loan group I and loan group II combined  and loan group III was equal to  $10,776,486  and  $2,820,00,  respectively,  after  giving effect to distributions on the November 26, 2007 distribution date.

         The Fraud Loss Amount with respect to loan group I and loan group II combined  was equal to  $32,329,459  after giving  effect to  distributions  on the November  26, 2007  distribution  date.  The Fraud Loss Amount with respect to loan group I and loan group II combined  shall be reduced over the first five years after the cut-off date in  accordance  with the terms of the pooling and servicing agreement.  After the fifth  anniversary  of the cut-off  date,  the Fraud Loss  Amount with  respect to loan group I and loan group II combined will be zero.

         The Fraud Loss Amount with respect to loan group III was equal to  $3,126,345  after  giving  effect to  distributions  on the
November 26, 2007  distribution  date.  The Fraud Loss Amount with respect to loan group III shall be reduced over the first five years after the cut-off  date in  accordance  with the terms of the pooling  and  servicing  agreement.  After the fifth  anniversary  of the cut-off date, the Fraud Loss Amount with respect to loan group III will be zero.

         The  Bankruptcy  Amount with  respect to loan group I and loan group II  combined  was equal to  $477,078  and the  Bankruptcy
Amount with respect to loan group III was equal to $150,000,  in each case,  after giving effect to  distributions  on the November 26,
2007  distribution  date. As of any date of  determination,  the related  Bankruptcy  Amount will equal the excess,  if any, of (1) the lesser of (a) that Bankruptcy  Amount as of the business day next preceding the most recent  anniversary of the cut-off date and (b) an amount  calculated under the terms of the pooling and servicing  agreement,  which amount as calculated will provide for a reduction in that Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy  Losses in the related loan group allocated solely to the related
Class M Certificates or Class B Certificates through subordination since that anniversary.

         Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be  applicable  in  connection  with a
Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

              o   the master  servicer is diligently  pursuing any remedies that may exist in connection with the  representations  and warranties made regarding the related mortgage loan; and

              o   either:

              o   the related mortgage loan is not in default with regard to payments due thereunder; or

              o   delinquent  payments of principal and interest  under the related  mortgage  loan and any premiums on any  applicable standard hazard  insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount for each loan group or loan groups may be further reduced as described in the prospectus under "Description of Credit Enhancement-Subordination."

Advances

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

         These  Advances  are  required to be made only to the extent they are deemed by the master  servicer  to be  recoverable  from related late collections,  Insurance Proceeds,  Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B
Certificates or related Class M  Certificates.  Recoverability  is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an  assessment  of the fair market  value of the related  mortgaged  property.  The purpose of making these Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer  will not be required to make any Advances  with respect to  reductions  in the amount of the monthly  payments on the mortgage  loans due to Debt  Service  Reductions  or the  application  of the Relief Act or similar  legislation  or  regulations.  Any failure by the master  servicer to make an Advance as required under the pooling and servicing  agreement  will  constitute an event of default  thereunder,  in which case the trustee,  as successor  master servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement.

         All  Advances  will be  reimbursable  to the master  servicer  on a first  priority  basis from  either (a) late  collections,
Insurance  Proceeds and  Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any
Advance that remains  unreimbursed in whole or in part following the final  liquidation of the related  mortgage loan, from any amounts otherwise  distributable  on any of the related Class B  Certificates  or related Class M  Certificates;  provided,  however,  that any
Advances that were made with respect to  delinquencies  which  ultimately  were  determined to be Excess Special Hazard Losses,  Excess
Fraud  Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are  reimbursable  to the master  servicer out of any funds in the
Custodial  Account prior to  distributions  on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

         In addition,  if the Certificate  Principal Balances of the related Class M Certificates and related Class B Certificates have been reduced to zero,  any Advances  previously  made which are deemed by the master  servicer to be  nonrecoverable  from related late collections,  Insurance  Proceeds and  Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the Custodial
Account in respect of the related loan group prior to distributions on the Senior Certificates.

         The  pooling and  servicing  agreement  provides  that the master  servicer  may enter into a facility  with any person  which provides that such person, or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances,  although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or Servicing  Advances.  No facility  will  require the consent of the  certificateholders  or the trustee.  Any  Advances  and/or  Servicing  Advances  made by an advancing person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                                              Certain Yield and Prepayment Considerations

General

         The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

     o   the rate and timing of principal  payments on the mortgage loans in the related loan group,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

     o   the allocation of principal payments among the various classes of offered certificates;

     o   realized losses and interest shortfalls on the mortgage loans in the related loan group; and

     o   the purchase price paid for the offered certificates.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

         The yields to maturity and the  aggregate  amount of  distributions  on the Class I-A-P  Certificates  will be affected by the rate and  timing of  principal  payments  on the group I loans with Net  Mortgage  Rates  lower  than  6.25% per  annum.  The yields to maturity  and the  aggregate  amount of  distributions  on the Class  II-A-P  Certificates  will be  affected by the rate and timing of principal  payments  on the group II loans  with Net  Mortgage  Rates  lower  than 7.00% per  annum.  The  yields to  maturity  and the aggregate amount of distributions on the Class III-A-P  Certificates  will be affected by the rate and timing of principal  payments on the group III loans with Net  Mortgage  Rates  lower than 5.75% per annum.  The yields may be  adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the mortgage loans in the related loan group.  The rate of principal  payments on the mortgage  loans will in turn be  affected  by the  amortization  schedules  of the  mortgage  loans,  the rate and timing of  mortgagor prepayments on the mortgage loans by the mortgagors,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans in the related loan group may significantly  affect the yield to an investor,  even if the average rate of principal payments experienced over time is consistent with an  investor's  expectation.  In  addition,  the rate of  prepayments  of the  mortgage  loans and the yields to  investors on the related certificates may be affected by refinancing programs,  which may include general or targeted solicitations,  as described under
"Maturity and  Prepayment  Considerations"  in the  prospectus.  Since the rate and timing of principal  payments on the mortgage loans will depend on future  events and on a variety of factors,  as described in this  prospectus  supplement  and in the  prospectus  under
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations",  no  assurance  can be given as to the rate or the timing of principal  payments  on the  offered  certificates.  The yields to  maturity  and rate and timing of  principal  payments on the Senior
Certificates  will only be affected by the rate and timing of payments on the mortgage  loans in the related  loan group,  except under the limited circumstances described in this prospectus supplement.

         The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time  without  payment of any  prepayment  fee or penalty,  although  approximately  2.5%,  3.4%,  0.8% and 3.1% of the group I loans,  group II loans,  group III loans and the combined group I and group II loans,  respectively,  by aggregate principal balance as of the reference date provide for payment of a prepayment charge,  which may have a substantial  effect on the rate of prepayment  of those  mortgage  loans.  See  "Description  of the Mortgage
Pool-Mortgage Pool Characteristics" in this prospectus supplement.

         Some state laws  restrict  the  imposition  of  prepayment  charges  even when the mortgage  loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide  for the  payment  of these  charges  In any  case,  these  amounts  will not be  available  for  distribution  on the  offered certificates.  See "Certain Legal Aspects of Mortgage Loans and  Contracts-Default  Interest and  Limitations  on  Prepayments"  in the
prospectus.

         Prepayments,  liquidations  and  purchases  of the  mortgage  loans will  result in  distributions  to holders of the  related certificates,  other than the Interest Only Certificates,  of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting  prepayment,  including defaults and liquidations,  of mortgage loans include changes in mortgagors' housing needs, job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged properties,  mortgage market interest rates,  solicitations and servicing decisions.  In addition, if prevailing mortgage rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the mortgage  loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of  defaults  on the  mortgage  loans will also  affect the rate and timing of  principal  payments  on the  mortgage loans.  In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  As a result of the program criteria and underwriting  standards  applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure,  bankruptcy  and loss that are higher than those  experienced  by mortgage  loans that  satisfy the  standards  applied by
Fannie Mae and Freddie Mac first  mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by  Residential  Funding  Mortgage  Securities I, Inc. For example,  the rate of default on mortgage loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be provided or verified,  mortgage loans made to borrowers with high  debt-to-income  ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See  "Description of the Mortgage  Pool-The  Program" in this prospectus  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected by the general economic  condition of the region of the country in which the related mortgaged  properties are located.  The risk of delinquencies and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other  factors,  increasing  unemployment  or falling  property  values.  See "Maturity  and  Prepayment  Considerations"  in the
prospectus.

         Most of the mortgage loans contain  due-on-sale  clauses.  The terms of the pooling and servicing  agreement generally require the master servicer or any  subservicer,  as the case may be, to enforce any  due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any  enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

Mortgage Loans with Interest Only Periods

         As of the reference date,  approximately  0.1%, 43.6% and 0.1% of the group I loans and approximately  0.2%, 42.6% and 0.6% of the group II loans have an  interest  only  period for the first five  years,  ten years and  fifteen  years,  respectively,  following origination.  During  these  periods,  the payment  made by the related  borrower  will be less than it would be if the  mortgage  loan amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result,  no principal  payments  will be made to the related  certificates  from these  mortgage  loans during their interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in increased  delinquencies by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly  payment for a traditional mortgage  loan is relatively  small during the first few years after the  origination  of a mortgage  loan, in the aggregate the amount can be significant.

         Mortgage  loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different than mortgage  loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage  loan, in  particular  one with an initial interest  only period,  which may result in higher  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property by the related mortgagor may affect the delinquency and prepayment  experience of these mortgage loans.

Realized Losses

         The yields to maturity and the aggregate amount of distributions  on the offered  certificates  will be affected by the timing of mortgagor  defaults  resulting  in Realized  Losses on the related  mortgage  loans.  The timing of Realized  Losses on the mortgage loans and the allocation of Realized  Losses to the offered  certificates  could  significantly  affect the yield to an investor in the offered  certificates.  In addition,  Realized  Losses on the mortgage  loans may affect the market value of the offered  certificates, even if these losses are not allocated to the offered certificates.

         Investors  in the  Class  I-A-P  Certificates  and  Class  II-A-P  Certificates  should be aware  that  because  the Class I-M
Certificates  and Class I-B  Certificates  represent  interests  in both loan  group I and loan  group II,  the  Certificate  Principal
Balances of the Class I-M  Certificates and Class I-B Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the mortgage loans in the other loan group.  Therefore,  although  Realized Losses on the mortgage loans in loan group I may only be allocated to the related Group I Senior  Certificates  and the Realized  Losses on the mortgage loans in loan group
II may be  allocated  to the  related  Group II  Senior  Certificates,  the  allocation  to the Class  I-M  Certificates  and Class I-B
Certificates  of Realized  Losses on the mortgage loans in the other loan group will increase the likelihood  that Realized  Losses may be allocated to the Group I Senior Certificates or Group II Senior Certificates.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the  distribution  of  liquidation  proceeds to the  certificateholders  and  increase the amount of Realized
Losses on the  mortgage  loans.  In  addition,  if, as a result of MERS  discontinuing  or becoming  unable to continue  operations  in connection  with the MERS®  System,  it becomes  necessary to remove any  mortgage  loan from  registration  on the MERS® System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable by the trust to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the class or classes of certificates with Certificate  Principal Balances greater than zero with the lowest payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS see  "Description of the Mortgage  Pool-Mortgage  Pool  Characteristics"  in this prospectus supplement and "Description of the Certificates-Assignment of Mortgage Loans" in the prospectus.

Purchase Price

         In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates.  The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased  at a discount or premium.  In general,  if the Class A-P
Certificates  are  purchased  at a discount  and  principal  distributions  thereon  occur at a rate slower than assumed at the time of purchase,  the  investor's  actual  yield  to  maturity  will be  lower  than  anticipated  at the  time of  purchase.  For  additional considerations  relating  to the  yields  on the  offered  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the prospectus.

Assumed Final Distribution Date

         The assumed final  distribution date with respect to each class of the offered  certificates  related to loan group I and loan group II is January 25, 2037, which is the distribution date immediately  following the latest scheduled  maturity date for any group I loan or group II loan.  The assumed  final  distribution  date with  respect to the offered  certificates  related to loan group III is
December 25, 2021, which is the distribution date immediately  following the latest scheduled  maturity date for any group III loan. No event of default,  change in the  priorities  for  distribution  among the various  classes or other  provisions  under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the  failure to retire  the  entire  Certificate  Principal
Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

         Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar  distributed in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be  influenced  by, among other  things,  the rate at which  principal of the mortgage  loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments  on mortgage  loans are  commonly  measured  relative to a  prepayment  standard or model.  The model used in this prospectus  supplement,  the  prepayment  assumption,  represents  an  assumed  rate of  prepayment  each  month  relative  to the then outstanding  principal balance of a pool of new mortgage loans. A prepayment  assumption of 100% PSA assumes constant  prepayment rates of 0.20% per annum of the then  outstanding  principal  balance of the  mortgage  loans in the first month of the life of the  mortgage loans and an additional 0.20% per annum in each month  thereafter  until the 30th month.  Beginning in the 30th month and in each month thereafter  during the life of the mortgage loans,  100% PSA assumes a constant  prepayment rate of 6% per annum each month. As used in the table below,  "0% PSA"  assumes  prepayment  rates equal to 0% of PSA-no  prepayments.  Correspondingly,  "100% PSA" and "200% PSA"
assumes  prepayment  rates equal to 100% of PSA and 200% of PSA,  respectively,  and so forth.  PSA does not purport to be a historical description of prepayment  experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage loans.

         The tables below captioned  "Percent of Certificate  Principal  Balance  Outstanding at the Following  Percentages of PSA" has
been prepared on the basis of assumptions as listed in this paragraph  regarding the weighted average  characteristics  of the mortgage loans that are expected to be included in the trust as described in Annex I to this prospectus  supplement and their  performance.  The tables assume, among other things, that: (i) as of November 1, 2007, the mortgage loans have the following characteristics:

                                                 Assumed Mortgage Loan Characteristics

                                                             Group I Loans

                             Discount        Non-Discount     Non-Discount        Discount         Non-Discount      Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans    Mortgage Loans     Mortgage Loans    Mortgage Loans
                           Non-Interest     Non-Interest          5 Yr              10 Yr             10 Yr             15 Yr
                               Only              Only         Interest Only     Interest Only     Interest Only     Interest Only
                         ___________________________________________________________________________________________________________
Aggregate principal
   balance..............  $10,060,445.19   $154,124,683.19     $339,702.66      $6,235,119.07    $121,480,475.00     $411,398.20
Weighted average
   mortgage rate........   6.4856031287%       7.0079%           6.7500%        6.4511063343%        7.0072%           7.1167%
Weighted average
   servicing fee rate...   0.3037937788%       0.3300%           0.3300%        0.2800000000%        0.3327%           0.3300%
Weighted average
   original term to
    maturity (months)...        360              359               360               360               360               360
Weighted average
   remaining term to
   maturity (months)....        344              344               346               348               347               347

                                                            Group II Loans

                             Discount        Non-Discount       Discount        Non-Discount         Discount         Non-Discount        Discount       Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans   Mortgage Loans 5    Mortgage Loans     Mortgage Loans    Mortgage Loans   Mortgage Loans
                           Non-Interest     Non-Interest          5 Yr               Yr                10 Yr             10 Yr             15 Yr             15Yr
                               Only              Only         Interest Only     Interest Only      Interest Only     Interest Only     Interest Only     Interest Only
                         ________________________________________________________________________________________________________________________________________________
Aggregate principal
   balance..............  $136,599,685.96  $222,129,977.25     $875,700.00       $391,873.42      $105,772,473.44   $162,938,118.11    $2,537,766.57      $922,199.99
Weighted average
   mortgage rate........   7.2002401360%       7.6033%        7.2407217083%        7.7500%         7.2107990129%        7.5707%        7.1334718933%        7.3750%
Weighted average
   servicing fee rate...   0.3263323440%       0.3434%        0.2800000000%        0.3300%         0.3325413104%        0.3393%        0.2800000000%        0.3300%
Weighted average
   original term to
    maturity (months)...        359              358               360               360                360               360               360               360
Weighted average
   remaining term to
   maturity (months)....        344              344               347               346                347               347               347               347

                                                            Group III Loans

                         Discount Mortgage         Non-Discount
                               Loans              Mortgage Loans
                            Non-Interest           Non-Interest
                                Only                   Only
                        ________________________________________
Aggregate principal
    balance...........     $8,879,863.12          $82,531,259.51
Weighted average
    mortgage rate.....     5.8161346037%              6.6910%
Weighted average
    servicing fee rate     0.2800000000%              0.3363%
Weighted average
    original term to
    maturity (months).          177                     178
Weighted average
    remaining term to
    maturity (months).          160                     162

(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding  balance,  mortgage rate and remaining term to maturity  (after taking into account the interest only period),  so that the mortgage loan will amortize in amounts  sufficient  for its repayment  over its remaining term to maturity  (after taking into account the interest only period);  (iii) each of the 5 year, 10 year and 15 year interest only group I loans and group II loans has an original  interest only period of 60 months,  120 months and 180 months,  respectively;  (iv) none of the unaffiliated sellers,  Residential Funding or the depositor will repurchase any mortgage loan, as  described  under  "The  Trusts-Representations  with  Respect to  Mortgage  Collateral"  and "The  Trusts-Repurchases  of  Mortgage
Collateral" in the prospectus,  and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust;  (v) there are no  delinquencies  or Realized  Losses on the mortgage  loans,  and principal  payments on the mortgage loans will be timely received together with prepayments,  if any, at the respective  constant  percentages of PSA set forth in the table;  (vi) there is no  Prepayment  Interest  Shortfall  or any other  interest  shortfall  in any month;  (vii)  payments on the certificates  will be received on the 25th day of each month beginning in December 2007;  (viii) payments on the mortgage loans earn no reinvestment  return;  (ix) there are no additional  ongoing trust expenses payable out of the trust; and (x) the certificates  will be purchased on December 20, 2007.  Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

         The actual  characteristics  and performance of the mortgage loans will differ from the assumptions  used in constructing  the tables below,  which are  hypothetical  in nature and are provided  only to give a general sense of how the principal  cash flows might behave under varying  prepayment  scenarios.  For example,  it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA.  Moreover,  the diverse  remaining  terms to maturity and mortgage  rates of the mortgage  loans could produce  slower or faster  principal  distributions  than indicated in the tables at the various  percentages  of PSA specified,  even if the weighted  average  remaining  term to maturity and weighted  average mortgage  rate of the  mortgage  loans are as assumed.  Any  difference  between the  assumptions  and the actual  characteristics  and performance of the related  mortgage loans,  or actual  prepayment or loss  experience of the related  mortgage loans,  will affect the percentage of Certificate Principal Balance outstanding over time and the weighted average lives of the Class A-P Certificates.

         In accordance with the foregoing  discussion and  assumptions,  the following tables indicate the weighted average life of the
Class I-A-P,  Class II-A-P and Class III-A-P  Certificates  from December 20, 2007, and sets forth the  percentages of the  Certificate
Principal  Balance of the Class  I-A-P,  Class  II-A-P and Class  III-A-P  Certificates  that  would be  outstanding  after each of the distribution dates at various percentages of PSA shown.

                                                    Percent of Certificate Principal Balance Outstanding at the Following Percentages of PSA

                                                              Class I-A-P                                 Class II-A-P                                 Class III-A-P
                                               ____________________________________________________________________________________________________________________________________
Distribution Date                               0%       50%     100%     150%     200%      0%       50%     100%     150%     200%      0%       50%     100%     150%     200%
____________________________________________________________________________________________________________________________________________________________________________________

December 20, 2007...........................   100%    100%     100%     100%      100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
November 25, 2008...........................    99       97       95       93       91       99       97       95       93       91       95       93       90       88       86
November 25, 2009...........................    99       94       89       84       80       99       94       89       84       80       89       85       80       76       71
November 25, 2010...........................    98       90       83       76       70       98       90       83       76       70       84       77       70       64       59
November 25, 2011...........................    97       87       77       69       61       97       87       78       69       61       78       69       61       54       48
November 25, 2012...........................    96       83       72       62       53       96       84       72       62       53       71       62       53       45       39
November 25, 2013...........................    95       80       67       56       46       96       80       67       56       46       64       54       45       37       31
November 25, 2014...........................    94       77       62       50       40       95       77       63       50       40       57       46       38       30       24
November 25, 2015...........................    93       73       58       45       35       94       74       58       45       35       49       39       31       24       18
November 25, 2016...........................    91       70       54       40       30       92       71       54       41       31       41       32       24       18       13
November 25, 2017...........................    89       66       49       36       26       90       67       50       36       26       33       24       18       13        9
November 25, 2018...........................    87       63       45       32       22       88       64       45       32       23       24       17       12        9        6
November 25, 2019...........................    84       59       41       28       19       85       60       42       28       19       14       10        7        5        3
November 25, 2020...........................    81       55       37       25       16       83       56       38       25       16        4        2        2        1        1
November 25, 2021...........................    78       51       34       22       14       80       53       34       22       14        0        0        0        0        0
November 25, 2022...........................    75       48       30       19       11       77       49       31       19       12        0        0        0        0        0
November 25, 2023...........................    71       44       27       16       10       73       46       28       17       10        0        0        0        0        0
November 25, 2024...........................    68       41       24       14        8       70       42       25       14        8        0        0        0        0        0
November 25, 2025...........................    64       37       21       12        7       66       38       22       12        7        0        0        0        0        0
November 25, 2026...........................    59       34       19       10        5       62       35       19       11        6        0        0        0        0        0
November 25, 2027...........................    55       30       16        9        4       57       31       17        9        5        0        0        0        0        0
November 25, 2028...........................    50       27       14        7        4       52       28       15        7        4        0        0        0        0        0
November 25, 2029...........................    45       23       12        6        3       47       24       12        6        3        0        0        0        0        0
November 25, 2030...........................    40       20       10        5        2       41       21       10        5        2        0        0        0        0        0
November 25, 2031...........................    34       16        8        4        2       35       17        8        4        2        0        0        0        0        0
November 25, 2032...........................    28       13        6        3        1       29       14        6        3        1        0        0        0        0        0
November 25, 2033...........................    21       10        4        2        1       22       10        5        2        1        0        0        0        0        0
November 25, 2034...........................    14        6        3        1        *       15        7        3        1        *        0        0        0        0        0
November 25, 2035...........................     7        3        1        *        *        7        3        1        *        *        0        0        0        0        0
November 25, 2036**.........................     0        0        0        0        0        0        0        0        0        0        0        0        0        0        0
Weighted Average Life (in years)***            19.57    14.44    11.03    8.71     7.07     19.92    14.66    11.17    8.80     7.13     7.49     6.56     5.77     5.11     4.54

____________________
*    Indicates a number that is greater than zero but less than 0.5%.
**   The assumed final distribution date with respect to the Class III-A-P Certificates is the distribution date in December 2021.
***  The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate  Principal  Balance by the number of years from December 20, 2007 to the related  distribution date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net distributions  described in (i)
above.

This table has been prepared based on the structuring  assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Principal Only Certificates Yield Considerations

         Because  the  Principal  Only  Certificates  will be  purchased  at a  discount,  the  pre-tax  yield  on the  Principal  Only
Certificates will be adversely affected by slower than expected payments of principal,  including prepayments,  defaults,  liquidations and purchases of mortgage  loans due to a breach of a  representation  and warranty on the Discount  Mortgage Loans in the related loan group.

         The following  tables  indicate the  sensitivity  of the pre-tax  yields to maturity on the  Principal  Only  Certificates  to various  constant  rates of  prepayment  on the  mortgage  loans in the  related  loan group or loan groups by  projecting  the monthly aggregate  payments on the Principal Only Certificates and computing the  corresponding  pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring  assumptions,  including the assumptions  regarding the  characteristics  and performance of the mortgage  loans in the related  loan group or loan groups,  which differ from their  actual  characteristics  and  performance  and assuming the aggregate  purchase price set forth below.  Any differences  between the assumptions  and the actual  characteristics  and performance  of the  mortgage  loans in the related  loan group or loan groups and of the  Principal  Only  Certificates  may result in yields being  different  from those shown in the tables.  Discrepancies  between  assumed and actual  characteristics  and  performance underscore  the  hypothetical  nature of the tables,  which are provided only to give a general sense of the  sensitivity  of yields in varying prepayment scenarios.

                                             Pre-Tax Yield to Maturity of the Class I-A-P
                                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
       _____________________________________________________________________________________________________________
         $87,175....................     4.21%            6.32%            9.00%           12.11%          15.50%

                                             Pre-Tax Yield to Maturity of the Class II-A-P
                                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
       _____________________________________________________________________________________________________________
         $1,997,676.................      4.17%            6.29%            9.00%           12.16%          15.60%

                                            Pre-Tax Yield to Maturity of the Class III-A-P
                                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
       _____________________________________________________________________________________________________________
         $209,395...................      6.60%            7.74%            9.00%           10.39%          11.91%

         Each pre-tax  yield to maturity set forth in the preceding  tables was  calculated by  determining  the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Principal  Only  Certificates,  as  applicable,  would cause the discounted  present value of the assumed stream of cash flows to equal the assumed  purchase price listed in the applicable  table.
These yields do not take into account the different  interest  rates at which  investors may be able to reinvest funds received by them as  distributions  on the Principal  Only  Certificates,  and thus do not reflect the return on any  investment  in the Principal  Only
Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding  the assumed  prepayment  rates  reflected in the preceding  tables,  it is highly  unlikely that the mortgage loans will be prepaid  according  to one  particular  pattern.  For this  reason,  and  because the timing of cash flows is critical to determining  yields,  the pre-tax  yields to maturity on the Principal Only  Certificates  are likely to differ from those shown in the tables,  even if all of the  mortgage  loans in the  related  loan  group or loan  groups  prepay at the  constant  percentages  of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than anticipated rate of principal  prepayments on the Discount  Mortgage Loans will have a material adverse effect on the pre-tax  yield to maturity of the  Principal  Only  Certificates.  The rate and timing of  principal  prepayments  on the  Discount
Mortgage  Loans may differ from the rate and timing of  principal  prepayments  on the  mortgage  loans in the related  loan group.  In addition,  because the Discount  Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the  Non-Discount
Mortgage  Loans in the related loan group,  and because  mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the Non-Discount  Mortgage Loans in the related loan group.

         There can be no  assurance  that the  mortgage  loans will prepay at any  particular  rate or that the  pre-tax  yields on the
Principal Only  Certificates  will conform to the yields  described in this  prospectus  supplement.  Moreover,  the various  remaining terms to maturity and mortgage  rates of the mortgage loans could produce slower or faster  principal  distributions  than indicated in the preceding table at the various constant  percentages of PSA specified,  even if the weighted average remaining term to maturity and weighted  average mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

         For  additional  considerations  relating to the yields on the  certificates,  see "Yield  Considerations"  and  "Maturity and
Prepayment Considerations" in the prospectus.

                                                    Pooling and Servicing Agreement

General

         The  certificates  were issued under a series  supplement,  dated as of December 1, 2006, to the standard terms of pooling and servicing agreement,  dated as of December 1, 2006, together referred to as the pooling and servicing  agreement,  among the depositor, the master  servicer,  and Deutsche  Bank Trust  Company  Americas,  as trustee.  Reference  is made to the  prospectus  for  important information  in  addition to that  described  in this  prospectus  supplement  regarding  the terms and  conditions  of the pooling and servicing  agreement and the offered  certificates.  The trustee,  or any of its  affiliates,  in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

         The offered  certificates  are  transferable  and  exchangeable at the corporate trust office of the trustee,  which serves as certificate  registrar and paying agent.  The depositor  will provide a prospective  or actual  certificateholder  without  charge,  on written request,  a copy,  without  exhibits,  of the pooling and servicing  agreement.  Requests should be addressed to the President,
Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         In addition to the  circumstances  described  in the  prospectus,  the  depositor  may  terminate  the trustee for cause under specified circumstances.  See "The Pooling and Servicing Agreement-The Trustee" in the prospectus.

Custodial Arrangements

         The trustee has been directed to appoint Wells Fargo Bank,  N.A., to serve as custodian of the mortgage  loans.  The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage notes.  Residential  Funding was required to deliver only the notes to the custodian.  The mortgage notes (and any contents of a mortgage  loan file  delivered to the  custodian)  may be  maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing system  segregates the files relating to the mortgage loans from other assets serviced by the sponsor.

         Wells Fargo is acting as custodian of the mortgage loan files pursuant to the custodial  agreement.   In that capacity,  Wells
Fargo is  responsible  to hold and safeguard the mortgage  notes and other  contents of the mortgage files on behalf of the trustee and
the  certificateholders.   Wells Fargo  maintains  each  mortgage  loan file in a separate file folder marked with a unique bar code to
assure  loan-level  file integrity and to assist in inventory  management.   Files are  segregated by  transaction or investor.   Wells
Fargo has been engaged in the mortgage  document  custody  business for more than 25 years.   Wells Fargo  maintains  document  custody
facilities in its Minneapolis,  Minnesota headquarters and in two regional offices located in Irvine,  California,  and Salt Lake City,
Utah.  As of June 30, 2007,  Wells Fargo maintains  mortgage  custody vaults in each of those  locations with an aggregate  capacity of over eleven million files.

The Master Servicer and Subservicers

         Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

         o    receiving funds from subservicers,
         o    reconciling servicing activity with respect to the mortgage loans,
         o    calculating remittance amounts to certificateholders,
         o    sending remittances to the trustee for distributions to certificateholders,
         o    investor and tax reporting,
         o    coordinating loan repurchases,
         o    oversight of all servicing activity, including subservicers,
         o    following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made,
         o    approval of loss mitigation strategies,
         o    management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,
         o    providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management, although any such  outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this prospectus supplement.  See "Pooling and Servicing  Agreement-Rights  Upon Event of Default" and "-Certain Other Matters  Regarding  Servicing" in
the prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         o    communicating with borrowers;
         o    sending monthly remittance statements to borrowers;
         o    collecting payments from borrowers;
         o    recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted  on their  loans  (i.e.  repayment  plan, modification, foreclosure, etc.);
         o    accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
         o    accurate and timely accounting and administration of escrow and impound accounts, if applicable;
         o    accurate and timely reporting of negative amortization amounts, if any;
         o    paying escrows for borrowers, if applicable;
         o    calculating and reporting payoffs and liquidations;
         o    maintaining an individual file for each loan; and
         o    maintaining  primary  mortgage  insurance  commitments  or  certificates  if  required,  and filing any primary  mortgage insurance claims.

     GMAC Mortgage,  LLC. GMAC Mortgage,  LLC ("GMACM") will subservice  approximately  50.5%,  67.2% and 56.6% by principal balance of the group I loans,  group II loans and group III loans,  respectively,  as of the reference date. GMACM is a Delaware limited liability company and a wholly-owned  subsidiary of GMAC  Residential  Holding  Company,  LLC, which is a wholly-owned  subsidiary of Residential
Capital,  LLC ("ResCap").  ResCap is a Delaware limited  liability  company and a wholly-owned  subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned  subsidiary of GMAC LLC. On August 24, 2007,  Fitch Ratings,  or Fitch,  reduced  GMACM's  residential  primary subservicer  rating and residential  primary  servicer  rating for Alt-A product from RPS1 to RPS1- and placed the servicer  ratings on
Rating Watch Negative.

         ResCap,  which  owns  indirectly  all of the  equity  of both  Homecomings  Financial,  LLC  ("Homecomings")  and  GMACM,  has
restructured  the  operations  of  Homecomings  and GMACM.  As a result of such  restructuring,  on  September  24,  2007,  Homecomings
transferred  its  servicing  platform  and  certain  employees   responsible  for  the  servicing  function  to  its  affiliate  GMACM.
Subsequently,  on December 12, 2007, Fitch withdrew its residential  servicer ratings for both GMACM,  indicated above, and Homecomings and assigned a residential  primary  subservicer  rating and residential  primary servicer rating for Alt-A product of RPS2+ to ResCap.
This rating takes into consideration the servicing capabilities of GMACM and reflects the financial rating of ResCap.

         Subsequent to the transfer of the servicing  platform and employees  from  Homecomings  to GMACM,  in addition to the mortgage loans owned by the issuing  entity which were  previously  serviced by GMACM,  GMACM will  subservice  the mortgage  loans owned by the issuing entity which were previously  serviced by Homecomings,  and  Homecomings  will no longer  subservice any of the mortgage loans.
In addition GMACM will be servicing all of the GMACM and Homecomings servicing  portfolios,  which will consist of the aggregate of the amounts set forth below under the headings "GMAC Mortgage, LLC Primary Servicing Portfolio" and "Homecomings  Financial,  LLC Servicing
Portfolio."

         GMACM began  acquiring,  originating  and servicing  residential  mortgage  loans in 1985 through its  acquisition of Colonial
Mortgage  Service  Company,  which was formed in 1926,  and the loan  administration,  servicing  operations  and  portfolio of Norwest
Mortgage,  which entered the  residential  mortgage loan business in 1906.  These  businesses  formed the original basis of what is now
GMACM.

         GMACM  maintains its executive  and  principal  offices at 1100 Virginia  Drive,  Fort  Washington,  Pennsylvania  19034.  Its
telephone number is (215) 734-5000.

         In addition,  GMACM purchases  mortgage loans  originated by GMAC Bank,  which is wholly-owned by IB Finance Holding  Company,
LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly  known as GMAC  Automotive  Bank,  GMAC Bank, a
Utah  industrial  bank,  was organized in 2001. As of November 22, 2006,  GMAC Bank became the  successor to  substantially  all of the assets and liabilities of GMAC Bank, a federal savings bank.

         GMACM generally retains the servicing rights with respect to loans it sells or securitizes,  and also  occasionally  purchases mortgage  servicing  rights  from other  servicers  or acts as a  subservicer  of mortgage  loans (and does not hold the  corresponding mortgage servicing right asset).

         As of the six months ended June 30, 2007,  GMACM acted as primary  servicer and owned the  corresponding  servicing  rights on approximately  2,271,474 of residential  mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and
GMACM acted as subservicer (and did not own the  corresponding  servicing  rights) on  approximately  334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

         The  following  tables set forth the dollar  amount of mortgage  loans  serviced by GMACM for the periods  indicated,  and the number of such loans for the same period.  GMACM was the servicer of a residential  mortgage  loan  portfolio of  approximately  $150.4 billion,  $12.5 billion,  $21.2 billion and $6.7 billion during the year ended  December 31, 2002 backed by prime  conforming  mortgage loans, prime non conforming  mortgage loans,  government  mortgage loans and second lien mortgage loans (including home equity lines of credit),  respectively.  GMACM was the servicer of a  residential  mortgage  loan  portfolio of  approximately  $211.5  billion,  $32.0 billion,  $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime  conforming  mortgage loans,  prime non-conforming  mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans  (including home equity lines of credit), respectively.  The percentages  shown under "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

                                                            ($ IN MILLIONS)

                                                                                                                        Six
                                                                                                                    Months Ended
                                                              Year Ended December 31,                                 June 30,
                                   ________________________________________________________________________________________________
                                       2002            2003            2004            2005            2006             2007
                                   ________________________________________________________________________________________________
Prime conforming mortgage loans
     No. of Loans................  1,418,843      1,308,284        1,323,249       1,392,870       1,455,919         1,485,410
     Dollar Amount of Loans......   $150,421       $153,601         $165,521        $186,364        $203,894          $211,462
     Percentage Change
          from Prior Year........       N/A            2.11%           7.76%          12.59%           9.41%
Prime non-conforming mortgage
loans
     No. of Loans................     36,225         34,041           53,119          69,488          67,462            68,062
     Dollar Amount of Loans......    $12,543        $13,937          $23,604         $32,385         $32,220           $32,035
     Percentage Change
          from Prior Year........        N/A         11.12%           69.36%          37.20%         (0.51)%
Government mortgage loans
     No. of Loans................    230,085        191,023          191,844         181,679         181,563           175,588
     Dollar Amount of Loans......    $21,174        $17,594          $18,328         $18,098         $18,843           $18,166
     Percentage Change
          from Prior Year........       N/A          (16.91)%          4.17%          (1.25)%          4.12%
Second-lien mortgage loans
     No. of Loans................    261,416        282,128          350,334         392,261         514,085           542,414
     Dollar Amount of Loans......     $6,666         $7,023          $10,374         $13,034         $20,998           $22,778
     Percentage Change
          from Prior Year........       N/A            5.36%          47.71%          25.64%          61.10%
Total mortgage loans serviced
     No. of Loans................  1,946,569      1,815,476        1,918,546       2,036,298       2,219,029         2,271,474
     Dollar Amount of Loans......   $190,804       $192,155         $217,827        $249,881        $275,955          $284,441
     Percentage Change
          from Prior Year........       N/A            0.71%          13.36%          14.72%          10.43%

                                            HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

         The following  table sets forth the aggregate  principal  balance of mortgage loans serviced by Homecomings  for the past five years and for the nine months ended  September 30, 2007. The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans

                                                                                                                                                 Nine Months Ended
                                                                           Year Ended December 31,                                                 September 30,
                                 ____________________________________________________________________________________________________________________________________
           Volume by
       Principal Balance                     2002                  2003                 2004                  2005                  2006                   2007
_____________________________________________________________________________________________________________________________________________________________________
Prime Mortgages(1)                    $27,343,774,000       $29,954,139,212      $31,943,811,060       $44,570,851,126        $67,401,832,594        $71,858,074,506
Non-Prime Mortgages(2)                $27,384,763,000       $39,586,900,679      $44,918,413,591       $52,102,835,214        $49,470,359,806        $40,347,477,674
                                      _______________________________________________________________________________________________________________________________
Total                                 $54,728,537,000       $69,541,039,891      $76,862,224,651       $96,673,686,340       $116,872,192,400       $112,205,552,180

Prime Mortgages(1)                             49.96%                43.07%               41.56%                46.10%                 57.67%                 64.04%
Non-Prime Mortgages(2)                         50.04%                56.93%               58.44%                53.90%                 42.33%                 35.96%
                                      _______________________________________________________________________________________________________________________________
Total                                         100.00%               100.00%              100.00%               100.00%                100.00%                100.00%

 Percentage Change from Prior
            Year(3)
Prime Mortgages(1)                              7.09%                 9.55%                6.64%                39.53%                 51.22%
Non-Prime Mortgages(2)                         60.71%                44.56%               13.47%                15.99%                (5.05)%
                                      _______________________________________________________________________________________________________________________________
Total                                          28.55%                27.07%               10.53%                25.78%                 20.89%

Junior Lien Mortgage Loans

                                                                                                                                                 Nine Months Ended
                                                                             Year Ended December 31,                                               September 30,
                                   ____________________________________________________________________________________________________________________________________
            Volume by
        Principal Balance                      2002                   2003                  2004                 2005                 2006                  2007
_____________________________________________________________________________________________________________________________________________________________________
Prime Mortgages(1)                       $7,627,424,000          $7,402,626,296       $7,569,300,685       $7,442,264,087      $11,418,858,741       $10,519,372,299
Non-Prime Mortgages(2)                                -                       -                    -                    -                    -                     -
                                       _______________________________________________________________________________________________________________________________
Total                                    $7,627,424,000          $7,402,626,296       $7,569,300,685       $7,442,264,087      $11,418,858,741       $10,519,372,299

Prime Mortgages(1)                              100.00%                 100.00%              100.00%              100.00%              100.00%               100.00%
Non-Prime Mortgages(2)                                -                       -                    -                    -                    -                     -
                                       _______________________________________________________________________________________________________________________________
Total                                           100.00%                 100.00%              100.00%              100.00%              100.00%               100.00%

  Percentage Change from Prior
             Year(3)
Prime Mortgages(1)                              (4.94)%                 (2.95)%                2.25%              (1.68)%               53.43%
Non-Prime Mortgages(2)                                -                       -                    -                    -                    -
                                       _______________________________________________________________________________________________________________________________
Total                                           (4.94)%                 (2.95)%                2.25%              (1.68)%               53.43%

(1)  Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans

                                                                                                           Nine Months
                                                                                                              Ended
                                                      Year Ended December 31,                             September 30,
                               ___________________________________________________________________________________________
        Volume by
     Number of Loans               2002             2003             2004           2005          2006            2007
__________________________________________________________________________________________________________________________
Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        260,205
Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        298,742
                              ____________________________________________________________________________________________
Total                             382,286           484,835         523,770       582,549        613,618        558,947

Prime Mortgages(1)                 32.75%            29.63%          28.70%        32.23%         41.15%         46.55%
Non-Prime Mortgages(2)             67.25%            70.37%          71.30%        67.77%         58.85%         53.45%
                              ____________________________________________________________________________________________
Total                             100.00%           100.00%         100.00%       100.00%        100.00%        100.00%

 Percentage Change from
      Prior Year(3)
Prime Mortgages(1)                (6.30)%            14.72%           4.63%        24.93%         34.47%
Non-Prime Mortgages(2)             52.85%            32.72%           9.46%         5.70%         (8.52)%
                              ____________________________________________________________________________________________
Total                              26.66%            26.83%           8.03%        11.22%          5.33%

Junior Lien Mortgage Loans

                                                                                                          Nine Months
                                                                                                             Ended
                                                     Year Ended December 31,                             September 30,
                               ___________________________________________________________________________________________
       Volume by
    Number of Loans                2002             2003             2004         2005            2006            2007
__________________________________________________________________________________________________________________________
Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         243,314
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                               ____________________________________________________________________________________________
Total                            217,031           211,585         210,778       199,600        266,900         243,314

Prime Mortgages(1)               100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                               ____________________________________________________________________________________________
Total                            100.00%           100.00%         100.00%       100.00%        100.00%         100.00%

 Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
Non-Prime Mortgages(2)                 -                 -               -             -              -
                               ____________________________________________________________________________________________
Total                            (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%

(1)  Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Billing  and Payment  Procedures.  As  servicer,  GMACM  collects  and remits  mortgage  loan  payments,  responds to borrower inquiries,  accounts  for  principal  and  interest,  holds  custodial  and escrow  funds for payment of property  taxes and  insurance premiums,  counsels or otherwise works with delinquent  borrowers,  supervises  foreclosures  and property  dispositions  and generally administers  the loans.  GMACM sends monthly  invoices or annual coupon books to borrowers to prompt the collection of the  outstanding payments.  Borrowers  may elect for monthly  payments to be deducted  automatically  from bank  accounts on the same day every month or may take  advantage of on demand  electronic  payments  made over the internet or via phone.  GMACM may,  from time to time,  outsource certain of its  servicing  functions,  such as  contacting  delinquent  borrowers,  property tax  administration  and hazard  insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer.

Additional Subservicers

         SunTrust  Mortgage,  Inc., a Virginia  corporation,  will subservice  approximately  16.3% by principal balance of the group I loans as of the reference date.

         Wachovia Mortgage Corp., a North Carolina corporation,  will subservice  approximately 11.9% by principal balance of the group
III loans as of the reference date.

         National City Mortgage Co., an Ohio corporation,  will subservice approximately 17.6%, 12.6% and 13.9% by principal balance of the group I loans, group II loans and group III loans, respectively, as of the reference date.

Servicing and Other Compensation and Payment of Expenses

         The  servicing  fees for each  mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The servicing fees  relating to each mortgage  loan will be at least 0.28% per annum and not more than 1.39% per annum of the  outstanding  principal balance of that mortgage loan, with a weighted  average  servicing fee of  approximately  0.3324% per annum, in the case of the group I loans,  approximately  0.3376% per annum,  in the case of the group II loans and  approximately  0.3308% per annum,  in the case of the group III loans,  in each case as of the  reference  date.  The  servicing  fees  consist of (a)  servicing  fees payable to the master servicer  in  respect  of its  master  servicing  activities  and (b)  subservicing  and  other  related  compensation  payable  to the subservicer,  including (i) any payment due to  prepayment  charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct servicer of a mortgage loan for which there is no subservicer and (ii)  lender-paid  mortgage  insurance premiums with respect to approximately  0.4%, 4.3%, 0.3% and 3.1% of the group I loans,  group II loans,  group III loans and the group
I loans and group II loans in the  aggregate,  respectively,  by  principal  balance as of the  reference  date,  which are paid by the subservicers to the insurers.

         The primary  compensation  to be paid to the master  servicer for its master  servicing  activities  will be its servicing fee equal to a minimum  rate of 0.03% per annum and not more than 0.08% per annum of the  outstanding  principal  balance of each  mortgage loan, with a weighted average of approximately  0.0771% per annum, in the case of the group I loans,  approximately  0.0605% per annum, in the case of the group II loans and  approximately  0.0751%  per annum,  in the case of the group III  loans,  in each case as of the reference  date. As described in the  prospectus,  a subservicer  is entitled to servicing  compensation  in a minimum  amount equal to
0.25% per annum of the  outstanding  principal  balance of each mortgage  loan serviced by it. The master  servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its  responsibilities  under the pooling and servicing  agreement.  The master  servicing fee rate may be changed if a successor  master  servicer is appointed,  but it will not exceed the rate currently paid to the master  servicer.  See "The Pooling and Servicing  Agreement-Servicing  Compensation and
Payment of Expenses" in the prospectus for information  regarding other possible  compensation to the master servicer and  subservicers and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest and principal to the certificateholders:
_______________________________________________________________________________________________________________________________
               Description                                   Amount                               Receiving Party
_______________________________________________________________________________________________________________________________
Master Servicer Fee                         At a  minimum  rate of 0.03%  per  annum       Master Servicer
                                            and not more  than  0.08%  per  annum of
                                            the  principal  balance of each mortgage
                                            loan,  depending on the type of mortgage
                                            loan
_______________________________________________________________________________________________________________________________
Subservicer Fee                             at a minimum  rate of 0.25% per annum of       Subservicers
                                            the  principal  balance of each mortgage
                                            loan    serviced   by   a    subservicer
                                            (including      lender-paid     mortgage
                                            insurance   premiums   payable   by  the
                                            subservicer)
_______________________________________________________________________________________________________________________________

         In addition,  the master  servicer or any applicable  subservicer  may recover from payments on the mortgage loans or withdraw from the  Custodial  Account the amount of any Advances and  Servicing  Advances  previously  made,  interest  and  investment  income, foreclosure  profits,  indemnification  payments  payable  under the pooling and  servicing  agreement,  and  certain  other  servicing expenses, including foreclosure expenses.

Reports to Certificateholders

         On each  distribution  date, a distribution  date statement  will be made  available to each  certificateholder  setting forth certain  information  with respect to the composition of the payment being made, the Certificate  Principal  Balance or Notional Amount of an  individual  certificate  following  the payment and certain  other  information  relating to the  certificates  and the mortgage loans.  The  trustee  will make the  distribution  date  statement  and,  at its  option,  any  additional  files  containing  the same information  in an  alternative  format,  available  each month to  certificateholders  and other  parties to the pooling and servicing agreement  via the  trustee's  internet  website,  at  tss.sfs.db.com/investpublic.  For  purposes  of any  electronic  version of this prospectus  supplement,  the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the  electronic  version of this  prospectus  supplement  was created.
This URL can be accessed in an internet  browser at "https:// " followed by the URL. The issuing  entity is no longer  required to file
reports  with  respect  to  the   certificates   under  the   Securities   Exchange  Act  of  1934.  See  also   "Description   of  the
Certificates-Reports to Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

         There are actions specified in the prospectus that may be taken by holders of certificates  evidencing a specified  percentage of all undivided  interests in the trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting rights.  92.0% of all voting rights will be allocated  among all holders of the  certificates,  other than the Interest Only
Certificates and Residual  Certificates,  in proportion to their then outstanding  Certificate  Principal Balances,  1.0% of all voting rights will be allocated  among the holders of the Class I-A-2  Certificates,  1.0% of all voting  rights will be  allocated  among the holders  of the Class  I-A-7  Certificates,  1.0% of all  voting  rights  will be  allocated  among  the  holders  of the Class  II-A-2
Certificates,  1.0% of all voting  rights will be  allocated  among the holders of the Class  II-A-6  Certificates,  1.0% of all voting rights will be allocated  among the holders of the Class I-A-V  Certificates,  1.0% of all voting  rights will be  allocated  among the holders  of the Class  II-A-V  Certificates,  1.0% of all voting  rights  will be  allocated  among the  holders  of the Class  III-A-V
Certificates and 0.25%,  0.25%,  0.25% and 0.25% of all voting rights will be allocated among the holders of the Class R-I, Class R-II,
Class R-III and Class R-IV  Certificates,  respectively,  in  proportion  to the  percentage  interests  evidenced by their  respective certificates.  The pooling and servicing  agreement may be amended  without the consent of the holders of the Residual  Certificates in specified circumstances.

Termination

         The circumstances  under which the obligations  created by the pooling and servicing  agreement will terminate relating to the offered  certificates  are  described  under "The Pooling and  Servicing  Agreement-Termination;  Retirement  of  Certificates"  in the
prospectus.  With respect to loan group I and loan group II, the master  servicer  will have the option,  on any  distribution  date on which  the  aggregate  Stated  Principal  Balance  of the  mortgage  loans in loan  group I and loan  group II is less  than 10% of the aggregate  principal  balance of the  mortgage  loans in those loan groups as of the cut-off  date,  either to purchase  all  remaining mortgage loans in both loan group I and loan group II, thereby  effecting early  retirement of the related  offered  certificates or to purchase,  in whole but not in part,  the related  certificates.  Any such purchase of mortgage loans in loan group I and loan group II and other assets of the trust  related  thereto shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan in those loan groups or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid principal  balance,  net of any unreimbursed  Advance  attributable to principal,  as of the date of repurchase plus (b) accrued interest  thereon  at the Net  Mortgage  Rate to,  but not  including,  the first day of the  month in which  the  repurchase  price is distributed.  With  respect  to loan group III,  the  master  servicer  will have the  option,  on any  distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans in loan group III is less than 10% of the aggregate  principal balance of the mortgage  loans in that loan group as of the cut-off date,  either to purchase all remaining  mortgage loans in that loan group and the other assets of the trust related thereto,  thereby effecting early retirement of the related offered  certificates or to purchase,  in whole but not in part,  the related  certificates.  Any such purchase of mortgage loans in loan group III and other assets of the trust related  thereto  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan in that loan group or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage  loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid principal  balance,  net of any  unreimbursed  Advance  attributable  to principal,  as of the date of repurchase plus (b) accrued  interest  thereon at the Net
Mortgage  Rate to,  but not  including,  the  first  day of the  month in which  the  repurchase  price is  distributed.  The  optional termination  price paid by the master servicer will also include certain amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  relating  to any  optional  termination  will  be  paid,  first,  to the  related  Senior
Certificates,  second,  to the related Class M Certificates  in the order of their payment  priority and, third, to the related Class B
Certificates.  The proceeds of any such  distribution  may not be  sufficient  to  distribute  the full amount to each class of related certificates if the purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal  balance of the related  mortgage loan. Any such purchase of certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus,  except with respect to the related Class A-P Certificates and
Class  II-A-3  Certificates,  the sum of the  Accrued  Certificate  Interest  thereon,  or with  respect to the related  Interest  Only
Certificates,  on their Notional Amounts,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates,  the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  under the  circumstances  described in the two  preceding  paragraphs,  the holders of the offered  certificates  will be entitled to receive an amount equal to the Certificate  Principal Balance of that class.  However,  any Prepayment  Interest Shortfalls previously  allocated to the  certificates  will not be reimbursed.  In addition,  distributions to the holders of the most subordinate class of  certificates  outstanding  with a  Certificate  Principal  Balance  greater  than zero will be reduced,  as  described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

         Deutsche Bank Trust Company  Americas,  or DBTCA,  is the trustee.  DBTCA is a New York banking  corporation.  DBTCA has acted as trustee on numerous residential  mortgage-backed  securities  transactions.  While the structure of the transactions  referred to in the preceding  sentence may differ among these  transactions,  DBTCA is experienced in  administering  transactions of this kind. DBTCA has no pending legal  proceedings  that would  materially  affect its ability to perform its duties as trustee on behalf of the holders of the certificates.

         DBTCA and its affiliates have provided  trustee and custodial  services on  mortgaged-backed  transactions  since 1991 and has acted as trustee on over 2,000  mortgage-backed  transactions.  In 2005,  Deutsche Bank and its affiliates acted as trustee in over 350 combined new asset-backed and mortgage-backed transactions involving the aggregate issuance of over 300 billion dollars in securities.

         DBTCA is providing the foregoing  information at the issuing  entity's and depositor's  request in order to assist the issuing entity  and  depositor  with the  preparation  of their  disclosure  documents  to be filed with the SEC  pursuant  to  Regulation  AB.
Otherwise,  DBTCA has not  participated  in the  preparation  of such  disclosure  documents  and assumes no  responsibility  for their contents.

         Unless an event of default has  occurred  and is  continuing  under the  pooling and  servicing  agreement,  the trustee  will perform only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master servicer as a result of any such default,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement, except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                           Legal Proceedings

         There are no material pending legal or other  proceedings  involving the mortgage loans or Residential  Funding Company,  LLC, as sponsor and master  servicer,  Residential  Accredit Loans,  Inc. as depositor,  RALI Series  2006-QS18 Trust as the issuing entity,
GMACM, as subservicer,  or other parties described in Item 1117 of Regulation AB that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

         Residential  Funding and GMACM are currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding  and GMACM that the  eventual  outcome of any  currently  pending  legal  proceeding,  individually  or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage  loans.
No assurance,  however, can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate,  would not have a material  adverse impact on Residential  Funding or GMACM.  Any such  unfavorable  outcome could adversely affect the ability of  Residential  Funding  Company,  LLC or GMACM to perform its servicing  duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or GMACM with a successor servicer.

                                               Material Federal Income Tax Consequences

         Upon the issuance of the certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor,  rendered an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement,  for federal income tax purposes,  the trust,  exclusive of the yield  maintenance  agreement,  will qualify as four REMICs under the Internal  Revenue  Code,  which shall be referred to in this prospectus supplement as REMIC I, REMIC II, REMIC III and REMIC IV.

         For federal income tax purposes:

              o   the Class R-I Certificates represent ownership of the sole class of "residual interests" in REMIC I;

              o   the Class R-II Certificates represent ownership of the sole class of "residual interests" in REMIC II;

              o   the Class R-III Certificates represent ownership of the sole class of "residual interests" in REMIC III;

              o   the Class R-IV Certificates represent ownership of the sole class of "residual interests" in REMIC IV; and

              o   the offered  certificates  represent  ownership of "regular  interests" in REMIC IV and are generally treated as debt instruments of REMIC IV.

         See "Material Federal Income Tax Consequences-REMICs" in the prospectus.

         For federal income tax purposes,  the offered  certificates  are treated as having been issued with original  issue  discount.
The applicable  prepayment  assumption that is used in determining the rate of accrual of original issue discount,  market discount and premium,  if any, for federal income tax purposes is described in the pooling and servicing  agreement.  No representation is made that the  mortgage  loans  will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income Tax  Consequences-General"  and
"-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the prospectus.

         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the prospectus  results in a negative amount for any period with  respect  to a  certificateholder,  the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be permitted to offset that negative amount only against future original issue discount,  if any,  attributable to those certificates.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that  differs  from that used by the issuer.  Accordingly,  it is possible  that the holder of an offered  certificate  may be able to select a method for  recognizing  original  issue  discount  that  differs  from that used by the master  servicer in preparing reports to the certificateholders and the IRS.

         The offered  certificates  may be treated for federal income tax purposes as having been  purchased at a premium.  Whether any holder of the  offered  certificates  will be treated  as holding a  certificate  with  amortizable  bond  premium  will  depend on the certificateholder's  purchase price and the  distributions  remaining to be made on the  certificate at the time of its  acquisition by the  certificateholder.  The use of a zero prepayment  assumption may be required in calculating the  amortization of premium.  Holders of the offered  certificates  are encouraged to consult their tax advisors  regarding the possibility of making an election to amortize such premium,  if any. See "Material  Federal  Income Tax  Consequences-REMICs-Taxation  of Owners of REMIC Regular  Certificates"  and
"-Premium" in the prospectus.

         The IRS proposed  regulations  on August 24, 2004  concerning  the accrual of interest  income by the holders of REMIC regular interests.  The proposed  regulations  would create a special rule for accruing OID on REMIC  regular  interests  providing for a delay between record and payment dates,  such that the period over which OID accrues  coincides with the period over which the holder's right to interest payment accrues under the governing  contract  provisions  rather than over the period between  distribution  dates. If the proposed  regulations  are adopted in the same form as proposed,  taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue  interest after the last record date. The proposed  regulations  are limited to REMIC regular  interests with delayed  payment for periods of fewer than 32 days. The proposed  regulations are proposed to apply to any REMIC  regular  interest  issued  after the date the  final  regulations  are  published  in the  Federal  Register.  The  proposed regulations  provide  automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final  regulations.  The change is proposed to be made on a cut-off basis and,  thus,  does not affect REMIC regular  interests  issued before the date the final regulations are published in the Federal Register.

         The offered  certificates  are treated as assets  described in Section  7701(a)(19)(C)  of the Internal Revenue Code and "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same proportion that the assets of the REMIC underlying  the  certificates  would be so treated.  In  addition,  interest on the offered  certificates  is treated as  "interest  on obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that the offered  certificates are treated as "real estate assets" under Section  856(c)(4)(A) of the Internal Revenue Code.  Moreover,
the offered  certificates  will be  "qualified  mortgages"  within the meaning of Section  860G(a)(3)  of the Internal  Revenue Code if
transferred  to another  REMIC on its startup day in exchange for a regular or residual  interest in that REMIC.  However,  prospective investors in offered  certificates should note that,  notwithstanding  that treatment,  any repurchase of a certificate pursuant to the right of the  master  servicer  to  repurchase  the  offered  certificates  may  adversely  affect  any REMIC  that  holds the  offered certificates  if the repurchase is made under  circumstances  giving rise to a prohibited  transaction  tax under the Internal  Revenue
Code.  See  "Pooling  and  Servicing   Agreement-Termination"   in  this  prospectus   supplement  and  "Material  Federal  Income  Tax
Consequences-REMICs- Characterization of Investments in REMIC Certificates" in the prospectus.

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment of the offered certificates for tax purposes,  the summary of tax  considerations  contained,  and the opinions stated, in this prospectus  supplement and in the prospectus may not meet the conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

         For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see "Material
Federal Income Tax Consequences-REMICs" in the prospectus.

                                                        Method of Distribution

         In accordance with the terms and conditions of the Class A-P underwriting  agreement,  dated December 18, 2007, UBS Securities
LLC will serve as the underwriter  and has agreed to purchase,  and the depositor has agreed to sell, the Class A-P  Certificates.  The certificates  being sold to UBS Securities LLC are referred to as the  underwritten  certificates.  It is expected that delivery of the underwritten  certificates  will be made  only in  book-entry  form  through  the Same Day Funds  Settlement  System of DTC on or about
December 20, 2007 against payment therefor in immediately available funds.

         The Class A-P  underwriting  agreement  provides that the obligations of the underwriter to pay for and accept delivery of the underwritten  certificates are subject to, among other things, the receipt of legal opinions and to the conditions,  among others, that no stop order suspending the effectiveness of the depositor's  registration  statement shall be in effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  by the  underwriter  may be  effected  from time to time in one or more negotiated  transactions,  or otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor  from the sale of the  underwritten  certificates,  before  deducting  expenses  payable by the depositor,  will be  approximately  67.70% of the aggregate Certificate Principal Balance of the underwritten certificates.

         The  underwriter may effect these  transactions by selling the  underwritten  certificates  to or through  dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the underwriter for whom they act as  agent.  In  connection  with  the sale of the  underwritten  certificates,  the  underwriter  may be  deemed  to have  received compensation  from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that  participate with the underwriter in the distribution of the underwritten  certificates  are also  underwriters  under the Securities Act of 1933. Any profit on the  resale  of the  underwritten  certificates  positioned  by an  underwriter  would be  underwriter  compensation  in the form of underwriting discounts and commissions under the Securities Act, as amended.

         The Class A-P  underwriting  agreement  provides that the depositor  will  indemnify the  underwriter,  and that under limited circumstances  the  underwriter  will  indemnify the depositor,  against some  liabilities  under the Securities  Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The underwriter  intends to make a secondary market in the  underwritten  certificates  but is not  obligated  to do so.  There can be no  assurance  that a secondary  market for the offered certificates  will  develop  or,  if it does  develop,  that it will  continue.  The  offered  certificates  will not be  listed on any securities exchange.

                                                        Additional Information

         The primary source of information  available to investors  concerning the offered  certificates will be the monthly statements discussed in the prospectus under "Description of the  Certificates-Reports  to  Certificateholders"  and in this prospectus supplement under "Pooling and Servicing  Agreement-Reports to Certificateholders,"  which will include information as to the certificate principal balance of the offered  certificates.  There can be no assurance that any  additional  information  regarding the offered  certificates will be available  through any other  source.  In addition,  the depositor is not aware of any source  through which price  information about the offered  certificates  will be available on an ongoing basis.  The limited nature of this  information  regarding the offered certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered  certificates becomes available.

                                                            Use of Proceeds

         The net proceeds from the sale of the offered  certificates  to the underwriter  will be paid to the depositor.  The depositor will use the proceeds to purchase the offered certificates or for general corporate purposes.

                                                            Legal Opinions

         Certain legal matters relating to the certificates  have been passed upon for the depositor by Orrick,  Herrington & Sutcliffe
LLP,  New York,  New York.  Certain  legal  matters  relating  to the  certificates  will be passed upon for the  depositor  by Orrick,
Herrington & Sutcliffe LLP, New York, New York and for UBS Securities LLC by Thacher Proffitt & Wood LLP, New York, New York.

                                                                Ratings

         The  offered  certificates  were  rated  "AAA" by Fitch,  "AAA" by  Standard & Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc., or Standard & Poor's, and "Aaa" by Moody's as of December 18, 2007.

         The  ratings  assigned  by  Fitch  to  mortgage   pass-through   certificates   address  the  likelihood  of  the  receipt  by
certificateholders  of all  distributions  to which they are entitled under the  transaction  structure.  Fitch's  ratings  reflect its analysis of the  riskiness of the  underlying  mortgage  loans and the  structure  of the  transaction  as  described in the  operative documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the underlying  mortgage  loans.  The  rating on the  offered  certificates  only  addresses  the  return of their  respective  Certificate
Principal Balances.

         The ratings  assigned by Standard & Poor's to mortgage  pass-through  certificates  address the  likelihood  of the receipt by certificateholders  of payments required under the pooling and servicing  agreement.  Standard & Poor's ratings take into consideration the credit quality of the mortgage pool,  structural and legal aspects  associated with the  certificates,  and the extent to which the payment  stream in the  mortgage  pool is  adequate  to make  payments  required  under the  certificates.  The  rating on the  offered certificates  only  addresses  the  return  of their  respective  Certificate  Principal  Balances.  Standard  & Poor's  rating  on the certificates  does not, however,  constitute a statement  regarding  frequency of prepayments on the mortgages.  See "Certain Yield and
Prepayment Considerations" in this prospectus supplement.

         The ratings  assigned by Moody's to the offered  certificates  address the likelihood of the receipt by the holders of offered certificates of all  distributions  to which they are entitled under the pooling and servicing  agreement.  Moody's ratings reflect its analysis of the  riskiness  of the  mortgage  loans and the  structure of the  transaction  as  described in the pooling and  servicing agreement.  Moody's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the mortgage loans.  The rating on the offered certificates only addresses the return of their respective Certificate Principal Balances.

         The  depositor  has not  requested a rating on the offered  certificates  by any rating  agency  other than Fitch,  Standard &
Poor's and Moody's.  However,  there can be no assurance as to whether any other rating agency will rate the offered certificates,  or, if it does,  what rating would be assigned by any other rating  agency.  A rating on the  certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the offered certificates by Fitch, Standard & Poor's and Moody's.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
In the event that the ratings  initially  assigned to the offered  certificates are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the rating  agencies  at closing  included a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                           Legal Investment

         The offered  certificates  will be "mortgage  related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies,  and, as such, are legal  investments for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition investment  in mortgage  related  securities  by taking  statutory  action on or prior to October 3, 1991.  Some  states  have  enacted legislation which overrides the preemption provisions of SMMEA.

         The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates for legal investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  under applicable  legal  investment  restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of  any  class  of  offered certificates.  Accordingly,  all  institutions  whose  investment  activities  are subject to legal  investment  laws and  regulations, regulatory capital  requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered certificates  constitutes a legal investment or is subject to investment,  capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                                                         ERISA Considerations

         A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate  accounts,  or any other person investing  ERISA  plan  assets of any ERISA  plan,  as  defined  under  "ERISA  Considerations-ERISA  Plan  Asset  Regulations"  in the
prospectus,  should carefully review with its legal advisors  whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal  Revenue Code.  The purchase or holding of the offered  certificates  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive  relief under the RFC exemption,  as described under "ERISA  Considerations-Prohibited  Transaction Exemption" in the prospectus provided those certificates  are rated at least "BBB-" (or its  equivalent) by Standard & Poor's,  Fitch,  Moody's , DBRS Limited or DBRS, Inc. at the
time of  purchase.  The RFC  exemption  contains  a number  of other  conditions  which  must be met for the RFC  exemption  to  apply, including the  requirement  that any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of Regulation D of the
Securities and Exchange  Commission under the Securities Act. The depositor  expects that the specific  conditions of the RFC exemption should be  satisfied  with  respect  to the  offered  certificates  so that the RFC  exemption  should  provide an  exemption  from the application of the prohibited  transaction  provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal  Revenue
Code, for  transactions in connection with the servicing,  management and operation of the mortgage pools and contract pools,  provided that the general conditions of the RFC exemption are satisfied.

         As discussed in greater detail above under  "Description of the Mortgage  Pool-Sharia  Mortgage Loans", the trust will include certain  residential  financing  transactions,  referred to as Sharia Mortgage Loans, that are structured so as to be permissible under
Islamic  law  utilizing  declining  balance  co-ownership  structures.  The DOL has not  specifically  considered  the  eligibility  or treatment  of Sharia  Mortgage  Loans  under the RFC  exemption,  including  whether  they would be treated in the same manner as other single family  residential  mortgages.  However,  since the remedies in the event of default and certain other provisions of the Sharia
Mortgage Loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated by the DOL at the time the RFC exemption was granted,  the depositor  believes that the Sharia  Mortgage  Loans should be treated as other single family residential mortgages under the RFC exemption.

         Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its counsel  with  respect to: (i) whether the  specific  and general conditions and the other requirements in the RFC exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the general  fiduciary  responsibility  provisions of ERISA and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA  Considerations"
in the prospectus.

         The sale of any of the  offered  certificates  to an ERISA  plan is in no respect a  representation  by the  depositor  or the underwriter  that such an investment  meets all relevant legal  requirements  relating to  investments by ERISA plans  generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                                    ANNEX I
                                                     MORTGAGE LOAN STATISTICAL INFORMATION*

                                                                  Loan Group I

                                                 Credit Score Distribution of the Group I Loans

                                                                                                                                            Weighted Average
                                                         Number of            Principal           Percent of        Average Principal         Loan-to-Value
Credit Score Range                                     Group I Loans           Balance           Group I Loans           Balance                  Ratio
_______________________________________________________________________________________________________________________________________________________________
499 or less.......................................             8                 $2,537,259          0.87%               $317,157                78.61%
500 - 519.........................................             7                  2,335,901          0.80                 333,700                80.00
520 - 539.........................................            12                  3,177,171          1.09                 264,764                80.75
540 - 559.........................................             4                    847,606          0.29                 211,901                80.00
560 - 579.........................................            10                  3,097,961          1.06                 309,796                80.48
580 - 599.........................................            12                  3,563,962          1.22                 296,997                78.58
600 - 619.........................................            18                  4,800,793          1.65                 266,711                81.03
620 - 639.........................................            90                 22,905,121          7.86                 254,501                77.71
640 - 659.........................................           104                 27,140,092          9.31                 260,962                77.87
660 - 679.........................................           145                 38,059,209         13.05                 262,477                77.47
680 - 699.........................................           158                 37,080,483         12.72                 234,687                75.55
700 - 719.........................................           120                 34,038,187         11.67                 283,652                75.79
720 - 739.........................................            85                 21,618,065          7.41                 254,330                72.60
740 - 759.........................................           110                 30,294,358         10.39                 275,403                75.18
760 - 779.........................................            87                 22,918,597          7.86                 263,432                72.03
780 - 799.........................................            83                 22,547,771          7.73                 271,660                69.36
800 or greater....................................            46                 14,587,973          5.00                 317,130                72.33
    Total, Average or Weighted Average............         1,099               $291,550,510        100.00%               $265,287                75.35%

        As of the reference  date, the minimum and maximum credit scores of the group I loans were 462 and 821,  respectively,  and the weighted average  credit score of the group I loans was  approximately  701. The credit scores for most of the mortgagors as reflected in the table above have been updated since the date of origination of the group I loans.

        * Unless  otherwise  specified,  the information  appearing under the column  headings:  Number of Mortgage  Loans,  Principal  Balance,
Percentage of Mortgage Loans and Average  Principal  Balance is as of the reference date,  after deducting  payments of principal due during the month of the reference  date, and the  information  appearing under the column heading:  Weighted  Average  Loan-to-Value  Ratio is based on the original  loan-to-value  ratios of the mortgage loans, as weighted by the principal  balances of the related  mortgage loans as of the reference date.  The credit  scores for most of the  mortgagors  as  reflected  in this Annex I have been  updated  since the date of  origination  of the mortgage loans.

                                                      Occupancy Types of the Group I Loans

                                                                                                                     Average                            Weighted Average
                                                   Number of              Principal              Percent of         Principal     Weighted Average         Loan-to-Value
Occupancy Type                                   Group I Loans             Balance             Group I Loans         Balance        Credit Score               Ratio
________________________________________________________________________________________________________________________________________________________________________
Primary Residence.......................              770                 $226,688,003            77.75%                $294,400         694                 77.04%
Second/Vacation.........................               50                   15,244,544             5.23                  304,891         738                 68.79
Non-Owner Occupied......................              279                   49,617,963            17.02                  177,842         720                 69.68
   Total, Average or Weighted Average...            1,099                 $291,550,510           100.00%                $265,287         701                 75.35%

                                                       Loan Purpose of the Group I Loans

                                                                                                    Percent of           Average                             Weighted Average
                                                        Number of                                    Group I            Principal      Weighted Average        Loan-to-Value
Loan Purpose                                          Group I Loans       Principal Balance            Loans             Balance         Credit Score              Ratio
_______________________________________________________________________________________________________________________________________________________________________________
Purchase.......................................            586                 $143,870,269           49.35%                $245,512          699                 78.99%
Rate/Term Refinance............................            229                   58,706,530           20.14                  256,360          699                 72.00
Equity Refinance...............................            284                   88,973,711           30.52                  313,288          705                 71.68
   Total, Average or
Weighted Average...............................          1,099                 $291,550,510          100.00%                $265,287          701                 75.35%

                                                 Mortgaged Property Types of the Group I Loans

                                                                                                                            Average                             Weighted Average
                                                                Number of                               Percent of         Principal     Weighted Average         Loan-to-Value
Property Type                                                 Group I Loans    Principal Balance      Group I Loans         Balance        Credit Score               Ratio
_______________________________________________________________________________________________________________________________________________________________________________
Single-Family Detached...................................           677              $186,591,751        64.00%                $275,616         702                 74.80%
              76.60
Two-to-Four Family Units.................................           120                28,641,459         9.82                  238,679         691
Two-to-Four Family Units.................................           120                28,641,459         9.82                  238,679         691                 74.94
Condo Low-Rise (less than 5 stories).....................            99                20,258,899         6.95                  204,635         709                 76.94
Planned Unit Developments (attached) ....................            18                 4,161,280         1.43                  231,182         693                 76.09
Condo Mid-Rise (5 to 8 stories)..........................            10                 3,474,808         1.19                  347,481         718                 77.17
Townhouse................................................            10                 1,532,763         0.53                  153,276         665                 81.89
Condo High-Rise  (9 stories or more).....................             4                 1,136,000         0.39                  284,000         635                 80.00
Cooperative Units........................................             1                   298,207         0.10                  298,207         778                 79.00
Condotel (1 to 4 stories)................................             1                    74,061         0.03                   74,061         695                 80.00
   Total, Average or
Weighted Average.........................................         1,099              $291,550,510       100.00%                $265,287         701                 75.35%

                                                  Geographic Distribution of the Group I Loans

                                                                                                                                 Weighted         Weighted Average
                                             Number of             Principal             Percent of      Average Principal    Average Credit        Loan-to-Value
State                                      Group I Loans            Balance             Group I Loans         Balance             Score                 Ratio
_______________________________________________________________________________________________________________________________________________________________________________
Alaska............................                2                    $445,156             0.15%               $222,578            684                79.70%
Alabama...........................                8                   1,910,406             0.66                 238,801            650                77.11
Arkansas..........................                9                     971,638             0.33                 107,960            698                80.36
Arizona...........................               28                   6,372,966             2.19                 227,606            700                75.33
California........................              253                  96,956,145            33.26                 383,226            703                72.55
Colorado..........................               27                   5,020,452             1.72                 185,943            705                78.68
Connecticut.......................               14                   3,804,481             1.30                 271,749            685                79.53
District of Columbia..............                4                   1,045,606             0.36                 261,401            688                77.04
Delaware..........................                5                   1,390,924             0.48                 278,185            709                79.94
Florida...........................              112                  31,845,211            10.92                 284,332            708                71.44
Georgia...........................               46                   8,768,767             3.01                 190,625            681                78.38
Hawaii............................                3                   1,047,735             0.36                 349,245            716                80.00
Idaho.............................                8                   1,054,517             0.36                 131,815            753                73.77
Illinois..........................               30                   6,775,990             2.32                 225,866            708                78.67
Indiana...........................               11                   1,794,803             0.62                 163,164            736                75.52
Kansas............................                1                     207,191             0.07                 207,191            623                80.00
Kentucky..........................                5                     981,943             0.34                 196,389            695                76.06
Louisiana.........................               10                   1,721,965             0.59                 172,197            723                77.07
Massachusetts.....................               13                   3,423,845             1.17                 263,373            682                71.83
Maryland..........................               41                  13,568,237             4.65                 330,933            669                76.95
Maine.............................                2                     273,659             0.09                 136,830            741                54.81
Michigan..........................               13                   2,408,066             0.83                 185,236            675                80.40
Minnesota.........................               18                   3,953,153             1.36                 219,620            665                79.33
Missouri..........................                9                   1,458,635             0.50                 162,071            713                78.59
Mississippi.......................                5                   1,025,135             0.35                 205,027            666                79.40
Montana...........................                1                     191,200             0.07                 191,200            732                80.00
North Carolina....................               23                   4,123,750             1.41                 179,293            697                75.44
Nebraska..........................                1                      99,493             0.03                  99,493            657                80.00
New Hampshire.....................                2                     707,258             0.24                 353,629            769                80.00
New Jersey........................               47                  16,925,554             5.81                 360,118            705                78.95
New Mexico........................               10                   2,204,274             0.76                 220,427            688                80.45
Nevada............................                7                   1,985,385             0.68                 283,626            708                76.02
New York..........................               49                  13,890,543             4.76                 283,480            715                76.19
Ohio..............................               17                   2,224,434             0.76                 130,849            684                79.85
Oklahoma..........................                4                     448,064             0.15                 112,016            682                74.75
Oregon............................               18                   3,334,411             1.14                 185,245            699                76.02
Pennsylvania......................               25                   4,509,954             1.55                 180,398            713                82.03
Rhode Island......................                4                   1,102,483             0.38                 275,621            679                78.95
South Carolina....................               10                   1,807,465             0.62                 180,746            692                80.25
South Dakota......................                1                     114,821             0.04                 114,821            651                80.00
Tennessee.........................                6                   1,136,470             0.39                 189,412            743                78.48
Texas.............................               70                  10,544,255             3.62                 150,632            694                79.15
Utah..............................               24                   4,006,323             1.37                 166,930            699                79.14
Virginia..........................               52                  13,798,510             4.73                 265,356            707                77.00
Vermont...........................                1                     462,957             0.16                 462,957            694                80.00
Washington........................               34                   7,733,659             2.65                 227,461            702                77.40
Wisconsin.........................               11                   1,326,531             0.45                 120,594            700                76.66
West Virginia.....................                2                     278,467             0.10                 139,233            759                80.00
Wyoming...........................                3                     367,620             0.13                 122,540            722                76.10
  Total, Average or Weighted Average          1,099                $291,550,510           100.00%               $265,287            701                75.35%

        As of the reference date, no more than 0.7% of the group I loans were secured by mortgaged  properties  located in any one zip code area in  California  and no more than 0.6% of the group I loans  were  secured  by  mortgaged  properties  located  in any one zip code area  outside
California.

                                                    Documentation Types of the Group I Loans

                                                                                                            Average                               Weighted Average
                                              Number of                                 Percent of         Principal       Weighted Average         Loan-to-Value
Documentation Type                          Group I Loans      Principal Balance      Group I Loans         Balance          Credit Score               Ratio
___________________________________________________________________________________________________________________________________________________________________
Full/Alternate Documentation............         259                 $68,359,805         23.45%                $263,937          716                   77.30%
Reduced Documentation...................         600                 162,683,583         55.80                  271,139          697                   75.56
No Stated Income........................         141                  37,466,940         12.85                  265,723          682                   73.63
No Income/No Asset Verification.........          99                  23,040,181          7.90                  232,729          712                   70.94
   Total, Average or
Weighted Average........................       1,099                $291,550,510        100.00%                $265,287          701                   75.35%

        As of the reference date, no more than 35.5% of such reduced,  no stated income,  and no income/no asset verification loan documentation group I loans were secured by mortgaged properties located in California.

        As of the reference date, approximately 0.7% of the group I loans were underwritten pursuant to a streamlined refinancing  documentation program,  which permits mortgage loans to be refinanced with only limited  verification or updating of underwriting  information obtained at the time that the refinanced mortgage loan was underwritten.  See "The Trusts-Underwriting Policies-General Standards" in the prospectus.

                                                      Mortgage Rates of the Group I Loans

                                                                                                                                                  Weighted Average
                                           Number of              Principal          Percent of       Average Principal     Weighted Average          Loan-to-Value
Mortgage Rates (%)                       Group I Loans             Balance           Group I Loans          Balance          Credit Score                Ratio
_____________________________________________________________________________________________________________________________________________________________________
5.875 - 5.999......................             1                    $290,937           0.10%              $290,937              748                   80.00%
6.375 - 6.499......................            10                   3,256,267           1.12                325,627              777                   67.66
6.500 - 6.624......................            32                  12,191,672           4.18                380,990              732                   71.12
6.625 - 6.749......................            38                  13,925,863           4.78                366,470              732                   75.30
6.750 - 6.874......................           108                  34,310,728          11.77                317,692              730                   71.85
6.875 - 6.999......................           280                  76,150,976          26.12                271,968              720                   73.99
7.000 - 7.124......................           163                  43,841,887          15.04                268,969              687                   75.43
7.125 - 7.249......................           224                  58,270,716          19.99                260,137              689                   77.51
7.250 - 7.374......................           107                  22,034,723           7.56                205,932              652                   78.45
7.375 - 7.499......................            81                  16,385,807           5.62                202,294              661                   79.21
7.500 - 7.624......................            37                   6,941,898           2.38                187,619              645                   79.33
7.625 - 7.749......................            15                   3,314,743           1.14                220,983              654                   79.34
7.750 - 7.874......................             2                     564,997           0.19                282,498              633                   76.05
7.875 - 7.999......................             1                      69,296           0.02                 69,296              600                   56.00
   Total, Average or
Weighted Average.....................       1,099                $291,550,510         100.00%              $265,287              701                   75.35%

        As of the reference date, the weighted average mortgage rate of the group I loans was approximately 6.9776% per annum.

                                                Net Mortgage Rates of the Discount Group I Loans

                                                 Number of                                                     Average                              Weighted Average
                                                  Group I                                   Percent of        Principal       Weighted Average        Loan-to-Value
Net Mortgage Rate (%)                              Loans            Principal Balance     Group I Loans        Balance          Credit Score              Ratio
____________________________________________________________________________________________________________________________________________________________________
5.595..............................                  1                       $290,937          0.10%              $290,937          748                  80.00%
5.790..............................                  1                        444,401          0.15                444,401          811                  80.00
5.915..............................                  4                      2,093,437          0.72                523,359          744                  77.11
6.040..............................                  3                      1,070,501          0.37                356,834          735                  87.83
6.095..............................                  9                      2,811,866          0.96                312,430          772                  65.70
6.165..............................                  1                        151,567          0.05                151,567          777                  80.00
6.220..............................                 28                     10,098,236          3.46                360,651          730                  69.88
   Total, Average or Weighted Average.              47                    $16,960,944          5.82%              $360,871          742                  71.74%

        As of the  reference  date,  the  weighted  average  of the  Discount  Fractions  of the  Discount  Mortgage  Loans in loan  group I was approximately 1.956839753%.

                                                Original Principal Balances of the Group I Loans

                                                                                                           Average                              Weighted Average
Original Mortgage                             Number of             Principal           Percent of        Principal       Weighted Average        Loan-to-Value
 Loan Balance  ($)                          Group I Loans            Balance           Group I Loans       Balance          Credit Score              Ratio
_________________________________________________________________________________________________________________________________________________________________
100,000 or less.....................             133                 $10,691,391            3.67%              $80,386          713                  72.46%
100,001 to 200,000..................             352                  51,881,969           17.80               147,392          699                  76.04
200,001 to 300,000..................             261                  64,075,546           21.98               245,500          685                  76.46
300,001 to 400,000..................             152                  52,705,887           18.08               346,749          697                  77.02
400,001 to 500,000..................             102                  45,874,098           15.73               449,746          701                  75.70
500,001 to 600,000..................              45                  24,552,885            8.42               545,620          714                  73.81
600,001 to 700,000..................              21                  13,320,388            4.57               634,304          723                  74.30
700,001 to 800,000..................              17                  12,663,549            4.34               744,915          728                  75.07
800,001 to 900,000..................               6                   5,086,287            1.74               847,714          705                  75.02
900,001 to 1,000,000................               8                   7,777,468            2.67               972,184          704                  66.47
1,400,001 to 1,500,000..............               2                   2,921,043            1.00             1,460,521          740                  57.31
   Total, Average or
Weighted Average.....................          1,099                $291,550,510          100.00%             $265,287          701                  75.35%

                                               Original Loan-to-Value Ratios of the Group I Loans

                                                                                                                                 Weighted
Original                                 Number of                                 Percent of       Average Principal             Average
Loan-to-Value Ratio (%)                Group I Loans      Principal Balance      Group I Loans           Balance               Credit Score
______________________________________________________________________________________________________________________________________________
00.01 - 50.00...................             52                  $13,255,362         4.55%                $254,911              752
50.01 - 55.00...................             22                    5,684,669         1.95                  258,394              739
55.01 - 60.00...................             23                    5,777,885         1.98                  251,212              750
60.01 - 65.00...................             57                   14,957,587         5.13                  262,414              714
65.01 - 70.00...................             61                   21,237,699         7.28                  348,159              721
70.01 - 75.00...................            123                   31,584,828        10.83                  256,787              706
75.01 - 80.00...................            692                  185,119,495        63.49                  267,514              691
80.01 - 85.00...................             12                    2,517,537         0.86                  209,795              655
85.01 - 90.00...................             30                    5,555,311         1.91                  185,177              676
90.01 - 95.00...................             19                    4,441,259         1.52                  233,750              701
95.01 - 100.00..................              8                    1,418,877         0.49                  177,360              728
   Total, Average or
Weighted Average................          1,099                 $291,550,510       100.00%                $265,287              701

        The weighted average original  loan-to-value  ratio of the group I loans, based on the principal balances of the group I loans as of the reference date, was approximately 75.35%.

                                                    Amortization Types of the Group I Loans

                                                                                                       Average                                 Weighted Average
                                      Number of           Principal         Percent of Group I        Principal         Weighted Average         Loan-to-Value
Amortization Type                   Group I Loans          Balance                Loans                Balance            Credit Score              Ratio
________________________________________________________________________________________________________________________________________________________________
Fully Amortizing................         674              $163,708,908         56.15%                  $242,892              708                   74.41%
Interest Only Period- 5 Years...           2                   339,703          0.12                    169,851              778                   58.65
Interest Only Period- 10 Years..         420               127,090,501         43.59                    302,596              691                   76.60
Interest Only Period- 15 Years..           3                   411,398          0.14                    137,133              722                   77.95
   Total, Average or Weighted
Average.........................       1,099              $291,550,510        100.00%                  $265,287              701                   75.35%

                                                 Property Valuation Types of the Group I Loans

                                                                                                                                                  Weighted Average
                                     Number of Group I           Principal             Percent of       Average Principal     Weighted Average      Loan-to-Value
Property Valuation Type                    Loans                  Balance            Group I Loans          Balance            Credit Score            Ratio
____________________________________________________________________________________________________________________________________________________________________
Automated Valuation Model........            36                   $9,776,788              3.35%              $271,577              700                78.05%
Appraisal........................         1,063                  281,773,722             96.65                265,074              701                75.26
    Total, Average or Weighted
Average..........................         1,099                 $291,550,510            100.00%              $265,287              701                75.35%

                                                                 Loan Group II

                                                Credit Score Distribution of the Group II Loans

                                                                                                                                                Weighted Average
                                                          Number of             Principal               Percent of        Average Principal        Loan-to-Value
Credit Score Range                                     Group II Loans            Balance              Group II Loans           Balance                 Ratio
_________________________________________________________________________________________________________________________________________________________________
499 or less.....................................               18                 $4,305,455             0.69%                   $239,192             79.81%
500 - 519.......................................               16                  4,620,910             0.74                     288,807             78.47
520 - 539.......................................               19                  4,961,256             0.79                     261,119             79.97
540 - 559.......................................               15                  4,663,917             0.74                     310,928             80.80
560 - 579.......................................               27                  7,218,245             1.15                     267,342             79.44
580 - 599.......................................               27                  6,869,090             1.10                     254,411             78.78
600 - 619.......................................               37                 11,007,277             1.76                     297,494             76.90
620 - 639.......................................              215                 43,518,915             6.94                     202,414             78.24
640 - 659.......................................              272                 55,240,009             8.81                     203,088             78.14
660 - 679.......................................              423                 91,543,379            14.60                     216,415             78.64
680 - 699.......................................              552                109,718,697            17.50                     198,766             78.81
700 - 719.......................................              444                 93,607,735            14.93                     210,828             78.53
720 - 739.......................................              322                 64,400,202            10.27                     200,001             79.77
740 - 759.......................................              291                 54,609,936             8.71                     187,663             78.38
760 - 779.......................................              179                 34,168,675             5.45                     190,886             78.49
780 - 799.......................................              150                 26,358,601             4.20                     175,724             76.71
800 or greater..................................               49                 10,294,950             1.64                     210,101             74.83
   Total, Average or Weighted Average...........            3,056               $627,107,250           100.00%                   $205,205             78.54%

        As of the reference date, the minimum and maximum credit scores of the group II loans were 425 and 816,  respectively,  and the weighted average credit score of the group II loans was  approximately  692. The credit scores for most of the mortgagors as reflected in the table above have been updated since the date of origination of the group II loans.

                                                     Occupancy Types of the Group II Loans

                                                                                                                  Average                               Weighted Average
                                                Number of              Principal              Percent of         Principal       Weighted Average          Loan-to-Value
Occupancy Type                                Group II Loans            Balance             Group II Loans        Balance          Credit Score                Ratio
___________________________________________________________________________________________________________________________________________________________________________
Primary Residence.......................          2,013                $472,017,378            75.27%               $234,485            683                  79.21%
Second/Vacation.........................            145                  34,911,124             5.57                 240,766            711                  75.75
Non-Owner Occupied......................            898                 120,178,749            19.16                 133,829            723                  76.69
   Total, Average or
Weighted Average........................          3,056                $627,107,250           100.00%               $205,205            692                  78.54%

                                                       Loan Purpose of the Group II Loans

                                                                                                   Percent of            Average                              Weighted Average
                                                        Number of              Principal             Group II            Principal      Weighted Average        Loan-to-Value
Loan Purpose                                          Group II Loans            Balance               Loans               Balance         Credit Score              Ratio
________________________________________________________________________________________________________________________________________________________________________________
Purchase......................................            1,720                $334,881,662           53.40%               $194,699            697                80.56%
Rate/Term Refinance...........................              531                 110,516,533           17.62                 208,129            685                77.13
Equity Refinance..............................              805                 181,709,054           28.98                 225,726            690                75.66
   Total, Average or
Weighted Average...............................           3,056                $627,107,250          100.00%               $205,205            692                78.54%

                                                 Mortgaged Property Types of the Group II Loans

                                                                                                                                    Average                               Weighted Average
                                                                   Number of             Principal            Percent of            Principal      Weighted Average         Loan-to-Value
Property Type                                                   Group II Loans             Balance           Group II Loans          Balance         Credit Score               Ratio
____________________________________________________________________________________________________________________________________________________________________________________________
Single-Family detached.....................................          1,934               $396,707,667            63.26%              $205,123           690                  78.64%
Planned Unit Developments (detached).......................            436                101,959,524            16.26                233,852           684                  79.10
Two-to-Four Family Units...................................            307                 58,913,949             9.39                191,902           708                  77.19
Condo Low-Rise (less than 5 stories).......................            233                 41,031,630             6.54                176,101           702                  78.20
Planned Unit Developments (attached).......................             61                 10,800,349             1.72                177,055           706                  79.79
Condo High-Rise (9 stories or more)........................             23                  7,043,155             1.12                306,224           700                  80.07
Townhouse..................................................             43                  6,357,359             1.01                147,846           703                  76.40
Condo Mid-Rise (5 to 8 stories)............................             13                  2,947,275             0.47                226,713           734                  79.00
Cooperative Units..........................................              4                    646,792             0.10                161,698           708                  71.69
Condotel (5 to 8 stories)..................................              1                    436,339             0.07                436,339           760                  70.00
Condotel (9 or more stories)...............................              1                    263,211             0.04                263,211           687                  49.00
   Total, Average or
Weighted Average...........................................          3,056               $627,107,250           100.00%              $205,205           692                  78.54%

                                                 Geographic Distribution of the Group II Loans

                                                                                                                                                     Weighted Average
                                             Number of              Principal              Percent of      Average Principal   Weighted Average        Loan-to-Value
State                                     Group II Loans             Balance             Group II Loans         Balance          Credit Score              Ratio
________________________________________________________________________________________________________________________________________________________________________
Alaska..............................              14                 $2,903,405               0.46%              $207,386              689                80.34%
Alabama.............................              42                  5,181,336               0.83                123,365              678                78.20
Arkansas............................              24                  3,263,177               0.52                135,966              686                79.22
Arizona.............................              87                 21,328,475               3.40                245,155              698                79.28
California..........................             168                 67,235,218              10.72                400,210              685                79.24
Colorado............................              78                 15,117,960               2.41                193,820              698                79.51
Connecticut.........................              34                  7,280,815               1.16                214,142              701                79.71
District of Columbia................               9                  2,253,632               0.36                250,404              717                77.85
Delaware............................               9                  1,450,583               0.23                161,176              718                78.03
Florida.............................             371                 84,031,977              13.40                226,501              694                77.70
Georgia.............................             125                 21,326,266               3.40                170,610              687                79.28
Hawaii..............................               3                    626,012               0.10                208,671              708                78.83
Iowa................................               9                  1,238,519               0.20                137,613              700                80.67
Idaho...............................              32                  6,023,668               0.96                188,240              698                78.06
Illinois............................             139                 29,667,546               4.73                213,436              687                78.09
Indiana.............................              38                  5,002,616               0.80                131,648              654                82.29
Kansas..............................              19                  1,889,435               0.30                 99,444              719                79.01
Kentucky............................              18                  3,285,202               0.52                182,511              703                82.44
Louisiana...........................              35                  5,135,103               0.82                146,717              686                80.12
Massachusetts.......................              61                 18,035,701               2.88                295,667              696                76.46
Maryland............................              73                 19,671,713               3.14                269,476              671                77.01
Maine...............................               9                  2,113,711               0.34                234,857              713                73.96
Michigan............................             123                 19,419,947               3.10                157,886              693                79.98
Minnesota...........................              53                 10,995,232               1.75                207,457              679                78.83
Missouri............................              79                 10,306,269               1.64                130,459              710                79.84
Mississippi.........................               8                  1,344,835               0.21                168,104              677                81.20
Montana.............................               5                  1,239,902               0.20                247,980              698                82.43
North Carolina......................              74                 10,392,019               1.66                140,433              694                80.39
North Dakota........................               3                    302,179               0.05                100,726              680                76.48
Nebraska............................               7                  1,073,805               0.17                153,401              682                79.79
New Hampshire.......................              13                  3,147,496               0.50                242,115              681                79.06
New Jersey..........................             104                 32,334,594               5.16                310,910              692                78.70
New Mexico..........................              22                  4,496,108               0.72                204,369              715                77.34
Nevada..............................              18                  4,551,934               0.73                252,885              696                80.31
New York............................             111                 29,329,899               4.68                264,233              691                75.69
Ohio................................              83                 10,251,161               1.63                123,508              706                78.96
Oklahoma............................              24                  2,259,165               0.36                 94,132              691                77.12
Oregon..............................              50                 14,634,604               2.33                292,692              703                78.64
Pennsylvania........................              76                 10,738,015               1.71                141,290              708                78.73
Rhode Island........................               8                  1,730,276               0.28                216,285              705                81.15
South Carolina......................              51                  7,599,715               1.21                149,014              695                77.32
Tennessee...........................              52                  5,731,484               0.91                110,221              693                80.29
Texas...............................             371                 52,813,821               8.42                142,355              693                79.17
Utah................................              64                 13,446,569               2.14                210,103              695                80.12
Virginia............................             112                 26,563,405               4.24                237,173              699                76.49
Vermont.............................               2                    300,573               0.05                150,287              682                74.05
Washington..........................              94                 21,033,391               3.35                223,759              696                78.60
Wisconsin...........................              45                  6,037,792               0.96                134,173              691                78.91
Wyoming.............................               7                    970,990               0.15                138,713              695                81.20
  Total, Average or Weighted Average           3,056               $627,107,250             100.00%              $205,205              692                78.54%

        As of the reference date, no more than 0.5% of the group II loans were secured by mortgaged  properties located in any one zip code area in Florida and no more than 0.3% of the group II loans were secured by mortgaged properties located in any one zip code area outside Florida.

                                                   Documentation Types of the Group II Loans

                                                                                                                Average                               Weighted Average
                                            Number of             Principal              Percent of             Principal       Weighted Average         Loan-to-Value
Documentation Type                        Group II Loans           Balance              Group II Loans          Balance          Credit Score               Ratio
_______________________________________________________________________________________________________________________________________________________________________
Full/Alternate Documentation........              887            $147,015,408              23.44%                $165,745            698                  79.61%
Reduced Documentation...............            1,310             297,179,797              47.39                  226,855            687                  78.33
No Stated Income....................              416              97,546,390              15.55                  234,487            689                  78.32
No Income/No Asset Verification.....              443              85,365,655              13.61                  192,699            704                  77.67
  Total, Average or
Weighted Average....................            3,056            $627,107,250             100.00%                $205,205            692                  78.54%

        As of the reference date, no more than 12.1% of such reduced,  no stated income,  and no income/no asset verification loan documentation group II loans were secured by mortgaged properties located in California.

        As of the  reference  date,  approximately  0.6%  of the  group  II  loans  were  underwritten  pursuant  to a  streamlined  refinancing documentation  program,  which permits  mortgage loans to be refinanced with only limited  verification or updating of underwriting  information obtained at the time that the  refinanced  mortgage  loan was  underwritten.  See "The  Trusts-Underwriting  Policies-General  Standards" in the
prospectus.

                                                      Mortgage Rates of the Group II Loans

                                                                                                                                                   Weighted Average
                                           Number of              Principal          Percent of      Average Principal     Weighted Average        Loan-to-Value
Mortgage Rates (%)                       Group II Loans           Balance           Group II Loans         Balance            Credit Score             Ratio
_____________________________________________________________________________________________________________________________________________________________________
7.000 - 7.124......................             192               $43,049,145           6.86%             $224,214                724                  75.59%
7.125 - 7.249......................             221                50,838,462           8.11               230,038                704                  76.25
7.250 - 7.374......................             600               134,652,052          21.47               224,420                694                  77.36
7.375 - 7.499......................             535               117,931,195          18.81               220,432                690                  77.47
7.500 - 7.624......................             543               112,018,215          17.86               206,295                688                  78.87
7.625 - 7.749......................             300                57,951,943           9.24               193,173                686                  79.66
7.750 - 7.874......................             265                47,202,978           7.53               178,124                678                  81.76
7.875 - 7.999......................             187                31,422,648           5.01               168,036                687                  81.35
8.000 - 8.124......................              60                10,937,846           1.74               182,297                692                  82.12
8.125 - 8.249......................              69                11,480,502           1.83               166,384                682                  85.93
8.250 - 8.374......................              75                 8,166,178           1.30               108,882                708                  83.79
8.375 - 8.499......................               5                   692,036           0.11               138,407                551                  88.22
8.500 - 8.624......................               3                   397,264           0.06               132,421                610                  88.33
9.375 - 9.499......................               1                   366,785           0.06               366,785                657                  95.00
  Total, Average or
Weighted Average..................            3,056              $627,107,250         100.00%             $205,205                692                  78.54%

        As of the reference date, the weighted average mortgage rate of the group II loans was approximately 7.4400% per annum.

                                               Net Mortgage Rates of the Discount Group II Loans

                                                                                                                                                      Weighted Average
                                               Number of               Principal           Percent of      Average Principal      Weighted Average      Loan-to-Value
Net Mortgage Rate (%)                        Group II Loans             Balance           Group II Loans         Balance            Credit Score           Ratio
__________________________________________________________________________________________________________________________________________________________________________
6.110.................................                1                  $430,992             0.07%            $430,992                729                100.00%
6.140.................................                1                   176,530             0.03              176,530                783                100.00
6.144.................................                1                   211,075             0.03              211,075                720                 97.00
6.240.................................                1                   197,694             0.03              197,694                717                100.00
6.280.................................                1                   145,086             0.02              145,086                782                 95.00
6.320.................................                1                   198,156             0.03              198,156                696                100.00
6.359.................................                1                    71,406             0.01               71,406                617                 85.00
6.390.................................                1                   213,444             0.03              213,444                671                 90.00
6.415.................................                1                   183,165             0.03              183,165                770                100.00
6.420.................................                1                   152,431             0.02              152,431                698                 95.00
6.435.................................                1                   278,808             0.04              278,808                631                 94.00
6.445.................................                1                   212,839             0.03              212,839                669                100.00
6.450.................................                1                   484,847             0.08              484,847                795                100.00
6.470.................................                1                   170,000             0.03              170,000                704                100.00
6.475.................................                1                   352,000             0.06              352,000                760                 86.00
6.485.................................                1                   231,895             0.04              231,895                682                100.00
6.495.................................                2                   609,110             0.10              304,555                719                 89.09
6.510.................................                1                   212,400             0.03              212,400                668                 90.00
6.521.................................                1                   162,191             0.03              162,191                753                 98.00
6.525.................................                1                   296,176             0.05              296,176                691                 88.00
6.530.................................                1                   159,937             0.03              159,937                780                 95.00
6.540.................................                2                   369,995             0.06              184,997                780                 96.75
6.551.................................                1                   179,842             0.03              179,842                735                 90.00
6.565.................................                1                   105,136             0.02              105,136                699                 90.00
6.570.................................                3                 1,078,239             0.17              359,413                669                100.00
6.575.................................                1                   184,243             0.03              184,243                754                100.00
6.580.................................                1                   570,107             0.09              570,107                690                 92.00
6.584.................................                1                   179,945             0.03              179,945                712                 88.00
6.595.................................                1                   195,228             0.03              195,228                745                100.00
6.600.................................                2                   542,356             0.09              271,178                723                 92.47
6.605.................................                1                   352,453             0.06              352,453                680                 89.00
6.615.................................                3                   560,080             0.09              186,693                749                 99.43
6.620.................................                4                 1,183,106             0.19              295,776                738                 98.63
6.625.................................                1                   286,200             0.05              286,200                693                 87.00
6.635.................................                1                   178,837             0.03              178,837                664                100.00
6.640.................................                1                   113,409             0.02              113,409                800                 85.00
6.665.................................                1                   125,696             0.02              125,696                700                 90.00
6.673.................................                1                    41,400             0.01               41,400                713                 90.00
6.674.................................                1                   173,220             0.03              173,220                627                 90.00
6.675.................................                1                   239,050             0.04              239,050                704                 90.00
6.680.................................                1                   296,705             0.05              296,705                667                 95.00
6.695.................................                1                   153,489             0.02              153,489                689                100.00
6.702.................................                1                   173,529             0.03              173,529                604                 95.00
6.705.................................                1                   130,140             0.02              130,140                744                 90.00
6.715.................................                1                   160,177             0.03              160,177                788                 90.00
6.720.................................              189                42,296,537             6.74              223,791                724                 75.17
6.730.................................                3                   652,414             0.10              217,471                699                 91.67
6.740.................................                1                   169,141             0.03              169,141                702                100.00
6.755.................................                1                   299,962             0.05              299,962                700                 90.00
6.765.................................                1                   142,479             0.02              142,479                806                 90.00
6.770.................................                1                   262,543             0.04              262,543                663                 90.00
6.801.................................                1                    46,512             0.01               46,512                704                 85.00
6.802.................................                1                   184,424             0.03              184,424                677                 95.00
6.815.................................                1                   398,762             0.06              398,762                685                 95.00
6.830.................................                2                   428,015             0.07              214,008                669                 93.56
6.838.................................                1                   215,945             0.03              215,945                759                 97.00
6.845.................................              214                49,291,411             7.86              230,334                703                 75.80
6.850.................................                1                   134,053             0.02              134,053                703                 90.00
6.855.................................                1                   240,814             0.04              240,814                686                 90.00
6.865.................................                1                   109,618             0.02              109,618                725                 90.00
6.870.................................                2                   731,650             0.12              365,825                713                 96.70
6.885.................................                2                   385,955             0.06              192,978                744                 90.00
6.890.................................                2                   411,438             0.07              205,719                668                 91.39
6.915.................................                1                    71,258             0.01               71,258                790                 90.00
6.941.................................                1                   262,629             0.04              262,629                745                 97.00
6.946.................................                1                   251,448             0.04              251,448                754                 95.00
6.955.................................                3                   238,950             0.04               79,650                675                 90.00
6.960.................................                1                   135,798             0.02              135,798                705                 90.00
6.965.................................                3                   971,373             0.15              323,791                682                 88.73
6.970.................................              590               132,191,955            21.08              224,054                693                 77.06
6.985.................................                1                   151,576             0.02              151,576                715                 90.00
6.989.................................                1                   156,884             0.03              156,884                520                 90.00
6.995.................................                1                   198,139             0.03              198,139                657                100.00
   Total, Average or Weighted Average.            1,083              $243,754,441            38.87%            $225,073                702                 77.88%

        As of the  reference  date,  the  weighted  average  of the  Discount  Fractions  of the  Discount  Mortgage  Loans in loan group II was approximately 1.785270018%.

                                               Original Principal Balances of the Group II Loans

                                                                                                                                                  Weighted Average
Original Mortgage                             Number of             Principal           Percent of      Average Principal    Weighted Average       Loan-to-Value
 Loan Balance  ($)                         Group II Loans            Balance          Group II Loans         Balance           Credit Score             Ratio
____________________________________________________________________________________________________________________________________________________________________
100,000 or less.......................            650                $48,143,922            7.68%             $74,068               704                 76.98%
100,001 to 200,000....................          1,346                193,715,879           30.89              143,920               696                 78.40
200,001 to 300,000....................            536                129,990,778           20.73              242,520               692                 79.78
300,001 to 400,000....................            158                 54,314,224            8.66              343,761               688                 80.63
400,001 to 500,000....................            171                 77,413,988           12.34              452,713               682                 78.24
500,001 to 600,000....................             96                 52,148,738            8.32              543,216               689                 78.77
600,001 to 700,000....................             55                 35,113,516            5.60              638,428               689                 77.63
700,001 to 800,000....................             26                 19,151,112            3.05              736,581               708                 76.26
800,001 to 900,000....................              7                  6,076,147            0.97              868,021               658                 74.05
900,001 to 1,000,000..................              9                  8,627,738            1.38              958,638               697                 73.94
1,100,001 to 1,200,000................              1                  1,156,717            0.18            1,156,717               704                 75.00
1,200,001 to 1,300,000................              1                  1,254,489            0.20            1,254,489               612                 65.00
   Total, Average or
Weighted Average.....................           3,056               $627,107,250          100.00%            $205,205               692                 78.54%

                                              Original Loan-to-Value Ratios of the Group II Loans

                                                                                                                                    Weighted
Original                                 Number of               Principal            Percent of        Average Principal            Average
Loan-to-Value Ratio (%)                Group II Loans             Balance           Group II Loans           Balance               Credit Score
________________________________________________________________________________________________________________________________________________
00.01 - 50.00...................              73                  $9,407,602             1.50%              $128,871                 704
50.01 - 55.00...................              16                   3,749,666             0.60                234,354                 720
55.01 - 60.00...................              45                   9,431,070             1.50                209,579                 711
60.01 - 65.00...................              71                  15,512,260             2.47                218,483                 692
65.01 - 70.00...................             132                  30,711,061             4.90                232,660                 691
70.01 - 75.00...................             352                  66,243,236            10.56                188,191                 703
75.01 - 80.00...................           2,005                 423,022,547            67.46                210,984                 690
80.01 - 85.00...................              44                   8,304,421             1.32                188,737                 670
85.01 - 90.00...................             187                  32,156,818             5.13                171,962                 698
90.01 - 95.00...................              89                  18,650,485             2.97                209,556                 678
95.01 - 100.00..................              42                   9,918,083             1.58                236,145                 723
   Total, Average or
Weighted Average.................          3,056                $627,107,250           100.00%              $205,205                 692

        The weighted average original  loan-to-value  ratio of the group II loans,  based on the principal  balances of the group II loans as of the reference date,  was approximately 78.54%.

                                                    Amortization Types of the Group II Loans

                                                                                                           Average                                  Weighted Average
                                      Number of             Principal          Percent of Group II        Principal         Weighted Average         Loan-to-Value
Amortization Type                  Group II Loans            Balance                  Loans                Balance            Credit Score             Ratio
_______________________________________________________________________________________________________________________________________________________________________
Fully Amortizing................        1,980             $355,235,508             56.65%                 $179,412               695                   78.32%
Interest Only Period- 5 Years...            4                1,267,573              0.20                   316,893               666                   78.82
Interest Only Period- 10 Years..        1,065              267,144,202             42.60                   250,840               689                   78.83
Interest Only Period- 15 Years..            7                3,459,967              0.55                   494,281               699                   78.09
    Total, Average or Weighted
Average.........................        3,056             $627,107,250            100.00%                 $205,205               692                   78.54%

                                                 Property Valuation Types of the Group II Loans

                                                                                                           Average                              Weighted Average
                                       Number of Group           Principal        Percent of Group         Principal     Weighted Average         Loan-to-Value
Property Valuation Type                   II Loans                 Balance           II Loans              Balance        Credit Score               Ratio
____________________________________________________________________________________________________________________________________________________________________
Automated Valuation Model.........             69                $13,069,861           2.08%               $189,418            671                  79.19%
Appraisal.........................          2,987                614,037,389          97.92                 205,570            693                  78.52
    Total, Average or Weighted Average      3,056               $627,107,250         100.00%               $205,205            692                  78.54%

                                                           Group I and Group II Loans

                                          Credit Score Distribution of the Group I and Group II Loans

                                                                                                                                      Weighted Average
                                           Number of               Principal    Percent of Mortgage        Average Principal            Loan-to-Value
Credit Score Range                       Mortgage Loans            Balance                   Loans                  Balance                   Ratio
_______________________________________________________________________________________________________________________________________________________
499 or less.........................             26                $6,842,714               0.74%                  $263,181                  79.37%
500 - 519...........................             23                 6,956,811               0.76                    302,470                  78.98
520 - 539...........................             31                 8,138,427               0.89                    262,530                  80.27
540 - 559...........................             19                 5,511,523               0.60                    290,080                  80.68
560 - 579...........................             37                10,316,206               1.12                    278,816                  79.75
580 - 599...........................             39                10,433,052               1.14                    267,514                  78.71
600 - 619...........................             55                15,808,071               1.72                    287,419                  78.15
620 - 639...........................            305                66,424,036               7.23                    217,784                  78.06
640 - 659...........................            376                82,380,101               8.97                    219,096                  78.05
660 - 679...........................            568               129,602,588              14.11                    228,174                  78.30
680 - 699...........................            710               146,799,180              15.98                    206,759                  77.99
700 - 719...........................            564               127,645,923              13.89                    226,323                  77.80
720 - 739...........................            407                86,018,267               9.36                    211,347                  77.97
740 - 759...........................            401                84,904,294               9.24                    211,731                  77.24
760 - 779...........................            266                57,087,272               6.21                    214,614                  75.90
780 - 799...........................            233                48,906,372               5.32                    209,899                  73.32
800 or greater......................             95                24,882,923               2.71                    261,926                  73.37
    Total Average or
Weighted Average....................          4,155              $918,657,760             100.00%                  $221,097                  77.53%

        As of the reference date, the minimum and maximum credit scores of the group I and group II loans were 425 and 821, respectively, and the weighted average credit score of the group I and group II loans was approximately 695.  The credit scores for most of the mortgagors as reflected in the table above have been updated since the date of origination of the mortgage loans.

                                               Occupancy Types of the Group I and Group II Loans

                                                                                                                                                     Weighted Average
                                           Number of              Principal            Percent of         Average Principal    Weighted Average        Loan-to-Value
Occupancy Type                           Mortgage Loans            Balance            Mortgage Loans            Balance           Credit Score              Ratio
______________________________________________________________________________________________________________________________________________________________________
Primary Residence..................           2,783              $698,705,380             76.06%               $251,062                687                 78.51%
Second/Vacation....................             195                50,155,667              5.46                 257,209                719                 73.63
Non-Owner Occupied.................           1,177               169,796,712             18.48                 144,262                722                 74.64
    Total, Average or Weighted Average        4,155              $918,657,760            100.00%               $221,097                695                 77.53%

                                                 Loan Purpose of the Group I and Group II Loans

                                                                                                                                                     Weighted Average
                                           Number of              Principal            Percent of         Average Principal    Weighted Average        Loan-to-Value
Loan Purpose                             Mortgage Loans            Balance            Mortgage Loans            Balance           Credit Score              Ratio
_________________________________________________________________________________________________________________________________________________________________________
Purchase............................           2,306              $478,751,931             52.11%               $207,611                697                   80.09%
Rate/Term Refinance.................             760               169,223,063             18.42                 222,662                690                   75.35
Equity Refinance....................           1,089               270,682,765             29.47                 248,561                695                   74.35
    Total, Average or Weighted Average         4,155              $918,657,760            100.00%               $221,097                695                   77.53%

                                           Mortgaged Property Types of the Group I and Group II Loans

                                                                                                                                                                        Weighted Average
                                                              Number of             Principal             Percent of        Average Principal     Weighted Average         Loan-to-Value
Property Type                                               Mortgage Loans            Balance            Mortgage Loans           Balance            Credit Score               Ratio
___________________________________________________________________________________________________________________________________________________________________________________________
Single-Family Detached..................................         2,611              $583,299,418             63.49%              $223,401                694                   77.41%
Planned Unit Developments (detached)....................           595               147,340,806             16.04                247,632                689                   78.33
Two-to-Four Family Units................................           427                87,555,408              9.53                205,048                702                   76.46
Condo Low-Rise (less than 5 stories)....................           332                61,290,529              6.67                184,610                704                   77.79
Planned Unit Developments (attached)....................            79                14,961,629              1.63                189,388                702                   78.76
Condo High-Rise (9 stories or more).....................            27                 8,179,155              0.89                302,932                691                   80.06
Townhouse...............................................            53                 7,890,121              0.86                148,870                695                   77.46
Condo Mid-Rise (5 to 8 stories).........................            23                 6,422,083              0.70                279,221                725                   78.01
Cooperative Units.......................................             5                   945,000              0.10                189,000                730                   74.00
Condotel (5 to 8 stories)...............................             1                   436,339              0.05                436,339                760                   70.00
Condotel (9 or more stories)............................             1                   263,211              0.03                263,211                687                   49.00
Condotel (1 to 4 stories)...............................             1                    74,061              0.01                 74,061                695                   80.00
    Total, Average or
Weighted Average.......................................          4,155              $918,657,760            100.00%              $221,097                695                   77.53%

                                           Geographic Distribution of the Group I and Group II Loans

                                                                                                                                                     Weighted Average
                                      Number of              Principal          Percent of Mortgage   Average Principal     Weighted Average          Loan-to-Value
State                               Mortgage Loans            Balance                  Loans                Balance            Credit Score                Ratio
___________________________________________________________________________________________________________________________________________________________________________
Alaska.......................              16                  $3,348,561             0.36%                 $209,285               688                   80.25%
Alabama......................              50                   7,091,743             0.77                   141,835               671                   77.91
Arkansas.....................              33                   4,234,815             0.46                   128,328               689                   79.48
Arizona......................             115                  27,701,441             3.02                   240,882               699                   78.37
California...................             421                 164,191,364            17.87                   390,003               695                   75.29
Colorado.....................             105                  20,138,412             2.19                   191,794               700                   79.30
Connecticut..................              48                  11,085,296             1.21                   230,944               696                   79.65
District of Columbia.........              13                   3,299,238             0.36                   253,788               708                   77.59
Delaware.....................              14                   2,841,507             0.31                   202,965               713                   78.97
Florida......................             483                 115,877,188            12.61                   239,911               698                   75.98
Georgia......................             171                  30,095,033             3.28                   175,994               685                   79.02
Hawaii.......................               6                   1,673,748             0.18                   278,958               713                   79.56
Iowa.........................               9                   1,238,519             0.13                   137,613               700                   80.67
Idaho........................              40                   7,078,185             0.77                   176,955               706                   77.42
Illinois.....................             169                  36,443,536             3.97                   215,642               691                   78.20
Indiana......................              49                   6,797,420             0.74                   138,723               675                   80.50
Kansas.......................              20                   2,096,626             0.23                   104,831               710                   79.11
Kentucky.....................              23                   4,267,144             0.46                   185,528               701                   80.97
Louisiana....................              45                   6,857,068             0.75                   152,379               695                   79.36
Massachusetts................              74                  21,459,545             2.34                   289,994               694                   75.72
Maryland.....................             114                  33,239,950             3.62                   291,579               670                   76.99
Maine........................              11                   2,387,371             0.26                   217,034               716                   71.77
Michigan.....................             136                  21,828,013             2.38                   160,500               691                   80.03
Minnesota....................              71                  14,948,384             1.63                   210,541               675                   78.96
Missouri.....................              88                  11,764,904             1.28                   133,692               710                   79.68
Mississippi..................              13                   2,369,970             0.26                   182,305               673                   80.42
Montana......................               6                   1,431,102             0.16                   238,517               702                   82.11
North Carolina...............              97                  14,515,769             1.58                   149,647               695                   78.98
North Dakota.................               3                     302,179             0.03                   100,726               680                   76.48
Nebraska.....................               8                   1,173,298             0.13                   146,662               680                   79.81
New Hampshire................              15                   3,854,754             0.42                   256,984               697                   79.24
New Jersey...................             151                  49,260,148             5.36                   326,226               696                   78.79
New Mexico...................              32                   6,700,382             0.73                   209,387               706                   78.36
Nevada.......................              25                   6,537,319             0.71                   261,493               699                   79.01
New York.....................             160                  43,220,442             4.70                   270,128               699                   75.85
Ohio.........................             100                  12,475,595             1.36                   124,756               702                   79.12
Oklahoma.....................              28                   2,707,229             0.29                    96,687               690                   76.73
Oregon.......................              68                  17,969,015             1.96                   264,250               702                   78.15
Pennsylvania.................             101                  15,247,969             1.66                   150,970               709                   79.70
Rhode Island.................              12                   2,832,759             0.31                   236,063               695                   80.29
South Carolina...............              61                   9,407,180             1.02                   154,216               695                   77.88
South Dakota.................               1                     114,821             0.01                   114,821               651                   80.00
Tennessee....................              58                   6,867,954             0.75                   118,413               701                   79.99
Texas........................             441                  63,358,076             6.90                   143,669               693                   79.17
Utah.........................              88                  17,452,892             1.90                   198,328               696                   79.89
Virginia.....................             164                  40,361,915             4.39                   246,109               701                   76.66
Vermont......................               3                     763,531             0.08                   254,510               689                   77.66
Washington...................             128                  28,767,050             3.13                   224,743               698                   78.28
Wisconsin....................              56                   7,364,323             0.80                   131,506               693                   78.50
West Virginia................               2                     278,467             0.03                   139,233               759                   80.00
Wyoming......................              10                   1,338,610             0.15                   133,861               703                   79.80
    Total, Average or Weighted
Average...........................      4,155                $918,657,760           100.00%                 $221,097               695                   77.53%

        As of the reference  date, no more than 0.4% of the group I and group II loans were secured by mortgaged  properties  located in any one zip code area in Florida and no more than 0.3% of the group I and group II loans were  secured by  mortgaged  properties  located in any one zip code area outside Florida.

                                             Documentation Types of the Group I and Group II Loans

                                                                                                                                                                 Weighted Average
                                                        Number of            Principal            Percent of        Average Principal     Weighted Average         Loan-to-Value
Documentation Type                                    Mortgage Loans          Balance            Mortgage Loans           Balance            Credit Score               Ratio
___________________________________________________________________________________________________________________________________________________________________________________
Full/Alternate Documentation.......................         1,146            $215,375,212             23.44%             $187,936                704                   78.88%
Reduced Documentation..............................         1,910             459,863,380             50.06               240,766                691                   77.35
No Stated Income...................................           557             135,013,331             14.70               242,394                687                   77.02
No Income/No Asset Verification....................           542             108,405,837             11.80               200,011                705                   76.24
    Total, Average or
Weighted Average...................................         4,155            $918,657,760            100.00%             $221,097                695                   77.53%

        As of the reference date, no more than 19.6% of such reduced,  no stated income,  and no income/no asset verification loan documentation group I and group II loans were secured by mortgaged properties located in California.

        As of the reference date,  approximately 0.6% of the group I and group II loans were underwritten pursuant to a streamlined  refinancing documentation  program,  which permits  mortgage loans to be refinanced with only limited  verification or updating of underwriting  information obtained at the time that the  refinanced  mortgage  loan was  underwritten.  See "The  Trusts-Underwriting  Policies-General  Standards" in the
prospectus.

                                                Mortgage Rates of the Group I and Group II Loans

                                                                                                                Average               Weighted         Weighted Average
                                           Number of              Principal            Percent of              Principal          Average Credit        Loan-to-Value
Mortgage Rates (%)                       Mortgage Loans           Balance             Mortgage Loans             Balance               Score                 Ratio
___________________________________________________________________________________________________________________________________________________________________________
5.875 - 5.999.......................              1                  $290,937              0.03%               $290,937                  748                80.00%
6.375 - 6.499.......................             10                 3,256,267              0.35                 325,627                  777                67.66
6.500 - 6.624.......................             32                12,191,672              1.33                 380,990                  732                71.12
6.625 - 6.749.......................             38                13,925,863              1.52                 366,470                  732                75.30
6.750 - 6.874.......................            108                34,310,728              3.73                 317,692                  730                71.85
6.875 - 6.999.......................            280                76,150,976              8.29                 271,968                  720                73.99
7.000 - 7.124.......................            355                86,891,032              9.46                 244,763                  706                75.51
7.125 - 7.249.......................            445               109,109,178             11.88                 245,189                  696                76.92
7.250 - 7.374.......................            707               156,686,775             17.06                 221,622                  688                77.52
7.375 - 7.499.......................            616               134,317,003             14.62                 218,047                  686                77.68
7.500 - 7.624.......................            580               118,960,113             12.95                 205,104                  685                78.90
7.625 - 7.749.......................            315                61,266,686              6.67                 194,497                  684                79.64
7.750 - 7.874.......................            267                47,767,975              5.20                 178,906                  677                81.69
7.875 - 7.999.......................            188                31,491,944              3.43                 167,510                  687                81.29
8.000 - 8.124.......................             60                10,937,846              1.19                 182,297                  692                82.12
8.125 - 8.249.......................             69                11,480,502              1.25                 166,384                  682                85.93
8.250 - 8.374.......................             75                 8,166,178              0.89                 108,882                  708                83.79
8.375 - 8.499.......................              5                   692,036              0.08                 138,407                  551                88.22
8.500 - 8.624.......................              3                   397,264              0.04                 132,421                  610                88.33
9.375 - 9.499.......................              1                   366,785              0.04                 366,785                  657                95.00
    Total, Average or Weighted Average..      4,155              $918,657,760            100.00%               $221,097                  695                77.53%

        As of the reference date, the weighted average mortgage rate of the group I and group II loans was approximately 7.2932% per annum.

                                         Net Mortgage Rates of the Discount Group I and Group II Loans

                                                                                                                Average               Weighted         Weighted Average
                                           Number of              Principal            Percent of              Principal          Average Credit        Loan-to-Value
Net Mortgage Rate (%)                     Mortgage Loans           Balance             Mortgage Loans           Balance               Score                 Ratio
___________________________________________________________________________________________________________________________________________________________________________
5.595.............................                1                  $290,937              0.03%               $290,937                748                    80.00%
5.790.............................                1                   444,401              0.05                 444,401                811                    80.00
5.915.............................                4                 2,093,437              0.23                 523,359                744                    77.11
6.040.............................                3                 1,070,501              0.12                 356,834                735                    87.83
6.095.............................                9                 2,811,866              0.31                 312,430                772                    65.70
6.110.............................                1                   430,992              0.05                 430,992                729                   100.00
6.140.............................                1                   176,530              0.02                 176,530                783                   100.00
6.144.............................                1                   211,075              0.02                 211,075                720                    97.00
6.165.............................                1                   151,567              0.02                 151,567                777                    80.00
6.220.............................               28                10,098,236              1.10                 360,651                730                    69.88
6.240.............................                1                   197,694              0.02                 197,694                717                   100.00
6.280.............................                1                   145,086              0.02                 145,086                782                    95.00
6.320.............................                1                   198,156              0.02                 198,156                696                   100.00
6.359.............................                1                    71,406              0.01                  71,406                617                    85.00
6.390.............................                1                   213,444              0.02                 213,444                671                    90.00
6.415.............................                1                   183,165              0.02                 183,165                770                   100.00
6.420.............................                1                   152,431              0.02                 152,431                698                    95.00
6.435.............................                1                   278,808              0.03                 278,808                631                    94.00
6.445.............................                1                   212,839              0.02                 212,839                669                   100.00
6.450.............................                1                   484,847              0.05                 484,847                795                   100.00
6.470.............................                1                   170,000              0.02                 170,000                704                   100.00
6.475.............................                1                   352,000              0.04                 352,000                760                    86.00
6.485.............................                1                   231,895              0.03                 231,895                682                   100.00
6.495.............................                2                   609,110              0.07                 304,555                719                    89.09
6.510.............................                1                   212,400              0.02                 212,400                668                    90.00
6.521.............................                1                   162,191              0.02                 162,191                753                    98.00
6.525.............................                1                   296,176              0.03                 296,176                691                    88.00
6.530.............................                1                   159,937              0.02                 159,937                780                    95.00
6.540.............................                2                   369,995              0.04                 184,997                780                    96.75
6.551.............................                1                   179,842              0.02                 179,842                735                    90.00
6.565.............................                1                   105,136              0.01                 105,136                699                    90.00
6.570.............................                3                 1,078,239              0.12                 359,413                669                   100.00
6.575.............................                1                   184,243              0.02                 184,243                754                   100.00
6.580.............................                1                   570,107              0.06                 570,107                690                    92.00
6.584.............................                1                   179,945              0.02                 179,945                712                    88.00
6.595.............................                1                   195,228              0.02                 195,228                745                   100.00
6.600.............................                2                   542,356              0.06                 271,178                723                    92.47
6.605.............................                1                   352,453              0.04                 352,453                680                    89.00
6.615.............................                3                   560,080              0.06                 186,693                749                    99.43
6.620.............................                4                 1,183,106              0.13                 295,776                738                    98.63
6.625.............................                1                   286,200              0.03                 286,200                693                    87.00
6.635.............................                1                   178,837              0.02                 178,837                664                   100.00
6.640.............................                1                   113,409              0.01                 113,409                800                    85.00
6.665.............................                1                   125,696              0.01                 125,696                700                    90.00
6.673.............................                1                    41,400              0.01                  41,400                713                    90.00
6.674.............................                1                   173,220              0.02                 173,220                627                    90.00
6.675.............................                1                   239,050              0.03                 239,050                704                    90.00
6.680.............................                1                   296,705              0.03                 296,705                667                    95.00
6.695.............................                1                   153,489              0.02                 153,489                689                   100.00
6.702.............................                1                   173,529              0.02                 173,529                604                    95.00
6.705.............................                1                   130,140              0.01                 130,140                744                    90.00
6.715.............................                1                   160,177              0.02                 160,177                788                    90.00
6.720.............................              189                42,296,537              4.60                 223,791                724                    75.17
6.730.............................                3                   652,414              0.07                 217,471                699                    91.67
6.740.............................                1                   169,141              0.02                 169,141                702                   100.00
6.755.............................                1                   299,962              0.03                 299,962                700                    90.00
6.765.............................                1                   142,479              0.02                 142,479                806                    90.00
6.770.............................                1                   262,543              0.03                 262,543                663                    90.00
6.801.............................                1                    46,512              0.01                  46,512                704                    85.00
6.802.............................                1                   184,424              0.02                 184,424                677                    95.00
6.815.............................                1                   398,762              0.04                 398,762                685                    95.00
6.830.............................                2                   428,015              0.05                 214,008                669                    93.56
6.838.............................                1                   215,945              0.02                 215,945                759                    97.00
6.845.............................              214                49,291,411              5.37                 230,334                703                    75.80
6.850.............................                1                   134,053              0.01                 134,053                703                    90.00
6.855.............................                1                   240,814              0.03                 240,814                686                    90.00
6.865.............................                1                   109,618              0.01                 109,618                725                    90.00
6.870.............................                2                   731,650              0.08                 365,825                713                    96.70
6.885.............................                2                   385,955              0.04                 192,978                744                    90.00
6.890.............................                2                   411,438              0.04                 205,719                668                    91.39
6.915.............................                1                    71,258              0.01                  71,258                790                    90.00
6.941.............................                1                   262,629              0.03                 262,629                745                    97.00
6.946.............................                1                   251,448              0.03                 251,448                754                    95.00
6.955.............................                3                   238,950              0.03                  79,650                675                    90.00
6.960.............................                1                   135,798              0.01                 135,798                705                    90.00
6.965.............................                3                   971,373              0.11                 323,791                682                    88.73
6.970.............................              590               132,191,955             14.39                 224,054                693                    77.06
6.985.............................                1                   151,576              0.02                 151,576                715                    90.00
6.989.............................                1                   156,884              0.02                 156,884                520                    90.00
6.995.............................                1                   198,139              0.02                 198,139                657                   100.00
    Total, Average or Weighted Average..      1,130              $260,715,385             28.38%               $230,722                704                    77.48%

        As of the reference date, the weighted average of the Discount Fractions of the Discount Mortgage Loans  in loan group I and loan group
II was approximately 1.796431556%.

                                         Original Principal Balances of the Group I and Group II Loans

                                                                                                                Average               Weighted         Weighted Average
Original Mortgage                           Number of              Principal            Percent of              Principal          Average Credit        Loan-to-Value
Loan Balance  (%)                        Mortgage Loans             Balance             Mortgage Loans           Balance               Score                 Ratio
___________________________________________________________________________________________________________________________________________________________________________
100,000 or less...................              783               $58,835,314              6.40%                $75,141                  706                76.16%
100,001 to 200,000................            1,698               245,597,848             26.73                 144,639                  697                77.90
200,001 to 300,000................              797               194,066,324             21.12                 243,496                  690                78.69
300,001 to 400,000................              310               107,020,111             11.65                 345,226                  692                78.85
400,001 to 500,000................              273               123,288,087             13.42                 451,605                  689                77.29
500,001 to 600,000................              141                76,701,623              8.35                 543,983                  697                77.18
600,001 to 700,000................               76                48,433,904              5.27                 637,288                  698                76.71
700,001 to 800,000................               43                31,814,660              3.46                 739,876                  716                75.79
800,001 to 900,000................               13                11,162,434              1.22                 858,649                  679                74.49
900,001 to 1,000,000..............               17                16,405,206              1.79                 965,012                  700                70.40
1,100,001 to 1,200,000............                1                 1,156,717              0.13               1,156,717                  704                75.00
1,200,001 to 1,300,000............                1                 1,254,489              0.14               1,254,489                  612                65.00
1,400,001 to 1,500,000............                2                 2,921,043              0.32               1,460,521                  740                57.31
    Total, Average or Weighted Average        4,155              $918,657,760            100.00%               $221,097                  695                77.53%

                                        Original Loan-to-Value Ratios of the Group I and Group II Loans

                                                                                                                        Average                    Weighted
Original Loan-to-Value                      Number of              Principal                Percent of                  Principal               Average Credit
Ratio  (%)                              Mortgage Loans              Balance                Mortgage Loans                Balance                     Score
___________________________________________________________________________________________________________________________________________________________________________
00.01 - 50.00...................             125                    $22,662,964                   2.47%                  $181,304                    732
50.01 - 55.00...................              38                      9,434,336                   1.03                    248,272                    731
55.01 - 60.00...................              68                     15,208,955                   1.66                    223,661                    726
60.01 - 65.00...................             128                     30,469,847                   3.32                    238,046                    703
65.01 - 70.00...................             193                     51,948,760                   5.65                    269,165                    703
70.01 - 75.00...................             475                     97,828,064                  10.65                    205,954                    704
75.01 - 80.00...................           2,697                    608,142,042                  66.20                    225,488                    690
80.01 - 85.00...................              56                     10,821,958                   1.18                    193,249                    667
85.01 - 90.00...................             217                     37,712,129                   4.11                    173,789                    695
90.01 - 95.00...................             108                     23,091,744                   2.51                    213,812                    683
95.01 - 100.00..................              50                     11,336,961                   1.23                    226,739                    723
    Total, Average or Weighted
Average.........................           4,155                   $918,657,760                 100.00%                  $221,097                    695

        The weighted average original loan-to-value ratio of the group I and group II loans, based on the principal balances of the group I and group II loans as of the reference date, was approximately 77.53%.

                                              Amortization Types of the Group I and Group II Loans

                                                                                                         Average               Weighted         Weighted Average
                                        Number of            Principal          Percent of              Principal          Average Credit        Loan-to-Value
Amortization Type                    Mortgage Loans           Balance          Mortgage Loans            Balance               Score                 Ratio
___________________________________________________________________________________________________________________________________________________________________________
Fully Amortizing................        2,654             $518,944,416            56.49%                $195,533                699                  77.09%
Interest Only Period- 5 Years...            6                1,607,276             0.17                  267,879                690                  74.55
Interest Only Period- 10 Years..        1,485              394,234,702            42.91                  265,478                690                  78.11
Interest Only Period-  15 Years.           10                3,871,365             0.42                  387,136                702                  78.08
    Total, Average or Weighted
Average.........................        4,155             $918,657,760           100.00%                $221,097                695                  77.53%

                                           Property Valuation Types of the Group I and Group II Loans

                                                                                                                                          Weighted Average
                                          Number of                             Percent of      Average Principal    Weighted Average       Loan-to-Value
Property Valuation Type                Mortgage Loans  Principal Balance      Mortgage Loans         Balance           Credit Score              Ratio
____________________________________________________________________________________________________________________________________________________________
Automated Valuation Model.........           105              $22,846,648          2.49%              $217,587              684                 78.70%
Appraisal.........................         4,050              895,811,111         97.51                221,188              695                 77.50
    Total, Average or Weighted Average     4,155             $918,657,760        100.00%              $221,097              695                 77.53%

                                                                 Loan Group III

                                                Credit Score Distribution of the Group III Loans

                                                                                                                                                 Weighted Average
                                                          Number of             Principal               Percent of        Average Principal        Loan-to-Value
Credit Score Range                                     Group III Loans           Balance             Group III Loans           Balance                 Ratio
__________________________________________________________________________________________________________________________________________________________________
499 or less.....................................                1                   $385,202             0.42%                  $385,202               60.00%
500 - 519.......................................                2                    566,893             0.62                    283,447               66.89
520 - 539.......................................                2                    344,606             0.38                    172,303               80.00
540 - 559.......................................                1                    114,438             0.13                    114,438               65.00
560 - 579.......................................                5                  1,007,519             1.10                    201,504               67.50
580 - 599.......................................                7                    998,860             1.09                    142,694               51.99
600 - 619.......................................                5                    966,888             1.06                    193,378               84.75
620 - 639.......................................               27                  4,139,497             4.53                    153,315               69.84
640 - 659.......................................               44                  7,113,101             7.78                    161,661               65.08
660 - 679.......................................               46                  8,328,281             9.11                    181,050               67.42
680 - 699.......................................               59                 11,359,088            12.42                    192,527               65.67
700 - 719.......................................               67                 12,507,640            13.68                    186,681               65.56
720 - 739.......................................               53                  7,679,144             8.40                    144,890               62.47
740 - 759.......................................               47                 10,857,405            11.87                    231,009               63.37
760 - 779.......................................               47                  9,515,358            10.41                    202,454               68.02
780 - 799.......................................               48                 10,233,827            11.19                    213,205               61.14
800 or greater..................................               26                  5,331,616             5.83                    205,062               59.62
   Total, Average or Weighted Average...........              487                $91,449,361           100.00%                  $187,781               64.91%

        As of the reference date, the minimum and maximum credit scores of the group III loans were 496 and 820, respectively,  and the weighted average  credit score of the group III loans was  approximately  715.  The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group III loans.

                                                     Occupancy Types of the Group III Loans

                                                                                                                  Average                               Weighted Average
                                                Number of              Principal              Percent of         Principal       Weighted Average          Loan-to-Value
Occupancy Type                               Group III Loans            Balance            Group III Loans        Balance          Credit Score                Ratio
_________________________________________________________________________________________________________________________________________________________________________
Primary Residence.......................            349                 $69,763,805            76.29%               $199,896            712                   65.06%
Second/Vacation.........................             27                   7,450,298             8.15                 275,937            728                   66.07
Non-Owner Occupied......................            111                  14,235,257            15.57                 128,246            725                   63.58
   Total, Average or
Weighted Average........................            487                 $91,449,361           100.00%               $187,781            715                   64.91%

                                                      Loan Purpose of the Group III Loans

                                                                                                   Percent of            Average                              Weighted Average
                                                        Number of               Principal           Group III            Principal      Weighted Average        Loan-to-Value
Loan Purpose                                         Group III Loans            Balance                 Loans            Balance         Credit Score              Ratio
______________________________________________________________________________________________________________________________________________________________________________
Purchase......................................              129                 $22,468,061           24.57%               $174,171            733                 70.19%
Rate/Term Refinance...........................              104                  18,338,143           20.05                 176,328            693                 62.85
Equity Refinance..............................              254                  50,643,156           55.38                 199,383            716                 63.31
   Total, Average or
Weighted Average...............................             487                 $91,449,361          100.00%               $187,781            715                 64.91%

                                                Mortgaged Property Types of the Group III Loans

                                                                                                                                     Average                               Weighted Average
                                                                   Number of              Principal           Percent of             Principal      Weighted Average         Loan-to-Value
Property Type                                                   Group III Loans            Balance           Group III Loans         Balance         Credit Score               Ratio
___________________________________________________________________________________________________________________________________________________________________________________________
Single-Family Detached.....................................            349                $64,340,143            70.36%              $184,356           714                   64.73%
Planned Unit Developments (detached).......................             63                 11,102,129            12.14                176,224           708                   65.99
Two-to-Four Family Units...................................             43                  9,213,960            10.08                214,278           716                   60.90
Condo Low-Rise (less than 5 stories).......................             22                  4,509,995             4.93                205,000           745                   69.30
Condo High-Rise (9 stories or more)........................              3                  1,206,817             1.32                402,272           736                   73.96
Condo Mid-Rise (5 to 8 stories)............................              2                    369,290             0.40                184,645           709                   71.25
Condotel (9 or more stories)...............................              1                    349,965             0.38                349,965           811                   75.00
Townhouse..................................................              1                    181,500             0.20                181,500           671                   85.00
Planned Unit Developments (attached).......................              3                    175,563             0.19                 58,521           693                   42.96
   Total, Average or
Weighted Average...........................................            487                $91,449,361           100.00%              $187,781           715                   64.91%

                                                 Geographic Distribution of the Group III Loans

                                                                                                                                                     Weighted Average
                                             Number of              Principal              Percent of      Average Principal   Weighted Average        Loan-to-Value
State                                     Group III Loans            Balance             Group III Loans        Balance          Credit Score              Ratio
_______________________________________________________________________________________________________________________________________________________________________
Alaska..............................               1                    $47,825               0.05%               $47,825              748                 44.00%
Alabama.............................              14                  1,298,606               1.42                 92,758              723                 80.07
Arkansas............................               3                    208,132               0.23                 69,377              618                 64.33
Arizona.............................               8                  1,260,612               1.38                157,577              708                 67.77
California..........................              49                 17,063,079              18.66                348,226              720                 56.55
Colorado............................               3                    587,611               0.64                195,870              718                 74.29
Connecticut.........................               3                  1,005,510               1.10                335,170              744                 68.81
Delaware............................               1                     72,974               0.08                 72,974              746                 67.00
Florida.............................              38                  7,651,650               8.37                201,359              719                 62.93
Georgia.............................              21                  3,742,271               4.09                178,203              701                 75.00
Hawaii..............................               1                     74,004               0.08                 74,004              701                 24.00
Iowa................................               2                    139,823               0.15                 69,911              723                 84.02
Idaho...............................               2                    441,983               0.48                220,992              666                 76.09
Illinois............................               9                  1,848,008               2.02                205,334              667                 69.34
Indiana.............................               7                    613,642               0.67                 87,663              721                 71.32
Kansas..............................               2                    284,803               0.31                142,402              701                 67.85
Kentucky............................               7                    702,908               0.77                100,415              704                 75.32
Louisiana...........................               5                  1,255,070               1.37                251,014              753                 79.24
Massachusetts.......................              11                  2,019,828               2.21                183,621              731                 52.91
Maryland............................              13                  2,115,499               2.31                162,731              711                 58.24
Maine...............................               3                    308,924               0.34                102,975              700                 52.80
Michigan............................              12                  1,684,768               1.84                140,397              703                 74.07
Minnesota...........................               7                  1,605,805               1.76                229,401              770                 74.22
Missouri............................              13                  1,729,179               1.89                133,014              713                 71.68
Mississippi.........................               5                    296,160               0.32                 59,232              768                 64.26
Montana.............................               1                    430,858               0.47                430,858              773                 75.00
North Carolina......................              19                  2,717,219               2.97                143,012              716                 56.41
New Hampshire.......................               4                    501,586               0.55                125,397              706                 60.56
New Jersey..........................              18                  4,594,349               5.02                255,242              712                 57.67
New Mexico..........................              11                  2,587,180               2.83                235,198              698                 72.89
Nevada..............................               3                  1,265,172               1.38                421,724              709                 50.17
New York............................              21                  5,712,510               6.25                272,024              733                 59.16
Ohio................................              15                  1,470,360               1.61                 98,024              757                 66.49
Oklahoma............................               9                    716,376               0.78                 79,597              705                 70.88
Oregon..............................               6                    989,233               1.08                164,872              741                 62.08
Pennsylvania........................              16                  2,096,397               2.29                131,025              663                 71.57
Rhode Island........................               5                  1,304,304               1.43                260,861              720                 68.64
South Carolina......................              11                  1,666,283               1.82                151,480              697                 65.99
Tennessee...........................              10                    895,410               0.98                 89,541              715                 72.43
Texas...............................              64                  7,958,827               8.70                124,357              702                 71.59
Utah................................               2                  1,095,459               1.20                547,729              763                 62.44
Virginia............................              15                  4,002,494               4.38                266,833              714                 71.30
Washington..........................              12                  2,701,390               2.95                225,116              704                 70.92
Wisconsin...........................               2                    225,501               0.25                112,750              653                 68.46
West Virginia.......................               2                    197,536               0.22                 98,768              724                 77.51
Wyoming.............................               1                    262,245               0.29                262,245              780                 80.00
  Total, Average or Weighted Average             487                $91,449,361             100.00%              $187,781              715                 64.91%

        As of the  reference  date,  no more than 1.5% of the group III loans were secured by mortgaged  properties  located in any one zip code area in California  and no more than 1.1% of the group III loans were secured by mortgaged  properties  located in any one zip code area outside
California.

                                                   Documentation Types of the Group III Loans

                                            Number of                                                          Average                                Weighted Average
                                            Group III             Principal              Percent of            Principal       Weighted Average         Loan-to-Value
Documentation Type                            Loans                Balance              Group III Loans        Balance          Credit Score               Ratio
________________________________________________________________________________________________________________________________________________________________________
Full/Alternate Documentation........               96             $20,616,337              22.54%                $214,754            742                   69.31%
Reduced Documentation...............              201              42,379,421              46.34                  210,843            706                   66.87
No Stated Income....................               52               8,875,708               9.71                  170,687            682                   66.50
No Income/No Asset Verification.....              138              19,577,895              21.41                  141,869            723                   55.31
  Total, Average or
Weighted Average....................              487             $91,449,361             100.00%                $187,781            715                   64.91%

        As of the reference date, no more than 21.4% of such reduced,  no stated income,  and no income/no asset verification loan documentation group III loans were secured by mortgaged properties located in California.

        As of the  reference  date,  approximately  2.0% of the  group  III  loans  were  underwritten  pursuant  to a  streamlined  refinancing documentation  program,  which permits  mortgage loans to be refinanced with only limited  verification or updating of underwriting  information obtained at the time that the  refinanced  mortgage  loan was  underwritten.  See "The  Trusts-Underwriting  Policies-General  Standards" in the
prospectus.

                                                     Mortgage Rates of the Group III Loans

                                                                                                                                                   Weighted Average
                                           Number of            Principal           Percent of      Average Principal      Weighted Average        Loan-to-Value
Mortgage Rates (%)                      Group III Loans          Balance          Group III Loans         Balance            Credit Score                Ratio
_____________________________________________________________________________________________________________________________________________________________________
5.375 - 5.499......................               2                  $304,426           0.33%             $152,213                796                   50.10%
5.500 - 5.624......................               1                   196,712           0.22               196,712                803                   44.00
5.625 - 5.749......................               2                 1,439,251           1.57               719,626                763                   47.28
5.750 - 5.874......................               7                 1,655,876           1.81               236,554                694                   57.23
5.875 - 5.999......................              12                 3,245,651           3.55               270,471                684                   70.82
6.000 - 6.124......................              11                 2,037,946           2.23               185,268                735                   61.56
6.125 - 6.249......................              25                 6,375,512           6.97               255,020                748                   58.28
6.250 - 6.374......................              43                11,829,195          12.94               275,098                738                   61.43
6.375 - 6.499......................              52                 9,437,311          10.32               181,487                716                   58.23
6.500 - 6.624......................              49                13,986,712          15.29               285,443                709                   64.60
6.625 - 6.749......................              20                 4,477,635           4.90               223,882                736                   71.70
6.750 - 6.874......................              38                 6,475,440           7.08               170,406                722                   60.21
6.875 - 6.999......................              63                10,370,343          11.34               164,609                696                   71.37
7.000 - 7.124......................              23                 3,494,384           3.82               151,930                700                   68.36
7.125 - 7.249......................              21                 2,993,172           3.27               142,532                723                   72.62
7.250 - 7.374......................              29                 3,203,873           3.50               110,478                676                   70.13
7.375 - 7.499......................              27                 3,486,156           3.81               129,117                700                   72.41
7.500 - 7.624......................              32                 3,877,398           4.24               121,169                697                   74.57
7.625 - 7.749......................              16                   975,386           1.07                60,962                700                   68.16
7.750 - 7.874......................               8                   987,340           1.08               123,418                656                   82.05
7.875 - 7.999......................               5                   302,472           0.33                60,494                707                   50.14
8.250 - 8.374......................               1                   297,170           0.32               297,170                781                   21.00
  Total, Average or
Weighted Average..................              487               $91,449,361         100.00%             $187,781                715                   64.91%

        As of the reference date, the weighted average mortgage rate of the group III loans was approximately 6.6064% per annum.

                                               Net Mortgage Rates of the Discount Group III Loans

                                                                                                                                                      Weighted Average
                                               Number of             Principal            Percent of      Average Principal     Weighted Average         Loan-to-Value
Net Mortgage Rate (%)                       Group III Loans           Balance           Group III Loans        Balance            Credit Score               Ratio
_______________________________________________________________________________________________________________________________________________________________________
5.095.................................                2                  $304,426             0.33%            $152,213                796                  50.10%
5.220.................................                1                   196,712             0.22              196,712                803                  44.00
5.345.................................                2                 1,439,251             1.57              719,626                763                  47.28
5.470.................................                7                 1,655,876             1.81              236,554                694                  57.23
5.595.................................               11                 3,122,124             3.41              283,829                684                  72.31
5.719.................................                1                   123,528             0.14              123,528                671                  33.00
5.720.................................               11                 2,037,946             2.23              185,268                735                  61.56
   Total, Average or Weighted Average.               35                $8,879,863             9.71%            $253,710                717                  61.04%

        As of the  reference  date,  the  weighted  average of the  Discount  Fractions  of the  Discount  Mortgage  Loans in loan group III was approximately 3.719398196%.

                                               Original Principal Balances of the Group III Loans

                                                                                                                                                 Weighted Average
Original Mortgage                             Number of             Principal           Percent of      Average Principal    Weighted Average       Loan-to-Value
 Loan Balance  ($)                         Group III Loans           Balance          Group III Loans        Balance           Credit Score             Ratio
____________________________________________________________________________________________________________________________________________________________________
100,000 or less.......................            177                $11,823,718           12.93%             $66,801               711                  59.85%
100,001 to 200,000....................            166                 22,818,162           24.95              137,459               709                  66.08
200,001 to 300,000....................             62                 14,495,548           15.85              233,799               707                  66.55
300,001 to 400,000....................             25                  8,547,474            9.35              341,899               707                  65.13
400,001 to 500,000....................             19                  8,352,018            9.13              439,580               686                  63.68
500,001 to 600,000....................             14                  7,023,437            7.68              501,674               724                  64.30
600,001 to 700,000....................             10                  6,058,302            6.62              605,830               774                  65.09
700,001 to 800,000....................              4                  2,784,752            3.05              696,188               733                  75.36
800,001 to 900,000....................              2                  1,605,363            1.76              802,681               758                  45.72
900,001 to 1,000,000..................              6                  5,576,055            6.10              929,342               744                  71.37
1,000,001 to 1,100,000................              1                  1,008,119            1.10            1,008,119               679                  61.00
1,400,001 to 1,500,000................              1                  1,356,414            1.48            1,356,414               703                  58.00
   Total, Average or
Weighted Average.....................             487                $91,449,361          100.00%            $187,781               715                  64.91%

                                              Original Loan-to-Value Ratios of the Group III Loans

                                                                                                                                    Weighted
Original                                 Number of              Principal             Percent of        Average Principal            Average
Loan-to-Value Ratio (%)               Group III Loans             Balance           Group III Loans          Balance               Credit Score
_____________________________________________________________________________________________________________________________________________________
00.01 - 50.00...................             111                 $16,167,786            17.68%              $145,656                 724
50.01 - 55.00...................              33                   6,569,131             7.18                199,065                 733
55.01 - 60.00...................              34                   7,983,613             8.73                234,812                 710
60.01 - 65.00...................              41                   9,896,650            10.82                241,382                 702
65.01 - 70.00...................              58                  11,467,326            12.54                197,713                 725
70.01 - 75.00...................              63                  11,313,850            12.37                179,585                 703
75.01 - 80.00...................             120                  24,523,096            26.82                204,359                 717
80.01 - 85.00...................               6                     770,551             0.84                128,425                 692
85.01 - 90.00...................              13                   1,888,951             2.07                145,304                 684
90.01 - 95.00...................               6                     649,749             0.71                108,291                 662
95.01 - 100.00..................               2                     218,657             0.24                109,329                 700
   Total, Average or
Weighted Average.................            487                 $91,449,361           100.00%              $187,781                 715

        The weighted average original  loan-to-value  ratio of the group III loans, based on the principal balances of the group III loans as of the reference date, was approximately 64.91%.

                                                   Amortization Types of the Group III Loans

                                                                                                           Average                                 Weighted Average
                                      Number of             Principal          Percent of Group III       Principal         Weighted Average         Loan-to-Value
Amortization Type                  Group III Loans           Balance                  Loans                Balance            Credit Score               Ratio
_____________________________________________________________________________________________________________________________________________________________________
Fully Amortizing................          487              $91,449,361            100.00%                 $187,781               715                    64.91%
    Total, Average or Weighted
Average.........................          487              $91,449,361            100.00%                 $187,781               715                    64.91%

                                                Property Valuation Types of the Group III Loans

                                                                                                         Average                                Weighted Average
                                       Number of Group         Principal           Percent of Group      Principal       Weighted Average         Loan-to-Value
Property Valuation Type                   III Loans              Balance             III Loans           Balance          Credit Score               Ratio
_________________________________________________________________________________________________________________________________________________________________
Automated Valuation Model.........              9                 $1,107,790           1.21%               $123,088            708                   67.16%
Appraisal.........................            478                 90,341,571          98.79                 188,999            715                   64.88
    Total, Average or Weighted Average        487                $91,449,361         100.00%               $187,781            715                   64.91%

Prospectus
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

Offered Certificates
The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust.  The certificates will not represent interests in or obligations of Residential Accredit Loans, Inc., Residential Funding Company, LLC or any of their affiliates.  Each series may include multiple classes of certificates with differing payment terms and priorities.  Credit enhancement will be provided for all offered certificates.

Mortgage Collateral	Each trust will consist primarily of:

•	mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first liens on one- to four-family residential properties; or

•	mortgage securities and whole or partial participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

April 9, 2007

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Additional Information,” “Reports to Certificateholders” and “Incorporation of Certain Information by Reference” in this Prospectus.  You can request information incorporated by reference from Residential Accredit Loans, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

INTRODUCTION

The pass-through certificates offered may be sold from time to time in series.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions.  Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

THE TRUSTS

General

The mortgage loans, contracts and other assets described in this prospectus under “The Trusts—The Mortgage Loans” and “—The Contracts” and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, as described in this section and in the accompanying prospectus supplement.  These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

•	mortgages;

•	deeds of trust;

•	manufactured housing conditional sales contracts and installment loan agreements;

•	other similar security instruments creating a first lien on one- to four-family residential properties; or

•
whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

•	manufactured housing conditional sales contracts; and

•	installment loan agreements.

Mortgage collateral may include:

•	mortgage loans; and

•	contracts.

As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

•	attached or detached one-family dwelling units;

•	two- to four-family dwelling units;

•	condominiums;

•	units in condotels;

•	townhouses;

•	row houses;

•	individual units in planned-unit developments;

•	modular pre-cut/panelized housing;

•	Cooperatives;

•	manufactured homes; and

•	the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement.  A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

•
mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

•
property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

•	hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

•
any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, certificate insurance policy, surety bond or other similar types of credit enhancement as described under “Description of Credit Enhancement.”

The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

•	either directly or through its affiliates, including Residential Funding Company, LLC;

•	sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC; or

•
savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies.  If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired.  The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction.  A “Designated Seller Transaction” is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement.  Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.”  The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.  All representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller.  The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission.  The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers.  In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties.  Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency Securities.  The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts.  As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows.  The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans.  Payments on the mortgage securities will be passed through to holders of the related certificates.  The Agency Securities may have been guaranteed and/or issued  by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae.  As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series.  As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if stated in the accompanying prospectus supplement.  References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.  Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date.  A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates.  If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K.  Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

General

If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties.  The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans.  In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series.  The assignment of the mortgage loans to the trustee will be without recourse.  See “Description of the Certificates—Assignment of Mortgage Loans.”

Interest Rate Characteristics

The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

ARM Loans. ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted.  After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin.  The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan.  The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•
the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate mortgage loans.  Adjustable mortgage rates can cause payment increases that may exceed some mortgagors’ capacity to cover such payments.  An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan.  In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period.  Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Other ARM loans may permit the borrower to select from various payment options on each payment date.  Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

Convertible Mortgage Loans. On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Company, LLC, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan.  Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions.  If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

Amortization Provisions

The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans.  The mortgage loans may include:

•	loans with equal monthly payments;
•	GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;
•	Interest Only Loans;
•	simple interest loans;
•	mortgage loans that experience negative amortization;
•	bi-weekly or semi-monthly payment loans; and
•	Balloon Loans.

Interest Only Loans.  Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an “interest-only period”).  After the interest-only period, the borrower’s monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date.  As a result, when the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment.  Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination.  In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

Simple Interest Mortgage Loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan.  As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled.  However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled.  If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

Negatively Amortizing ARM Loans.  Certain ARM loans may be subject to negative amortization from time to time prior to their maturity.  Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment.  In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment.  In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan.  In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan.  If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.  Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.  The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

Bi-Weekly or Semi-Monthly Mortgage Loans.  Certain mortgage loans may provide for payments by the borrowers every other week or twice each month during the term of the mortgage loan, rather than monthly payments.

Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable.  For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor’s ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, the level of available mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Collateral Characteristics

The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans.  In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

•	Pledged Asset Mortgage Loans; and
•	Additional Collateral Loans.

Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates.  The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan.  If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments.  At the mortgagor’s request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan.  The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer’s servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default.  The right to receive proceeds from the realization of Additional Collateral upon any liquidation would be assigned to the related trustee.  No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement.  This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates or a similarly rated financial institution.  For additional considerations concerning the Additional Collateral Loans, see “Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.”

Other Attributes

Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

Cooperative Loans. Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.  As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

Prepayment Charges on the Mortgage Loans. In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty.  The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period.  This charge may affect the rate of prepayment.  The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments.”

“Equity Refinance” and “Rate and Term Refinance” Mortgage Loans.  Some of the mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property.  Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan.  All of these types of loans are nevertheless secured by mortgaged properties.

Buy-Down Mortgage Loans.  In the case of  Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

•	Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

•	if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

•	additional Buy-Down Funds to be contributed over time by the mortgagor’s employer or another source.

All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans.  See “Description of the Certificates—Payments on Mortgage Collateral—Buy-Down Mortgage Loans.”

The Mortgaged Properties

The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular pre-cut/panelized housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units.  A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property.  Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor.  Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative.   The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”

The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties.  The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement.  The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

•	the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

•	a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

•	the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.  Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

In the case of most purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price.  In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.  An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

In the case of certain other mortgage loans, including purchase money, refinance, or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

•	a representation by the related mortgage collateral seller, as described below, as to such value;

•	a broker’s price opinion, automated valuation, drive-by appraisal or other certification of value;

•
an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

•	the sales price, if the mortgaged property was purchased within the previous twelve months; or

•
with respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property.  Appraised values may be determined by either:

•	a statistical analysis;

•	a broker’s price opinion;

•	an automated valuation, drive-by appraisal or other certification of value; or

•	an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value.  To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement.  In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor’s underwriting guidelines.  There can be no assurance that the substance of that representation and warranty will be true.

Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization.  In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties.  Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.  In addition, the LTV ratio does not take into account any secondary financing.  Under the depositor’s underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%.  Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

Underwriting Policies

The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.  All of the mortgage loans constituting the mortgage pool for a series of certificates will have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under “—The Expanded Criteria Mortgage Program.”

The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system.  In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system.  For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting,” below.

General Standards

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program.  Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated.  For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing.  In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified.  In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan.  Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, some mortgage loans may have been originated under “limited documentation,” “stated documentation” or “no documentation” programs that require less documentation and verification than do traditional “full documentation” programs.  Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor’s credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under “—Loan-to-Value Ratio.”  Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator.  The appraisal procedure guidelines will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance.  In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure.  See “Certain Legal Aspects of Mortgage Loans and Contracts.” Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located.  However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property.  Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses.  The originator’s guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor’s gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors.  Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any.  Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.  In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Company, LLC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan.  In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties.  Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions.  The depositor may also consider a specific area’s housing value trends.  These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination.  In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

With respect to the depositor’s underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made.  However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.  In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC or the designated seller a Credit Score.  Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  In most cases, mortgage loans generally amortize over a 15- to 30- year period.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or  the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses.  ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination.  The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin.  Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically.  If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase.  In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses.  With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

The Expanded Criteria Mortgage Program

Residential Funding Company, LLC’s Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment.  The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Company, LLC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time.  The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor’s affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc.  For example, the Expanded Criteria Program may include mortgage loans with higher LTV ratios and larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance and mortgage loans made to borrowers who are self-employed or are not required to state their income.  The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates and may also be waived by Residential Funding Company, LLC from time to time.  The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded Criteria Program will describe the general underwriting criteria applicable to such mortgage loans, as well as any material changes to the general standard described above.

A portion of the mortgage loans typically will be reviewed by Residential Funding Company, LLC or by a designated third party for compliance with applicable underwriting criteria.  Residential Funding Company, LLC may conduct this review using an automated underwriting system.  See “—Automated Underwriting” below.  Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review.  See “Underwriting Policies” above.  A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC or the designated seller.  The sellers who sell to Residential Funding Company, LLC or the designated seller pursuant to master commitment agreements will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable.  Some other mortgage loans will be purchased from Expanded Criteria Program Sellers who will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Company, LLC or the designated seller.  Residential Funding Company, LLC or the designated seller may accept a certification from an insurance company as to the mortgage loan’s insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards.  The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding Company, LLC, the designated seller, or the depositor.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market.  Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems.  In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program.  In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied.

In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller.  In this situation, each automated review will either generate an approval or a recommendation for further review.  Most approved mortgage loans will not receive any additional review of their credit components.  In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will accept or reject the mortgage loan.  For most mortgage collateral sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation.  If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that mortgage loan for purchase.

In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system.  Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation.  For most mortgage collateral sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review.  In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews.  We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

The Contracts

General

The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement.  Each contract will be secured by a manufactured home.  The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

The manufactured homes securing the contracts will consist of “manufactured homes” within the meaning of 42 U.S.C. § 5402(6), which are treated as “single family residences” for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code.  Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

Underwriting Policies

Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

With respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser.  The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home.  The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home.  However, an appraisal of the manufactured home generally will not be required.

The Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD.  Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.  See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae.  The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities.  In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased.  All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors.  See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac securities.  Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac.  Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties.  The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.).  It is the nation’s largest supplier of residential mortgage funds.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.  Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending.  See “Additional Information” for the availability of further information respecting Fannie Mae and Fannie Mae securities.  Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Securities

In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae.  Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans.  Such mortgage loans may be secured by either one- to four-family or multi-family residential properties.  The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Company, LLC or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, credit unions, insurance companies, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor.  The mortgage collateral sellers may include Homecomings Financial, LLC and GMAC Mortgage, LLC and its affiliates, each of which is an affiliate of the depositor.  Such purchases may occur by one or more of the following methods:

•	one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

•	one or more direct or indirect purchases through the Expanded Criteria Program; or

•	one or more purchases from affiliated sellers.

Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC.  The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series.  The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

Each Expanded Criteria Program Seller is selected by Residential Funding Company, LLC on the basis of criteria described in the Seller Guide.  In determining whether to approve a mortgage collateral seller, Residential Funding Company, LLC generally considers, among other things:  the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller.  In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.  An Expanded Criteria Program Seller may be an affiliate of the depositor, and the depositor presently anticipates that GMAC Mortgage, LLC and Homecomings Financial, LLC, each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter.  If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller.  Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured.  See “—Repurchases of Mortgage Collateral” below.

Representations with Respect to Mortgage Collateral

Except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will provide with respect to each mortgage loan, including Expanded Criteria Program loans, or contracts constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates.  In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect.  Residential Funding Company, LLC will generally represent and warrant that:

•	as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

•
except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or  an attorney’s certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

•	to the best of Residential Funding Company, LLC’s knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

•
Residential Funding Company, LLC had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, as amended, or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

•	each mortgaged property is free of material damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•
the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

•	there is no delinquent tax or assessment lien against the related mortgaged property.

In the event of a breach of a representation or warranty made by Residential Funding Company, LLC that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding Company, LLC will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below.  In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

•	liens of real property taxes and assessments not yet due and payable;

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

•	other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Company, LLC will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under “—Repurchases of Mortgage Collateral” and “—Limited Right of Substitution.”

Mortgage collateral sellers will typically make certain representations and warranties regarding the characteristics of the mortgage collateral that they sell.  However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties.  In addition, Residential Funding Company, LLC and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties.  Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Company, LLC described above.  If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

Repurchases of Mortgage Collateral

If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or Residential Funding Company, LLC as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement.  Likewise, as described under “Description of the Certificates—Review of Mortgage Loan or Contract Documents,” if the designated seller or Residential Funding Company, LLC cannot cure certain documentary defects with respect to a mortgage loan or contract, the designated seller or Residential Funding Company, LLC, as applicable, will be required to repurchase the item of mortgage collateral.  The purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any.  In certain limited cases, a substitution may be made in lieu of such repurchase obligation.  See “—Limited Right of Substitution” below.

Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date.  Neither Residential Funding Company, LLC nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or Residential Funding Company, LLC of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.  The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred.  The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.  These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer’s current servicing activities.  Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty.  However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.  In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller arising from any misrepresentation by the designated seller, Residential Funding Company, LLC or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan.  In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Company, LLC nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Company, LLC.  The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by Residential Funding Company, LLC in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a designated seller defaults on its obligation to do so, and no assurance can be given that the designated sellers will carry out those obligations with respect to mortgage loans.  This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer.  Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

Limited Right of Substitution

In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or Residential Funding Company, LLC, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below.  Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust.  With respect to a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

•
have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

•	have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

•
be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

•	comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders.  The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.  The prospectus supplement will indicate whether a Designated Seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued in series.  Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.  Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K.  The following summaries, together with additional summaries under “The Pooling and Servicing Agreement” below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement.  All references to a “pooling and servicing agreement” and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual
A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Principal or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “senior support class” until the class certificate balance of the support class is reduced to zero.

Targeted Principal or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under “Description of Credit Enhancement,” or by the subordination of one or more classes of certificates as described under “Subordination” or by any combination of the foregoing.

Form of Certificates

As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form.  If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates.  No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC.  No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC.  Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers.  The book-entry system is also used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form.  These laws may impair the ability to own or transfer book-entry certificates.

Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC.  Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations.  DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants.  Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

No beneficial owner of an interest in any book-entry  certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination.  Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates.  Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry  certificates may do so only through DTC, either directly if  the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants.  Under the procedures of DTC, transfers of the beneficial ownership of any book-entry  certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement.  The ability of a beneficial owner to pledge book-entry  certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date.  Credits or any transactions in those securities settled during this  processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day.  Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation.  All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants.  Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law.  The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System.  All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.  Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates.  Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor.  DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions.  None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Exchangeable Certificates

General

If specified in the accompanying prospectus supplement, one or more classes of certificates will be exchangeable certificates.  Any class of exchangeable certificates will be listed on the cover of the prospectus supplement relating to that series. At any time after the initial issuance of exchangeable certificates, the holders of such certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those certificates for proportionate interests in one or more other classes of exchangeable certificates.   The classes of certificates that are exchangeable for each other will be referred to in the related prospectus supplement as “related” to one another, and each related grouping of exchangeable certificates will be referred to as a “combination.”  Each combination of exchangeable certificates will be issued by the related exchangeable certificate trust fund and, in the aggregate, will represent a distinct combination of interests in such trust fund.  In some series, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchanges of certificates will be allowed only if the aggregate payments on the certificates received in the exchange will be made in the same amounts and at the same times as the aggregate payments that would have been made on the certificates being exchanged.

If one or more classes of certificates of a series will be exchangeable certificates, the related prospectus supplement will describe each class of exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement and tax, ERISA and legal investment considerations.  The related prospectus supplement will also separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates in a combination. For example, if applicable, separate decrement tables and yield tables will be included for each class of a combination of exchangeable certificates.

Exchanges

The following three conditions must be satisfied in order for a holder to exchange its exchangeable certificates for related exchangeable certificates:

•           immediately after the exchange, the aggregate certificate principal balance of the exchangeable certificates received in the exchange must equal the aggregate certificate principal balance of the exchanged certificates immediately prior to the exchange;

•           the aggregate annual amount of interest payable on the certificates received in the exchange must equal the aggregate annual amount of interest payable on the exchanged certificates; and

•           the class or classes of exchangeable certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Various combinations of exchangeable certificates may exist.  Some examples of combinations of exchangeable certificates that have different interest characteristics include:

•           A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the same index may be exchanged, together, for a single class of certificates with a fixed interest rate. In this case, the two classes of certificates with interest rates that vary with an index would be exchanged for a single class of certificates with a fixed interest rate. In addition, the aggregate certificate principal balance of the two classes of certificates would equal the certificate principal balance of the class of certificates with the fixed interest rate.

•           An interest only class of exchangeable certificates and a principal only class of exchangeable certificates may be exchanged, together, for a single class of certificates that is entitled to both principal and interest payments. The certificate principal balance of the new principal and interest class would be equal to the certificate principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate, if the interest only class had a fixed rate, that when applied to the certificate principal balance of this class, if the interest only class had a notional balance equal to the certificate principal balance of the principal only class, would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

•           Two classes of exchangeable certificates, each a principal and interest class with different fixed interest rates, may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a certificate principal balance equal to the aggregate certificate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the certificate principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

In some series, a holder may be permitted to exchange its exchangeable certificates for other certificates that have different principal payment characteristics. Examples of these types of combinations include:

•           A class of exchangeable certificates that is an accrual class that accretes interest for a specified period, with the accreted amount added to the certificate principal balance of that accrual class, and a class of exchangeable certificates that is an accretion-directed class that receives principal payments from these accretions, may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•           A class of exchangeable certificates that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made according to schedule, may be exchanged, together, for a single class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.
These examples of combinations of exchangeable certificates describe exchanging multiple classes of certificates for a single class of certificates. If specified in the accompanying prospectus supplement,  a single class of exchangeable certificates may be exchanged for two or more classes of certificates in the same types of combinations as these examples describe.

Certain factors may limit the ability of a holder of exchangeable certificates to make an exchange. For example, the holder must own the class or classes of certificates required to make the exchange in the necessary proportions at the time of the proposed exchange. If a holder does not own the required classes or does not own the required classes in the necessary proportions, the certificateholder may not be able to exchange its certificates. The holder wishing to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the required class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The procedures that must be followed in order for a certificateholder to exchange its exchangeable certificates for other exchangeable certificates will be set forth in the prospectus supplement for that series.  A certificateholder will be required to provide notice to the trustee a certain number of days prior to the proposed exchange date as specified in the related prospectus supplement. The notice must include the proposed exchange date and the outstanding principal or notional amount of the certificates to be exchanged and to be received. Upon receipt of this notice, the trustee will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the administrative fee.   A certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. If any exchangeable certificates are in book-entry form, those certificates will be subject to the rules, regulations and procedures of DTC applicable to book-entry securities.

Assignment of Mortgage Loans

At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread.  The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities.  Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System.  For mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or to the custodian, the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee.  In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as elected by the depositor, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor, which may include the following:

•
the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

•
an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS® System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

•
if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.  If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

Any mortgage for a mortgage loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage.  Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien.  Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable.  Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS® System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Assignment of the Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread.  Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.  The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage  rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral.  However, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Contracts.”

Review of Mortgage Loan or Contract Documents

The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold documents delivered to it by the depositor in trust for the benefit of the certificateholders.  Within 45 days after receipt thereof, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it.  If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify Residential Funding Company, LLC or the designated seller, if any, and the depositor.  If Residential Funding Company, LLC or the designated seller, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given, Residential Funding Company, LLC or designated seller, as applicable will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under “The Trust — Repurchases of Mortgage Collateral.”  The obligation of Residential Funding Company, LLC and designated seller to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document.  Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series.  The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread.  The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates.  The trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security.  Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

Spread

The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral, which will be an uncertificated interest in the mortgage collateral.  The payment of any Spread will be disclosed in the accompanying prospectus supplement.  This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral.  Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon.  The interest portion of a Realized Loss and any partial recovery of interest on an item of  mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	all payments on account of principal of the mortgage loans or contracts comprising a trust;

•
all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

•	Liquidation Proceeds;

•
all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

•
Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer’s or servicer’s normal servicing procedures;

•	any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

•
all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Company, LLC, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under “The Trusts—Representations with Respect to Mortgage Collateral” and “—Repurchases of Mortgage Collateral;”

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

•	any amounts required to be transferred from the Certificate Account to the Custodial Account.

In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account.  Both the Custodial Account and the Certificate Account must be either:

•
maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

•
an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•
in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

•	any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this section below.  The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

Not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date.  The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

•	the amount of any Advances made by the master servicer or the servicer as described in this prospectus under “—Advances;”

•
any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under “Description of Credit Enhancement” below;

•
any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under “Insurance Policies on Mortgage Loans or Contracts” below;

•	any distributions received on any mortgage securities included in the trust; and

•	any other amounts as described in the related pooling and servicing agreement.

The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date.  All income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation.  The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account.  Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected.  For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan.  The Buy-Down Funds will in no event be a part of the related trust.

If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account.  If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs.  Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement.  If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise.  In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date.  If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted.  The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series.  If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

Withdrawals from the Custodial Account

The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under “—Payments on Mortgage Collateral;”

•
to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

•
to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

•
to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and  servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

•
to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

•
to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

•
to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which  it or the depositor is indemnified under the pooling and servicing agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

•
to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in “The Pooling and Servicing Agreement—Termination; Retirement of Certificates.”

Distributions

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee.  The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register.  The final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders.  Distributions will be made to each certificateholder in accordance with that holder’s percentage interest in a particular class.

As a result of the provisions described below under “—Realization upon Defaulted Mortgage Loans or Contracts,” under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement.  Distributions of interest on each class of certificates will be made prior to distributions of principal thereon.  Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates.  The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates.  The applicable  prospectus supplement will describe the manner of interest accruals and payments.  In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month.  If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date.  The accompanying prospectus supplement will describe the method of calculating interest on the certificates.  In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement.  Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

On or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date.  Prior to the close of business on the determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

Date	Note	Description

July 1	(A)	Cut-off date.

July 2-31	(B)	Servicers or subservicers, as applicable, receive any partial Principal Prepayments.

July 16-August 15	(C)	The servicers or the subservicers, as applicable, receive any Principal Prepayments in full.

July 31	(D)	Record date.

July 2-August 1	(E)	The due dates for payments on a mortgage loan or contract.

August 18	(F)	Servicers or subservicers remit to the master servicer or servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.

August 23	(G)	Determination date.

August 25	(H)	Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month.  A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)
The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on July 1 after deducting principal payments due on or before that date or such other date as may be specified in the accompanying prospectus supplement.  Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

(B)
Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below.  Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)
Any Principal Prepayments in full that are received during the Prepayment Period will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below.  When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(D)	Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)	Scheduled principal and interest payments are due from mortgagors.

(F)
Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments.  Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G)
On the determination date, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on August 25 to the holders of each class of certificates.  The master servicer or servicer will be obligated to distribute those payments due during the related Due Period that have been received from subservicers or servicers prior to and including August 18, as well as all partial Principal Prepayments received on mortgage loans in July and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above.  Distributions to the holders of senior certificates, if any, on August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer  or the servicer under the circumstances described in “Subordination” and “—Advances.”

(H)	On August 25, the amounts determined on August 23 will be distributed to certificateholders.

If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under “—Servicing and Administration of Mortgage Collateral,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.  As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders.  Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses.  If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders.  Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding Company, LLC, a subservicer, the designated seller or a mortgage collateral seller.

Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under “—Servicing and Administration of Mortgage Collateral.” For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any.  The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis.  Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

The master servicer’s or servicer’s obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement.  If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

Prepayment Interest Shortfalls

When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made.  A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders.  Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full during the preceding Prepayment Period or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

Compensating Interest on any distribution date will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date.  Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date.  If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series.  See “Yield Considerations.”

Funding Account

A pooling and servicing agreement or other agreement may provide for the transfer of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. A Funding Account will be required to be maintained as an Eligible Account.  All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Certificateholders

On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement.  The information will include the following (as applicable):

•	the applicable record date, determination date and distribution date;

•	the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

•	the servicing fee payable to the master servicer and the subservicer;

•	the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

•	the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

•	updated pool composition information, including weighted average interest rate and weighted average remaining term;

•	the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

•
if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and  as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

•	the principal balances of the senior certificates as of the closing date;

•
in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

•
the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

•
based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

•	the amount of any losses on the mortgage loans during the reporting period;

•	information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

•	any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

•	any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

•	for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year.  The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement.  The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral.  For any series of certificates for which the trust includes mortgage securities, the master servicer’s or Certificate Administrator’s servicing and administration obligations will be described in the accompanying prospectus supplement.

Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement.  A subservicer may be an affiliate of the depositor.  Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer’s or the master servicer’s servicing obligations, including but not limited to, making Advances to the related certificateholders.  The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts.  The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby.  The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action.  For any series of certificates as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations will be under the terms of those mortgage securities.

In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure.  In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account.  These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan or contract, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications.  Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items.  Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account.  The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein.  The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under “—Payments on Mortgage Collateral.”

Special Servicing

The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of Residential Funding Company, LLC.  The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement.  The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent.  The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable.  Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates.  Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

•
instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

•
instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

•
become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of  the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer’s or servicer’s servicing guidelines.

In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of “Due-on-Sale” Clauses

When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee’s rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto.  A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements.  See “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts — ‘Due-on-Sale’ Clauses.”

If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions.  The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract.  An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption.  If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable.  Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation.  In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered.  Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters.  The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization upon Defaulted Mortgage Loans or Contracts

For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt.  In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust.  If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC.  To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty.  However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.   If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee.  Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust.  The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received.  Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract.  Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation.  In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency.  If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss.  However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates.  In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates.  However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates.  The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on.  Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs.  The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero.  Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received.  For a description of the Certificate Administrator’s, the master servicer’s or the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see “Description of Credit Enhancement” and “Insurance Policies on Mortgage Loans or Contracts.”

For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see “Certain Legal Aspects of Mortgage Loans and Contracts.”

The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

DESCRIPTION OF CREDIT ENHANCEMENT

General

Credit support for each series of certificates may be comprised of one or more of the following components.  Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

•	Defaulted Mortgage Losses;

•	Special Hazard Losses;

•	Bankruptcy Losses; and

•	Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest.  If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered.  To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

As described in this prospectus and in the accompanying prospectus supplement,

•	coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

•	coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

•	coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

•	coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

In addition, if stated in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under “Subordination,” or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing.  If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section.  As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.  Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy.  As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement,  if applicable The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.  To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered.  See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the accompanying prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

Letters of Credit

If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit.  The letter of credit may provide direct coverage with respect to the mortgage collateral.  The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement.  On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided.  The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.  Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement.  In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement.  In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price.  Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances,  passed through to the holders of then outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See “Description of the Certificates—Servicing and Administration of Mortgage Collateral—Special Servicing” above.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero.  Additional Realized Losses, if any, will be allocated to the senior certificates.  If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized Losses are allocated.  In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances.  If described in the accompanying prospectus supplement, some classes of senior certificates may be allocated Realized Losses before other classes of senior certificates.

The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates.  In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances.  The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the accompanying prospectus supplement.  Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount.  The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto.  If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change.  However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates.  In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund.  Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement—Reserve Funds” and in the accompanying prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement.  As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

Overcollateralization

If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date.  To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

Mortgage Pool Insurance Policies

Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer.  Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement.  As described under “—Maintenance of Credit Enhancement,” the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders.  The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph.  Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy.  Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid.  In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders.  If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.  Depending upon the nature of the event, a breach of a representation made by Residential Funding Company, LLC or a designated seller may also have occurred.  If the breach of that representation materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential Funding Company, LLC or a designated seller, as described under “The Trusts —Representations with Respect to Mortgage Collateral.”

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties.  The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.  See “Certain Legal Aspects of Mortgage Loans and Contracts.” Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.  In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source.  See “Description of the Certificates—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses.  As described under “Insurance Policies on Mortgage Loans or Contracts—Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses.  Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited.  See “—Special Hazard Insurance Policies” below.  As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.  Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses.  Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.  If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property.  Any amount paid as the cost of repair of the property will further reduce coverage by that amount.  Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property.  The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary.  Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided by means of a representation of the depositor or Residential Funding Company, LLC.

Mortgage Insurance Policies

If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current LTV ratios in excess of a percentage stated in the prospectus supplement.  Any insurance policy for the covered loans will be issued by a mortgage insurer.  The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan.  If stated in the accompanying prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

Bankruptcy Bonds

In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral,  at a Deficient Valuation.  Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.” Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement.  The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement.  In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.  Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement.  If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans.  A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust.  However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders.  These delays could adversely affect the yield to investors on the related certificates.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates.  Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust.  As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond.  If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy.  Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.  If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances.  In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement.  Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates.  The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained.  Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support.  Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.  Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series.  Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series.  Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy.  The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

In general, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Company, LLC will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered.  Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under “Description of Credit Enhancement.” However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards.  A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date.  In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated.  The mortgagor’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens.  In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current.  The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan’s amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan.  The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan.  The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan’s LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination.

Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•	amounts expended but not approved by the primary insurer;

•	claim payments previously made on the mortgage loan; and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that  the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.  If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located.  Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan.  The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans.  The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans.  The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy.  The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws.  These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of  some kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the related mortgagor’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.  See “Subordination” above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

Standard Hazard Insurance on Manufactured Homes

The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less.  Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies.  If a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

THE DEPOSITOR

The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC.  The depositor is a Delaware corporation incorporated in August 1995.  The depositor was organized for the purpose of acquiring “Alt-A” mortgage loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such mortgage loans and contracts.  The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets.  The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC

The certificates do not represent an interest in or an obligation of the depositor.  The depositor’s only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.

RESIDENTIAL FUNDING COMPANY, LLC

Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for each series of certificates, except in the case of a Designated Seller Transaction.

THE POOLING AND SERVICING AGREEMENT

As described in this prospectus under “Introduction” and “Description of the Certificates—General,” each series of certificates will be issued under a pooling and servicing agreement as described in that section.  The following summaries describe additional provisions common to each pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract.  Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement.  The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement.  The servicing fees may be fixed or variable.  In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest.  Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee.  Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement.  In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances.  In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

•
a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

•
with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

•	A review of the master servicer’s activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer’s supervision; and

•
To the best of such officer’s knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year.  In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer’s, the master servicer’s or the Certificate Administrator’s obligations and duties under the related pooling and servicing agreement.

Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment.  However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement.  The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders.  The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

Events of default under the pooling and servicing agreement for a series of certificates will include:

•
any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of  the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

•
any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

•
some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

Rights Upon Event of Default

So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements.  If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement.  If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement.  Pending appointment, the trustee is obligated to act in that capacity.  The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.  The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

•
to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

•
if an election to treat the related trust as a “real estate mortgage investment conduit,” or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

•	to amend any provision that is not material to holders of any class of related certificates.

The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.  Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of

•
the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

•	the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement.  If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term “callable” will be included in the title of the related certificates.  In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement.  Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust.  Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement.  The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement.  Early termination in this manner may adversely affect the yield to holders of some classes of the certificates.  If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable.  The Call Class will not be offered under the prospectus supplement.  Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted.  In the case of a call, the holders of the certificates will be paid a price equal to the Call Price.  To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price.  If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding.  In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC.  In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee.  Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent.  Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee.  The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years.  Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company’s affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc.  The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts.  Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.  The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies.  In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined.  The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under “Description of the Certificates—Servicing and Administration of Mortgage Collateral,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination.  See “The Trusts—The Mortgage Loans—Interest Only Loans.”

The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”

To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee.  See “Description of the Certificates — Assignment of Mortgage Loans” and “—Assignment of Contracts.”

The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under “Description of the Certificates – Distributions.”  Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement.  A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date.  An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans.  See “Maturity and Prepayment Considerations” below.  The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate.  See “The Trusts – Representations with Respect to Mortgage Collateral.”

In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of  interest.  In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral.  In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates.  In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received.  As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month’s interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest.  See “Description of the Certificates—Prepayment Interest Shortfalls.” Partial Principal Prepayments will be distributed on the distribution date in the month following receipt.  Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which such Prepayment Period ends.  See “Maturity and Prepayment Considerations.”

For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate.  In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates.  In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination.  Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment.  To the extent that the related mortgagor’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Trusts,” the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust.  The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under “Description of the Certificates—Funding Account,” and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in mortgagors’ housing needs;

•	job transfers;

•	unemployment;

•	mortgagors’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the mortgagor.

All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.  The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts.  The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period.  See “The Trusts—The Mortgage Loans—Interest Only Loans.”

To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts.  See “The Trusts—The Contracts.”

The accompanying prospectus supplement will specify whether the mortgage loans contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property.  The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption.  The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates.  See “Description of the Certificates — Servicing and Administration of Mortgage Collateral — Enforcement of ‘Due-on-Sale’ Clauses” and “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts” for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs.  The depositor anticipates including in mortgage collateral pools “limited documentation,” “stated documentation” and “no documentation” mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs.  Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment.  Some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity.  In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool.  As a result of  these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

While most manufactured housing contracts will contain “due-on-sale” provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above.  Such assumption would have the effect of extending the average life of the contract.

Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

•	not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

•	not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

•
be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans.  In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings.  There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”  In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series.  Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity.  See “Yield Considerations.”

Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust.  See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates.”  Any repurchase will shorten the weighted average lives of the related certificates.  Furthermore, as described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates,” a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable.  Any such termination will shorten the weighted average lives of the related certificates.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature.  Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located.  In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property.  In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby.  These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt.  A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender,  typically with a power of sale, until the time when the debt is repaid.  The trustee’s authority under a deed of trust and the mortgagee’s or grantee’s authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans.  Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building.  The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.  This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.  This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

The accompanying prospectus supplement will specify the geographic location of the collateral for Cooperative Loans.  In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York.  In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is  typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease.  If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings.  In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents  the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative.  The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender’s interest in its collateral.  In accordance with  the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code.  In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year.  If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial  sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt.  In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale.  In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders.  If the deed of trust or deed to secure debt  is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt.  It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure.  Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage usually is accomplished by judicial action.  In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.  Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series.  If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale.  However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents.  In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale.  In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment.  In some cases, a deficiency judgment may be pursued in lieu of foreclosure.  Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates.  See “Description of Credit Enhancement.”

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real  estate mortgage usually follows an ordinary “civil action” filed in the Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality  where the mortgagor resides, if known.  If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property.  The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale.  This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease.  This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.  In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type.  Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price.  In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  In some states, the right to redeem is an equitable right.  The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt.  In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed.  Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment.  For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition.  Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified.  These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or “crammed down,” in connection with a bankruptcy petition filed by the mortgagor.  However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be “crammed down” in the bankruptcy court and discharged.  As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property.  Any such reduction would be treated as a Bankruptcy Loss.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust.  This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.  In particular, an originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors’ rescinding the mortgage loans either against either the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels.  The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act.  Purchasers or assignees of a mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act.  Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law.  The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Except in the case of a Designated Seller Transaction, Residential Funding will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination.  Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied.  However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Upon foreclosure, courts have imposed general equitable principles.  These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects.  However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions.  These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII.  Title VIII provides that, regardless of any state law to the contrary:

•
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Some states have taken this action.

The Contracts

General

A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan.  Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC.  Those financing statements are effective for five years and must be renewed prior to the end of each five year period.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state.  In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered.  If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  The accompanying prospectus supplement will specify whether substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site.  So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor.  In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws.  If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Company, LLC or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders.  See “Description of the Certificates — Assignment of the Contracts.”  If a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party.  Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected.  While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest.  The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract.  However, the liens could arise at any time during the term of a contract.  No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian.  In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in the contracts could be defeated.  To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans.  See “—The Mortgage Loans” above.

Enforcement of Security Interests in Manufactured Homes

The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts.  So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a manufactured housing contract generally must give the debtor a number of days’ notice prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor’s contract.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment.  For a discussion of deficiency judgments, see “—The Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Consumer Protection Laws

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance.  These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes.  These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability may affect an assignee’s ability to enforce the related contract.  In particular, the originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding contracts against either the originators or assignees.  In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions as discussed under “—The Mortgage Loans—Homeownership Act and Similar State Laws.”

“Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to.  The depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes.  In some states the depositor or the master servicer may be prohibited from enforcing “due-on-sale” clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  For a discussion of Title V, see “—The Mortgage Loans — Applicability of Usury Laws” above.  Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property.  The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.  These cleanup costs may be substantial.  It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates.  Moreover, some federal statutes and some states by statute impose an Environmental Lien.  All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens.  In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.  The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants.  However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property.  A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

At the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower’s mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration and  assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act.  For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral.  Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract that goes into default, there may be delays in payment and losses on the related certificates in connection therewith.  Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.  Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.  The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.  The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges.  The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules.  The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003.  The OTS’s action does not affect Parity Act loans originated before July 1, 2003.  It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.  The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder.  This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances,, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.  Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code.  The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.  If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement.  For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by and owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates.  Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations.  The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.  An opinion of counsel is not binding on the Internal Revenue Service or the courts,  and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return.  This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities.  Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  See “State and Other Tax Consequences.”

Opinions

Upon the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has  been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.  For example, the discussion under “REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has “excess inclusion income;” however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

In addition, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates.  See “—State and Local Tax Consequences.”

REMICs

Classification of REMICs

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued.  Any relief, moreover, may be accompanied by sanctions,  including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying  the certificates would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year.  Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code.  In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC.  The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections.  In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections.  If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations.  If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated.  The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.  Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income.  In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount.  Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.  The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate.  The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement.  However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.  The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date.  Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed-rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates.  If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which  the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments.  Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest.  In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate.  However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life.  For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.  Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate.  The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period.  In general, each “accrual period,” that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate.  For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption.  The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price.  The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method.  In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate.  However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate.  The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price.  In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.  In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method.  If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter.  Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires.  See “—Premium” below.  Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of  the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “— Original Issue Discount.”  This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•
in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium.  The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate.  If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.  Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction.  The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally.  See “—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.  It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral.  However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable.  As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period.  Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention.  The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day.  Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate.  These daily portions generally will equal the amounts of taxable income or net loss determined as described above.  The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate.  The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes.  On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life.  The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion.  One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer.  Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.  Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below.  The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC.  For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates.  The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis.  See “— Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.  Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral.  Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered hereby, described therein will not apply.

If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—Prohibited Transactions and Other Possible REMIC Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code.  See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate.  The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate.  Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital.  Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust.  However,  their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders.  To the extent the REMIC residual certificateholders’ initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after  distributions or, together with their initial bases, are less than the amount of  the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.  The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter.  The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold.  If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date.  The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate.  The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded.  The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations.  Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules.  See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.  Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.  In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income.  Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts.  Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)
the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

(2)	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents.  This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)
requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

(2)	providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

(3)
granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations.  A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization.  For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.  The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale.  In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held.  See “—Taxation of Owners of REMIC Regular Certificates— Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code.  In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders’ adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property.  Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in any case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s, the Certificate Administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations.  Any tax not borne by the master servicer, the Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.  The master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the master servicer or the Certificate Administrator, as applicable,  will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification.  REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return.  No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring certain information to be reported to the IRS.  Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.  Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered.  For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence.  It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates.  If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes.  However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Taxation of Classes of Exchangeable Certificates

General

The arrangement pursuant to which the classes of exchangeable certificates are created, sold and administered (referred to herein as the exchangeable certificate trust fund) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of certificates that have been exchanged for exchangeable certificates will be the assets of the exchangeable certificate trust fund, and the exchangeble certificates will represent beneficial ownership of these interests in the classes of certificates.

Tax Status

Exchangeable certificates will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on the exchangeable certificates will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the certificates that have been exchanged or income thereon would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below).  Exchangeable certificates will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the certificates, the interest in which is represented by such exchangeable certificates would be qualifying if held directly.

Tax Accounting for Exchangeable Certificates

An exchangeable certificate represents beneficial ownership of an interest in one or more classes of certificates on deposit in an exchangeable certificate trust fund, as specified in the applicable prospectus supplement.  If it represents an interest in more than one class of certificates, a purchaser must allocate its basis in the exchangeable certificate among the interests in the classes of certificates in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such an exchangeable certificate, the holder must allocate the amount received on the sale among the interests in the classes of certificates in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable certificate must account separately for each interest in a class of certificates (there may be only one such interest). Where the interest represents a pro rata portion of a class of certificates that are REMIC regular certificates, the holder of the exchangeable certificate should account for such interest as described under "REMICs— Taxation of Owners of REMIC Regular Certificates" above.  Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of certificates (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of certificates. The master servicer or the Certificate Administrator, as applicable, intends to treat each Strip as a single debt instrument for purposes of information reporting.  The IRS, however, could take a different position.  For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of certificates to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder.  An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable certificate should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of certificates.  Further, if the related class of certificates is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of certificates.  An investor is encouraged to consult its tax advisor regarding these matters.  For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods).  The master servicer or the Certificate Administrator, as applicable,  intends to report by offsetting negative OID accruals only against future positive accruals of OID.  Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the mortgage loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption).  Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.  The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received.  Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year).  Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the certificates are REMIC regular certificates to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single exchangeable certificate, an "Exchanged Certificate", for several exchangeable certificates, each, a "Received Certificate," and then sells one of the Received Certificates, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code.  The holder must allocate its basis in the Exchanged Certificate between the portion of such Exchanged Certificate underlying the Received Certificate that was sold and the portion of the Exchanged Certificate underlying the Received Certificates that were retained, in proportion to their relative fair market values as of the date of such sale.  The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable certificates that may be exchanged for a single exchangeable certificate that is identical to a class of certificates that is on deposit in the related exchangeable certificate trust fund should be treated as owning the relevant class of certificates.

Exchanges of Exchangeable Certificates

An exchange of an interest in one or more exchangeable certificates for an interest in one or more other related exchangeable certificates that are part of the same combination, or vice versa, will not be a taxable exchange.  After the exchange, the holder is treated as continuing to own the interests in the exchangeable certificates that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable certificate is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates.  Such manner of taxation is discussed under the heading "REMICs— Foreign Investors in REMIC Certificates."

Backup Withholding

A holder of an exchangeable certificate is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs— Backup Withholding With Respect to REMIC Certificates."

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable certificates that are not excepted from the reporting requirements.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investment be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available.  Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan.  The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest,” such as a certificate, in that entity.

Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as  a trust, in which an ERISA plan makes an equity investment.  Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations.  For purposes of this section, the terms “ERISA plan assets” and “assets of an ERISA plan” have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity.  If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan  could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available.  Certificates acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates.  Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan.  If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan.  In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the “RFC exemption,” to Residential Funding Company, LLC and a number of its affiliates.  The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another “issuer” and the purchase, sale and holding of pass-through certificates or other “securities” issued by a trust or other issuer as to which:

•
the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

•	the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied.  For purposes of this section, the term “underwriter” includes:

•	the depositor and a number of its affiliates;

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

•	any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

•	any entity which has received from the DOL an exemption, called an asset-backed exemption, relating to securities which is substantially similar to the RFC exemption.

The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

•
The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

•
The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights.  There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above.  Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements.  The RFC exemption also requires that each trust meet the following requirements:

o	the trust must consist solely of assets of the type that have been included in other investment pools;

o
securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

o
securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

•
The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

•
Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

•
At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

•
If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

•	The RFC exemption will not apply to any of the certificates if:

o
any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

o	any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

•
The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

•
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing agreement or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

•
The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

•
For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

•
If a particular class of securities held by an ERISA plan involves a “ratings dependent swap” or a “non-ratings dependent swap” (collectively, a “swap” or “swap agreement”) entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an “eligible swap,” (b) with an “eligible counterparty,” (c) meet certain additional conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permit the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.  Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) be an “in-house asset manager” under PTCE 96-23 or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.  With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

The RFC exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

An ERISA Plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan.  For purposes of the certificates, an “excluded ERISA plan” is an ERISA plan sponsored by any member of the restricted group.

If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

•
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

•	a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

•	an affiliate of that person;

provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

•	the holding of certificates by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of  Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.  The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of certificates.

The issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures (“Sharia Mortgage Loans”). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute “securities” for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith.  In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or Cooperative Loans, or some types of private securities, or which contain a swap.  In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a “qualified professional asset manager”; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an “in-house asset manager” (each, an “Investor-Based Exemption”).  In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the “Service Provider Exemption”).  The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption.  The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Servicer Provider Exemption for the certificates offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other ERISA plan asset investor’s investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

•	is permissible under applicable law;

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

•	it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

•
it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

•	(1)
such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code.  All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax.  See “Material Federal Income Tax Consequences— Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”  In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

Consultation With Counsel

There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust.  Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied.  Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a “security” for purposes of the RFC exemption.  In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

LEGAL INVESTMENT MATTERS

Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency.  If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.  Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein.  Certain States enacted legislation which overrides the preemption provisions of SMMEA.  SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative  products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period.  TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities.  The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the certificates, including in particular the classes of certificates that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors’ assets.  The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes.  The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933, as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors.  Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates.  Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions.  In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors.  There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York, or Mayer, Brown, Rowe & Maw LLP, New York, New York, as specified in the prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement, file number 333-140610, with the Securities and Exchange Commission, or Commission.  The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the depositor to “incorporate by reference” the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information.  Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

GLOSSARY

1998 Policy Statement— The revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

Additional Collateral—With respect to an Additional Collateral Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

Additional Collateral Loans—A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

Additional Collateral Requirement—The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

Advance—As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae.  Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities.  The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States.  None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.  Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

Bankruptcy Losses—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Buy-Down Account—As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

Buy-Down Funds—As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

Buy-Down Mortgage Loan—A mortgage loan subject to a temporary buy-down plan.

Buy-Down Period—The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

Call Certificate—Any certificate evidencing an interest in a Call Class.

Call Class—A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Certificate Account—An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

Certificate Administrator—In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust.  The Certificate Administrator may be an affiliate of the depositor or the master servicer.

Compensating Interest—As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

Convertible Mortgage Loan—ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note for a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly.  Any such account or accounts shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Losses—A Realized Loss attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation—In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Designated Seller Transaction—A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

Direct Puerto Rico Mortgage—For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

Disqualified Organization—For these purposes means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac),

•
any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

•	an “electing large partnership” (as described in Section 775 of the Internal Revenue Code), or

•
any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Distribution Amount—As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

•
any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

Eligible Account—An account acceptable to the applicable rating agency.

Endorsable Puerto Rico Mortgage—As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

Expanded Criteria Program—Residential Funding Company, LLC’s mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Company, LLC’s other mortgage loan purchase programs.

Expanded Criteria Program Seller—A mortgage collateral seller that participates in the Expanded Criteria Program.

Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

Fraud Losses—A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

Funding Account—An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

GPM Loan— A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

Gross Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

Insurance Proceeds—Proceeds of any special hazard  insurance policy, bankruptcy bond, mortgage pool insurance policy, primary  insurance policy and any title, hazard or other insurance policy or  guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

Interest Only Loans—Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

Issue Premium—As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

Liquidated Contract—A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidated Mortgage Loan—A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Net Mortgage Rate—As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

OID – Original issue discount, as determined in accordance with the Internal Revenue Code.

Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Permitted Investments—United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

Pledged Asset Mortgage Loans—Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

Pledged Assets—As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

Prepayment Interest Shortfall—With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

Prepayment Period—With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

Principal Prepayments—Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss—As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan.  For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.  For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

REMIC – A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions – Sections 860A through 860G of the Internal Revenue Code.

REO Contract—A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

Servicing Advances—Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.  The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss.  Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

Special Servicer—A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

Spread—A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

Stated Principal Balance—As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

Subordinate Amount—A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

Subsequent Recoveries – Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account—An account established and maintained by a subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tiered REMICs – Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

                                                              $4,876,946

                                            Mortgage Asset-Backed Pass-Through Certificates

                                                           Series 2006-QS18

                                                         Prospectus Supplement

                                                          UBS Investment Bank

                                                              Underwriter

You should rely only on the information  contained or incorporated  by reference in this prospectus  supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the  certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus  supplement and prospectus  when acting as underwriters  of the  certificates  offered hereby and with  respect to their unsold  allotments  or  subscriptions.  In addition,  all dealers  selling the offered  certificates, whether or not  participating  in this  offering,  may be required to deliver a prospectus  supplement  and  prospectus for ninety days following the date of this  prospectus  supplement.  Such  delivery  obligation  generally  may be satisfied  through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.